Exhibit 99.1

ITEM 6.  SELECTED FINANCIAL DATA

The selected historical financial data set forth below presents our historical financial data and the historical financial data of our predecessor Huntsman Holdings, LLC as of and for the dates and periods indicated. You should read the selected financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our consolidated financial statements and accompanying notes included elsewhere in this report.

Huntsman Corporation

(in millions of dollars, except per share amounts)

	Year ended December 31,
	2008	2007	2006	2005	2004
Statements of Operations Data:
Revenues	$10,215	$9,651	$8,731	$8,446	$7,632
Gross profit	1,264	1,540	1,422	1,413	1,123
Restructuring, impairment and plant closing costs	36	42	15	107	274
Operating income	165	537	645	554	228
Income (loss) from continuing operations(a)	479	43	310	(129)	(335)
Income (loss) from discontinued operations, net of tax(b)	117	(217)	(133)	124	114
Extraordinary gain (loss) on the acquisition of a business, net of tax of nil(c)	14	(7)	56	—	—
Cumulative effect of changes in accounting principle, net of tax(d)	—	—	—	(28)	—
Net income (loss)	610	(181)	233	(33)	(221)
Net income (loss) attributable to Huntsman Corporation	609	(172)	230	(35)	(228)

Basic income (loss) per common share(e):
Income (loss) from continuing operations attributable to Huntsman Corporation common stockholders	$2.06	$0.23	$1.39	$(0.79)	$(1.95)
Income (loss) from discontinued operations attributable to Huntsman Corporation common stockholders, net of tax	0.50	(0.98)	(0.60)	0.57	0.52
Extraordinary gain (loss) on the acquisition of a business attributable to Huntsman Corporation common stockholders	0.06	(0.03)	0.25	—	—
Cumulative effect of changes in accounting principle attributable to Huntsman Corporation common stockholders, net of tax(d)	—	—	—	(0.13)	—
Net income (loss) attributable to Huntsman Corporation common stockholders	$2.62	$(0.78)	$1.04	$(0.35)	$(1.43)

Diluted income (loss) per common share(e):
Income (loss) from continuing operations attributable to Huntsman Corporation common stockholders	$2.04	$0.22	$1.32	$(0.79)	$(1.95)
Income (loss) from discontinued operations attributable to Huntsman Corporation common stockholders, net of tax	0.50	(0.93)	(0.57)	0.57	0.52
Extraordinary gain (loss) on the acquisition of a business attributable to Huntsman Corporation common stockholders	0.06	(0.03)	0.24	—	—
Cumulative effect of changes in accounting principle attributable to Huntsman Corporation common stockholders, net of tax(d)	—	—	—	(0.13)	—
Net income (loss) attributable to Huntsman Corporation common stockholders	$2.60	$(0.74)	$0.99	$(0.35)	$(1.43)

	Year ended December 31,
	2008	2007	2006	2005	2004
Other Data:
Depreciation and amortization	$398	$413	$465	$501	$537
Capital expenditures	418	665	550	339	227
Dividends per share	0.40	0.40	—	—	—

Balance Sheet Data (at period end):
Total assets	$8,058	$8,166	$8,445	$8,871	$9,424
Total debt	3,882	3,569	3,645	4,458	6,300
Total liabilities	6,426	6,313	6,679	7,330	9,065

(a)                                  Included in income from continuing operations for the years ended December 31, 2008 and 2007 were income (expenses) associated with the Merger of $780 million and ($210) million, respectively. For more information, see “Note 21. Income (Expenses) Associated with the Merger” to our consolidated financial statements included elsewhere in this report.

(b)                                 Income (loss) from discontinued operations represents the operating results, partial fire insurance settlement gains and loss on disposal of our former U.S. base chemicals business, our former North American polymers business, our former European base chemicals and polymers business and our former TDI business. The U.S. base chemicals business was sold on November 5, 2007, the North American polymers business was sold on August 1, 2007, the European base chemicals and polymers business was sold on December 29, 2006 and the TDI business was sold on July 6, 2005. For more information, see “Note 3. Discontinued Operations” and “Note 24. Casualty Losses and Insurance Recoveries” to our consolidated financial statements included elsewhere in this report.

(c)                                  The extraordinary gain (loss) on the acquisition of a business relates to the June 30, 2006 acquisition of our textile effects business. For more information, see “Note 4. Business Dispositions and Combinations—Textile Effects Acquisition” to our consolidated financial statements included elsewhere in this report.

(d)                                 During the fourth quarter of 2005, we adopted Financial Accounting Standards Board (“FASB”) Interpretation No. (“FIN”) 47, Accounting for Conditional Asset Retirement Obligations, and recorded a charge for the cumulative effect of accounting change, net of tax, of $32 million. Also, in 2005, we accelerated the date for actuarial measurement of our pension and postretirement benefit obligations from December 31 to November 30. The effect of the change in measurement date resulted in a cumulative effect of accounting change credit, net of tax, of $4 million.

(e)                                  All per share information has been restated to give effect to the shares issued in connection with the Reorganization Transaction and our initial public offering of common stock on February 16, 2005 and the shares issued in connection with the exchange of certain warrants (the “HMP Warrants”) on March 14, 2005.

ITEM 7.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

We are a global manufacturer of differentiated organic chemical products and of inorganic chemical products. Our products comprise a broad range of chemicals and formulations, which we market globally to a diversified group of consumer and industrial customers. Our products are used in a wide range of applications, including those in the adhesives, aerospace, automotive, construction products, durable and non-durable consumer products, electronics, medical, packaging, paints and coatings, power generation, refining, synthetic fiber, textile chemicals and dye industries. We are a leading global producer in many of our key product lines, including MDI, amines, surfactants, epoxy-based polymer formulations, textile chemicals, dyes, maleic anhydride and titanium dioxide. Our administrative, research and development and manufacturing operations are primarily conducted at facilities located in 25 countries. We employed approximately 12,600 associates worldwide at December 31, 2008.

We operate in five segments: Polyurethanes, Advanced Materials, Textile Effects, Performance Products and Pigments. Our Polyurethanes, Advanced Materials, Textile Effects and Performance Products segments produce differentiated organic chemical products and our Pigments segment produces inorganic chemical products. In a series of transactions completed in 2006 and 2007, we sold substantially all of our Polymers and Base Chemicals operations. We report the results from these discontinued operations in our Polymers and Base Chemicals segments. For more information, see “Note 3. Discontinued Operations” to our consolidated financial statements included elsewhere in this report.

Growth in our Polyurethanes, Advanced Materials and Textile Effects segments has been driven by the continued substitution of our products for other materials across a broad range of applications, as well as by the level of global economic activity. Historically, demand for many of these products has grown at rates in excess of GDP growth. In Polyurethanes, this growth, particularly in Asia, has in recent years resulted in improved demand and higher industry capacity utilization rates for many of our key products, including MDI. However, new capacity combined with slower global demand has reduced capacity utilization in 2008.

In our Performance Products segment, demand for our performance specialties has generally continued to grow at rates in excess of GDP as overall demand is significantly influenced by new product and application development. Demand for most of our performance intermediates has grown in line with GDP growth. Over time, demand for maleic anhydride has generally grown at rates that slightly exceed GDP growth. However, given its dependence on the UPR market, which is heavily influenced by construction end markets, maleic anhydride demand can be cyclical.

Historically, demand for titanium dioxide pigments has grown at rates approximately equal to global GDP growth. Pigment prices have historically reflected industry-wide operating rates but have typically lagged behind movements in these rates by up to twelve months due to the effects of product stocking and destocking by customers and producers, contract arrangements and seasonality. The industry experiences some seasonality in its sales because sales of paints, the largest end use for titanium dioxide, generally peak during the spring and summer months in the northern hemisphere. This results in greater sales volumes in the second and third quarters of the year.

We are currently operating in a difficult worldwide economic environment in all of our businesses. As we enter 2009, chemical industry conditions remain challenging as a result of the global economic and financial turmoil. During the fourth quarter of 2008, we experienced significant declines in selling prices and sales volumes for many of our products, and we expect these difficult economic conditions to continue in the short-term. As a result of the recent decline in selling prices, we recognized a charge of $34 million in the fourth quarter of 2008 to write our inventory down to the lower of cost or market values.

RECENT DEVELOPMENTS

2009 COST REDUCTION INITIATIVES

On January 22, 2009, we announced a company-wide initiative to reduce costs across all of our divisions and functions. Including steps taken during the fourth quarter of 2008, we expect to reduce our full-time employees by approximately 1,250 positions, or 10%, by year-end 2009. The number of full-time contractors working in our businesses are expected to be reduced by an additional 490 positions. Together, we expect these reductions to result in operating cost savings of approximately $150 million.

As part of this initiative, the Board of Directors approved and we announced plans on January 22, 2009 to close our titanium dioxide plant located in Grimsby, U.K. The Grimsby plant is our Pigment segment’s oldest and least efficient manufacturing plant and has an annual production capacity of 40,000 tons of titanium dioxide. Pigment production at the plant, which had a net book value of approximately $32 million at December 31, 2008, is expected to cease during the first quarter of 2009. Approximately 200 full-time employees and contractors work at the site. Annual operating cost savings resulting from the plant’s closure is expected to be approximately $28 million.

TERMINATION OF MERGER AGREEMENT AND SETTLEMENT OF RELATED LITIGATION

For information with respect to the termination of the Merger Agreement and the settlement of related litigation, see “Item 1. Business—Termination of Merger Agreement and Settlement of Related Litigation.”

SALE OF NOTES IN CONNECTION WITH SETTLEMENT AGREEMENT

For information with respect to our sale of $250 million of Convertible Notes, see “Item 1. Business—Recent Developments—Sale of Notes in Connection with Settlement Agreement.”

VOTING AND STANDSTILL AGREEMENT

For information with respect to the Voting and Standstill Agreement, see “Item 1. Business—Recent Developments—Voting and Standstill Agreement.”

TEXAS BANK LITIGATION

For information with respect to the Texas Bank Litigation, see “Item 1. Business—Recent Developments—Texas Bank Litigation.”

RESULTS OF OPERATIONS

For each of our Company and Huntsman International, the following tables set forth the condensed consolidated results of operations for the years ended December 31, 2008, 2007 and 2006 (dollars in millions):

Huntsman Corporation

	Year Ended December 31,			Percent Change
	2008	2007	2006	2008 vs 2007	2007 vs 2006
Revenues	$10,215	$9,651	$8,731	6%	11%
Cost of goods sold	8,951	8,111	7,309	10%	11%
Gross profit	1,264	1,540	1,422	(18)%	8%
Operating expense	1,063	961	762	11%	26%
Restructuring, impairment and plant closing costs	36	42	15	(14)%	180%
Operating income	165	537	645	(69)%	(17)%
Interest expense, net	(263)	(286)	(351)	(8)%	(19)%
Loss on accounts receivable securitization program	(27)	(21)	(13)	29%	62%
Equity in income of investment in unconsolidated affiliates	14	13	4	8%	225%
Loss on early extinguishment of debt	(1)	(2)	(27)	(50)%	(93)%
Income (expenses) associated with the Merger	780	(210)	—	NM	NM
Other income	1	—	2	NM	NM
Income from continuing operations before income taxes	669	31	260	NM	(88)%
Income tax (expense) benefit	(190)	12	50	NM	(76)%
Income from continuing operations	479	43	310	NM	(86)%
Income (loss) from discontinued operations (including gain (loss) on disposal of $11 in 2008, ($340) in 2007 and ($302) in 2006), net of tax	117	(217)	(133)	NM	63%
Extraordinary gain (loss) on the acquisition of a business, net tax of nil	14	(7)	56	NM	NM
Net income (loss)	610	(181)	233	NM	NM
Less net (income) loss attributable to noncontrolling interests	(1)	9	(3)	NM	NM
Net income (loss) attributable to Huntsman Corporation	609	(172)	230	NM	NM
Interest expense, net	263	286	351	(8)%	(19)%
Income tax expense (benefit) from continuing operations	190	(12)	(50)	NM	(76)%
Income tax expense (benefit) from discontinued operations	69	(140)	35	NM	NM
Depreciation and amortization	398	413	465	(4)%	(11)%
EBITDA(1)	$1,529	$375	$1,031	308%	(64)%
Net cash provided by (used in) operating activities	$767	$(52)	$892	NM	NM
Net cash (used in) provided by investing activities	(489)	200	174	NM	15%
Net cash provided by (used in) financing activities	230	(269)	(961)	NM	(72)%

Huntsman International

	Year Ended December 31,			Percent Change
	2008	2007	2006	2008 vs 2007	2007 vs 2006
Revenues	$10,215	$9,651	$8,731	6%	11%
Cost of goods sold	8,934	8,095	7,292	10%	11%
Gross profit	1,281	1,556	1,439	(18)%	8%
Operating expense	1,062	961	762	11%	26%
Restructuring, impairment and plant closing costs	36	42	15	(14)%	180%
Operating income	183	553	662	(67)%	(16)%
Interest expense, net	(264)	(287)	(355)	(8)%	(19)%
Loss on accounts receivable securitization program	(27)	(21)	(13)	29%	62%
Equity in income of investment in unconsolidated affiliates	14	13	4	8%	225%
Loss on early extinguishment of debt	(1)	(3)	(39)	(67)%	(92)%
Other income	1	—	2	NM	NM
(Loss) income from continuing operations before income taxes	(94)	255	261	NM	(2)%
Income tax benefit (expense)	2	(41)	31	NM	NM
(Loss) income from continuing operations	(92)	214	292	NM	(27)%
Income (loss) from discontinued operations (including gain (loss) on disposal of $11 in 2008, ($351) in 2007 and ($280) in 2006), net of tax	117	(228)	(111)	NM	105%
Extraordinary gain (loss) on the acquisition of a business, net of tax of nil	14	(7)	56	NM	NM
Net income (loss)	39	(21)	237	NM	NM
Less net (income) loss attributable to noncontrolling interests	(1)	9	(3)	NM	NM
Net income (loss) attributable to Huntsman International LLC	38	(12)	234	NM	NM
Interest expense, net	264	287	355	(8)%	(19)%
Income tax (benefit) expense from continuing operations	(2)	41	(31)	NM	NM
Income tax expense (benefit) from discontinued operations	69	(140)	35	NM	NM
Depreciation and amortization	374	391	439	(4)%	(11)%
EBITDA(1)	$743	$567	$1,032	31%	(45)%
Net cash provided by operating activities	$39	$57	$883	(32)%	(94)%
Net cash (used in) provided by investing activities	(314)	8	159	NM	(95)%
Net cash provided by (used in) financing activities	213	(169)	(944)	NM	(82)%

For each of our Company and Huntsman International, the following tables set forth certain items of (expense) income included in EBITDA (dollars in millions):

Huntsman Corporation

	Year ended December 31,
	2008	2007	2006
Foreign exchange (losses) gains—unallocated	$(31)	$(12)	$10
Loss on early extinguishment of debt	(1)	(2)	(27)
Loss on accounts receivable securitization program	(27)	(21)	(13)
Legal and contract settlement expense, net	—	(6)	—
Amounts included in discontinued operations	186	(324)	5
Gain on sale of businesses/assets, net	1	73	92
Recovery of property losses	—	—	9
Income (expenses) associated with the Merger	780	(210)	—
Extraordinary gain (loss) on the acquisition of a business	14	(7)	56

Restructuring, impairment and plant closing (costs) credits:
Polyurethanes	—	—	3
Advanced Materials	(1)	(1)	(4)
Textile Effects	(24)	(24)	—
Performance Products	(1)	(1)	(2)
Pigments	(4)	(3)	(4)
Corporate and Other	(6)	(13)	(8)
Total restructuring, impairment and plant closing costs	(36)	(42)	(15)
Total	$886	$(551)	$117

Huntsman International

	Year ended December 31,
	2008	2007	2006
Foreign exchange (losses) gains—unallocated	$(31)	$(12)	$10
Loss on early extinguishment of debt	(1)	(3)	(39)
Loss on accounts receivable securitization program	(27)	(21)	(13)
Legal and contract settlement expense, net	—	(6)	—
Amounts included in discontinued operations	186	(335)	27
Gain on sale of businesses/assets, net	1	73	92
Recovery of property losses	—	—	9
Extraordinary gain (loss) on the acquisition of a business	14	(7)	56

Restructuring, impairment and plant closing (costs) credits:
Polyurethanes	—	—	3
Advanced Materials	(1)	(1)	(4)
Textile Effects	(24)	(24)	—
Performance Products	(1)	(1)	(2)
Pigments	(4)	(3)	(4)
Corporate and Other	(6)	(13)	(8)
Total restructuring, impairment and plant closing costs	(36)	(42)	(15)
Total	$106	$(353)	$127

NM—Not meaningful

(1)          EBITDA is defined as net income (loss) attributable to Huntsman Corporation or Huntsman International LLC, as appropriate, before interest, income taxes, depreciation and amortization. We believe that EBITDA enhances an investor’s understanding of our financial performance and our ability to satisfy principal and interest obligations with respect to our indebtedness. However, EBITDA should not be considered in isolation or viewed as a substitute for net income attributable to Huntsman Corporation or Huntsman International LLC, as appropriate, cash flow from operations or other measures of performance as defined by generally accepted accounting principles in the U.S. (“GAAP”). Moreover, EBITDA as used herein is not necessarily comparable to other similarly titled measures of other companies due to potential inconsistencies in the method of calculation. Our management uses EBITDA to assess financial performance and debt service capabilities. In assessing financial performance, our management reviews EBITDA as a general indicator of economic performance compared to prior periods. Because EBITDA excludes interest, income taxes, depreciation and amortization, EBITDA provides an indicator of general economic performance that is not affected by debt restructurings, fluctuations in interest rates or effective tax rates, or levels of depreciation and amortization. Accordingly, our management believes this type of measurement is useful for comparing general operating performance from period to period and making certain related management decisions. EBITDA is also used by securities analysts, lenders and others in their evaluation of different companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be highly dependent on a company’s capital structure, debt levels and credit ratings. Therefore, the impact of interest expense on earnings can vary significantly among companies. In addition, the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the various jurisdictions in which they operate. As a result, effective tax rates and tax expense can vary considerably among companies. Finally, companies employ productive assets of different ages and utilize different methods of acquiring and depreciating such assets. This can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies. Our management also believes that our investors use EBITDA as a measure of our ability to service indebtedness as well as to fund capital expenditures and working capital requirements. Nevertheless, our management recognizes that there are material limitations associated with the use of EBITDA in the evaluation of our Company as compared to net income attributable to Huntsman Corporation or Huntsman International LLC, as appropriate, which reflects overall financial performance, including the effects of interest, income taxes, depreciation and amortization. EBITDA excludes interest expense. Because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and ability to generate revenue. Therefore, any measure that excludes interest expense has material limitations. EBITDA also excludes taxes. Because the payment of taxes is a necessary element of our operations, any measure that excludes tax expense has material limitations. Finally, EBITDA excludes depreciation and amortization expense. Because we use capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue. Therefore, any measure that excludes depreciation and amortization expense has material limitations. Our management compensates for the limitations of using EBITDA by using it to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Our management also uses other metrics to evaluate capital structure, tax planning and capital investment decisions. For example, our management uses credit ratings and net debt ratios to evaluate capital structure, effective tax rate by jurisdiction to evaluate tax planning, and payback period and internal rate of return to evaluate capital investments. Our management also uses trade working capital to evaluate its investment in accounts receivable and inventory, net of accounts payable.

We believe that net income (loss) attributable to Huntsman Corporation or Huntsman International LLC, as appropriate, is the performance measure calculated and presented in accordance with GAAP that is most directly comparable to EBITDA and that cash provided by operating activities is the liquidity measure calculated and presented in accordance with GAAP that is most directly comparable to EBITDA. For each of our Company and Huntsman International, the following tables reconcile EBITDA to net income (loss) attributable to Huntsman Corporation or Huntsman International LLC, as appropriate, and to net cash provided by (used in) operations (dollars in millions):

Huntsman Corporation

	Year Ended December 31,			Percent Change
	2008	2007	2006	2008 vs 2007	2007 vs 2006
EBITDA(1)	$1,529	$375	$1,031	308%	(64)%
Depreciation and amortization	(398)	(413)	(465)	(4)%	(11)%
Interest expense, net	(263)	(286)	(351)	(8)%	(19)%
Income tax (expense) benefit from continuing operations	(190)	12	50	NM	(76)%
Income tax (expense) benefit from discontinued operations	(69)	140	(35)	NM	NM
Net income (loss) attributable to Huntsman Corporation	609	(172)	230	NM	NM
Net income (loss) attributable to noncontrolling interests	1	(9)	3	NM	NM
Net income (loss)	610	(181)	233	NM	NM
Extraordinary (gain) loss on the acquisition of a business, net of tax	(14)	7	(56)	NM	NM
Equity in income of investment in unconsolidated affiliates	(14)	(13)	(4)	8%	225%
Depreciation and amortization	398	413	465	(4)%	(11)%
Loss on disposal of businesses/assets, net	6	269	209	(98)%	29%
Noncash restructuring, impairment and plant closing costs	7	15	18	(53)%	(17)%
Loss on early extinguishment of debt	1	2	27	(50)%	(93)%
Noncash interest expense	2	5	5	(60)%	—
Deferred income taxes	202	(203)	(82)	NM	148%
Net unrealized loss (gain) on foreign currency transactions	4	(9)	(42)	NM	(79)%
Noncash gain on partial fire insurance settlement	(135)	—	—	NM	NM
Other, net	40	28	29	43%	(3)%
Changes in operating assets and liabilities	(340)	(385)	90	(12)%	NM
Net cash provided by (used in) operating activities	$767	$(52)	$892	NM	NM

Huntsman International

	Year Ended December 31,			Percent Change
	2008	2007	2006	2008 vs 2007	2007 vs 2006
EBITDA(1)	$743	$567	$1,032	31%	(45)%
Depreciation and amortization	(374)	(391)	(439)	(4)%	(11)%
Interest expense, net	(264)	(287)	(355)	(8)%	(19)%
Income tax benefit (expense) from continuing operations	2	(41)	31	NM	NM
Income tax (expense) benefit from discontinued operations	(69)	140	(35)	NM	NM
Net income (loss) attributable to Huntsman International LLC	38	(12)	234	NM	NM
Net income (loss) attributable to noncontrolling interests	1	(9)	3	NM	NM
Net income (loss)	39	(21)	237	NM	NM
Extraordinary (gain) loss on the acquisition of a business, net of tax	(14)	7	(56)	NM	NM
Equity in income of investment in unconsolidated affiliates	(14)	(13)	(4)	8%	225%
Depreciation and amortization	374	391	439	(4)%	(11)%
Loss on disposal of businesses/assets, net	6	269	188	(98)%	43%
Noncash restructuring, impairment and plant closing costs	7	15	18	(53)%	(17)%
Loss on early extinguishment of debt	1	3	39	(67)%	(92)%
Noncash interest expense	2	5	9	(60)%	(44)%
Deferred income taxes	26	(150)	(63)	NM	138%
Net unrealized loss (gain) on foreign currency transactions	4	(9)	(42)	NM	(79)%
Noncash gain on partial fire insurance settlement	(135)	—	—	NM	NM
Other, net	41	28	23	46%	22%
Changes in operating assets and liabilities	(298)	(468)	95	(36)%	NM
Net cash provided by operating activities	$39	$57	$883	(32)%	(94)%

NM—Not meaningful

Year Ended December 31, 2008 Compared to Year Ended December 31, 2007

For the year ended December 31, 2008, net income attributable to Huntsman Corporation was $609 million on revenues of $10,215 million, compared with a net loss attributable to Huntsman Corporation of $172 million on revenues of $9,651 million for 2007. For the year ended December 31, 2008 net income attributable to Huntsman International LLC was $38 million on revenues of $10,215 million compared with a net loss attributable to Huntsman International LLC of $12 million on revenues of $9,651 million for 2007. The increase of $781 million in net income attributable to Huntsman Corporation and the increase of $50 million in net income attributable to Huntsman International LLC was the result of the following:

•                  Revenues for the year ended December 31, 2008 increased by $564 million or 6% as compared with the 2007 period due principally to higher average selling prices in all our segments, partially offset by lower sales volumes in all of our segments. For more information, see “—Segment Analysis” below.

•                  Our gross profit and the gross profit of Huntsman International for the year ended December 31, 2008 decreased by $276 million and $275 million, respectively, or 18% each, as compared with the 2007 period. Lower gross profit in our Polyurethanes, Advanced Materials, Textile Effects and Pigments segments was somewhat offset by higher gross profit in our Performance Products segment. For more information, see “—Segment Analysis” below.

•                  Our operating expenses and the operating expenses of Huntsman International for the year ended December 31, 2008 increased by $102 million and $101 million, respectively, or 11% each, as compared with the 2007 period. The increase resulted primarily from a $69 million gain recorded in 2007 in connection with the sale of our former U.S. butadiene and MTBE business and lower insurance recoveries of $11 million. Also contributing to the increase in operating expenses were a $9 million increase in research and development costs and higher overall selling, general and administrative costs, which largely resulted from the weakening of the U.S. dollar.

•                  Restructuring, impairment and plant closing costs for the year ended December 31, 2008 decreased to $36 million from $42 million in the 2007 period. For more information concerning restructuring activities, see “Note 11. Restructuring, Impairment and Plant Closing Costs” to our consolidated financial statements included elsewhere in this report.

•                  Our net interest expense and the net interest expense of Huntsman International for the year ended December 31, 2008 decreased $23 million, each, or 8% each, as compared with the 2007 period. This decrease was primarily due to lower average interest rates on borrowings.

•                  Income (expenses) associated with the Merger for the year ended December 31, 2008 consisted primarily of $765 million related to the net proceeds from the Settlement Agreement and recognition of the $100 million deferred credit related to the 2007 reimbursement of the $200 million termination fee paid to Basell pursuant to the Basell Merger Agreement (the “Basell Termination Fee”), offset in part by Merger-related directors, legal and professional fees. For the year ended December 31, 2007, the expenses consisted primarily of Merger-related legal fees and the Basell Termination Fee. For more information regarding these Merger-related expenses, see “Note 21. Income (Expenses) Associated with the Merger” to our consolidated financial statements included elsewhere in this report.

•                  Our income tax expense increased by $202 million to an expense of $190 million for the year ended December 31, 2008 as compared with a benefit of $12 million for the same period in 2007. Huntsman International’s income tax expense decreased by $43 million to a benefit of $2 million for the year ended December 31, 2008 as compared with an expense of $41 million for the same period in 2007. Our and Huntsman International’s tax obligations are affected by the mix of income and losses in the tax jurisdictions in which we operate. Our income tax expense increased largely due to income recognized pursuant to the Settlement Agreement in connection with the Merger (including the realization of expenditures considered non-deductible in prior periods), current year tax expense associated with the establishment of valuation allowances compared with prior year benefits associated with the release of valuation allowances partially offset by current year tax benefits from reducing tax contingencies related to the settlement of tax audits. Huntsman International’s income tax expense decreased largely due to the decrease in pre-tax earnings, net of the valuation allowance and tax contingencies effects described above. For further information concerning taxes, see “Note 20. Income Taxes” to our consolidated financial statements included elsewhere in this report.

•                  The income (loss) from discontinued operations represents the operating results, partial fire insurance settlement gains, and impairment and gain (loss) on disposal with respect to each of our U.S. base chemicals business, our North American polymers business, our European base chemicals and polymers business and our TDI business. For more information, see “—Segment

Analysis” below and “Note 3. Discontinued Operations” and “Note 24. Casualty Losses and Insurance Recoveries” to our consolidated financial statements included elsewhere in this report.

•                  The extraordinary gain (loss) on the acquisition of a business relates to the June 30, 2006 acquisition of our textile effects business. During the year ended December 31, 2008, we recorded an extraordinary gain on the acquisition of $14 million related to the reversal of accruals for certain employee termination costs recorded in connection with the Textile Effects Acquisition that were no longer deemed necessary and a reimbursement by Ciba of certain restructuring costs associated with the acquisition. During the year ended December 31, 2007, we adjusted the preliminary purchase price allocation and finalized post-closing working capital adjustments, resulting in our recording an extraordinary loss on the acquisition of $7 million. For more information, see “Note 4. Business Dispositions and Combinations—Textile Effects Acquisition” to our consolidated financial statements included elsewhere in this report.

Segment Analysis

During the first quarter of 2009, we reorganized our operating segments to divide our former Materials and Effects segment into two different segments—our Advanced Materials segment and our Textile Effects segment. All segment information in this report has been restated to reflect this change.

Year Ended December 31, 2008 Compared to Year Ended December 31, 2007

The following table sets forth the revenues and EBITDA for each of our operating segments (dollars in millions):

	Year ended December 31,		Percent
	2008	2007	Change
Revenues
Polyurethanes	$4,055	$3,813	6%
Advanced Materials	1,492	1,434	4%
Textile Effects	903	985	(8)%
Performance Products	2,703	2,310	17%
Pigments	1,072	1,109	(3)%
Corporate and Other	159	155	3%
Eliminations	(169)	(155)	9%
Total	$10,215	$9,651	6%
Huntsman Corporation
Segment EBITDA
Polyurethanes	$382	$592	(35)%
Advanced Materials	149	158	(6)%
Textile Effects	(33)	41	NM
Performance Products	278	202	38%
Pigments	17	51	(67)%
Corporate and Other	550	(342)	NM
Subtotal	1,343	702	91%
Polymers	3	(197)	NM
Base Chemicals	183	(130)	NM
Total	$1,529	$375	308%

Huntsman International

	Year ended December 31,		Percent
	2008	2007	Change
Segment EBITDA
Polyurethanes	$382	$592	(35)%
Advanced Materials	149	158	(6)%
Textile Effects	(33)	41	NM
Performance Products	278	202	38%
Pigments	17	51	(67)%
Corporate and Other	(236)	(150)	57%
Subtotal	557	894	(38)%
Polymers	3	(197)	NM
Base Chemicals	183	(130)	NM
Total	$743	$567	31%

	Average Selling Price	Sales Volumes
Current Year-Over-Prior Year Increase (Decrease)
Polyurethanes(1)	8%	(1)%
Advanced Materials	8%	(3)%
Textile Effects	13%	(19)%
Performance Products(1)	29%	(11)%
Pigments	10%	(12)%
Fourth Quarter 2008-Over-Third Quarter 2008 Increase (Decrease)
Polyurethanes(1)	(17)%	(12)%
Advanced Materials	(5)%	(18)%
Textile Effects	(8)%	(20)%
Performance Products(1)	(6)%	(13)%
Pigments	(2)%	(32)%

(1)          Excludes revenues and sales volumes from tolling arrangements.

NM—Not Meaningful

Polyurethanes

For the year ended December 31, 2008, Polyurethanes segment revenues increased as a result of higher average selling prices, offset in part by reduced sales volumes. Average MDI selling prices increased by 4%, despite a significant decline in average selling prices in Asia during the fourth quarter of 2008, primarily due to global price increase initiatives early in the year in response to higher raw materials costs. Prices also benefited from foreign exchange movements as the U.S dollar weakened against other relevant currencies. Average selling prices for MTBE increased by 20% due to improved market demand as well as in response to higher raw materials costs, again despite a significant decline in average selling prices during the fourth quarter of 2008. The decrease in Polyurethanes segment sales volumes was primarily driven by slower growth in the U.S. related to slower construction-related demand and production outages caused by the recent U.S. Gulf Coast storms. Lower sales volumes were also due to lower than expected sales volumes in Asia with Olympic-related production restrictions and a sharp drop in global demand in the fourth quarter of 2008 related to the overall economic slowdown. Segment EBITDA decreased principally on lower margins related to sharply higher raw material and energy costs and the overall effects of the recent U.S. Gulf Coast storms and also on a significant write-down of certain inventories to the lower of cost or market values, all of which more than offset improved average selling prices.

Advanced Materials

For the year ended December 31, 2008, Advanced Materials segment revenues increased primarily as a result of higher average selling prices, offset in part by lower sales volumes. Average selling prices in our Advanced Materials segment increased mainly as a result of price increase initiatives in certain markets and regions in response to higher raw materials costs and from foreign exchange movements as the U.S. dollar weakened against other relevant currencies. Sales volumes for our Advanced Materials segment decreased primarily as a result of lower demand, mainly in Europe and the U.S., as a consequence of the worldwide economic slowdown. Segment EBITDA decreased primarily as a result of lower contribution margins as lower sales volumes and higher raw materials, energy and manufacturing costs more than offset higher average selling prices. The decrease was lessened in part by lower general and administrative expenses.

Textile Effects

For the year ended December 31, 2008, Textile Effects segment revenues decreased primarily as a result of lower sales volumes, offset in part by higher average selling prices. Sales volumes for our Textile Effects segment decreased primarily as a result of lower demand for dyes and chemicals in all regions related to the worldwide economic slowdown. Average selling prices increased mainly as a result of price increase initiatives in certain markets and regions in response to higher raw materials costs and from foreign exchange movements as the U.S. dollar weakened against other relevant currencies. EBITDA from our Textile Effects segment decreased due principally to lower sales volumes and lower margins, as higher raw material and energy costs more than offset higher average selling prices. During each of the years ended December 31, 2008 and 2007, our Textile Effects segment recorded restructuring and plant closing charges of $24 million. For more information concerning restructuring activities, see “Note 11. Restructuring, Impairment and Plant Closing Costs” to our consolidated financial statements included elsewhere in this report.

Performance Products

For the year ended December 31, 2008, Performance Products segment revenues increased primarily due to an increase in average selling prices and higher toll manufacturing revenues, offset by lower sales volumes. Average selling prices rose in response to higher raw material costs and as a result of foreign exchange movements as the U.S. dollar weakened against other relevant currencies. The reduction in sales volumes was primarily due to the conversion of most of our ethylene glycol business to a toll manufacturing operation in 2008 and lower olefin by-product sales. Segment EBITDA increased principally due to expanded margins, as higher average selling prices more than offset increases in raw material and energy costs. The higher margins more than offset increases in plant fixed costs resulting from additional planned maintenance and hurricane repairs.

Pigments

For the year ended December 31, 2008, Pigments segment revenues decreased primarily as a result of lower sales volumes, offset in part by higher average selling prices in local currencies in all markets and foreign exchange movements as the U.S. dollar weakened against other relevant currencies. Sales volumes were lower primarily due to lower worldwide demand related to the global economic downturn. The positive effect on revenues of the U.S. dollar weakness was substantially offset by its effect on our costs. Segment EBITDA decreased principally due to lower sales volumes and reduced margins resulting from higher raw material and energy costs. During the years ended December 31, 2008 and 2007, our Pigments segment recorded restructuring and plant closing charges of $4 million and $3 million, respectively. For more information concerning restructuring activities, see “Note 11. Restructuring, Impairment and Plant Closing Costs” to our consolidated financial statements included elsewhere in this report.

Corporate and Other—Huntsman Corporation

Corporate and Other includes unallocated corporate overhead, foreign exchange gains and losses, loss on accounts receivable securitization program, loss on the early extinguishment of debt, other non-operating income and expense, noncontrolling interest in subsidiaries’ (income) loss, extraordinary gain (loss) on the acquisition of a business, gain on the sale of our former U.S. butadiene and MTBE business, Merger-related income and expenses and the operating results of our Australian styrenics business. The increase in EBITDA from Corporate and Other for the year ended December 31, 2008 resulted primarily from a $990 million increase in the income associated with the Merger ($780 million of income recorded in the 2008 period compared to $210 million of expenses in the 2007 period). For more information regarding these Merger-related income (expenses), see “Note 21. Income (Expenses) Associated with the Merger” to our consolidated financial statements included elsewhere in this report. Additionally, for the year ended December 31, 2008, EBITDA was higher by $21 million due to favorable adjustments to the extraordinary gain on acquisition of our Textile Effects business (a $14 million gain recorded in the 2008 period compared to a $7 million loss in the 2007 period). For more information regarding the extraordinary gain associated with our June 30, 2006 acquisition of Ciba’s textile effects business (the “Textile Effects Acquisition”), see “Note 4. Business Dispositions and Combinations—Textile Effects Acquisition” to our consolidated financial statements included elsewhere in this report. These increases in EBITDA were offset somewhat by a $19 million increase in unallocated foreign exchange losses (a loss of $31 million in 2008 compared to a loss of $12 million in 2007), an increase of $14 million in losses from our Australian styrenics business, and a $10 million decrease in noncontrolling interests in subsidiaries’ loss. In addition, the increase in Corporate and Other segment EBITDA was offset by an $11 million gain recorded in 2007 in connection with the U.K. Petrochemical Disposition and a $69 million gain recorded in 2007 in connection with the sale of our former U.S. butadiene and MTBE business. For more information, see “Note 4. Business Dispositions and Combinations—Sale of U.S. Butadiene and MTBE Business” to our consolidated financial statements included elsewhere in this report.

Corporate and Other—Huntsman International

Corporate and Other includes unallocated corporate overhead, foreign exchange gains and losses, loss on accounts receivable securitization program, loss on the early extinguishment of debt, other non-operating income and expense, noncontrolling interest in subsidiaries’ (income) loss, extraordinary gain (loss) on the acquisition of a business, gain on the sale of our former U.S. butadiene and MTBE business and the operating results of our Australian styrenics business. The decrease in EBITDA from Corporate and Other for the year ended December 31, 2008 resulted primarily from a $19 million increase in unallocated foreign exchange losses (a loss of $31 million in 2008 compared to a loss of $12 million in 2007), an increase of $14 million in losses from our Australian styrenics business, and a $10 million decrease in noncontrolling interests in subsidiaries’ loss. In addition, Corporate and Other segment EBITDA was lower due to an $11 million gain recorded in 2007 in connection with the U.K. Petrochemical Disposition and a $69 million gain recorded in 2007 in connection with the sale of our former U.S. butadiene and MTBE business. For more information, see “Note 4. Business Dispositions and Combinations—Sale of U.S. Butadiene and MTBE Business” to our consolidated financial statements included elsewhere in this report. These decreases in EBITDA were offset somewhat by a $21 million favorable adjustment to the extraordinary gain on acquisition of our Textile Effects business

(a $14 million gain recorded in the 2008 period compared to a $7 million loss in the 2007 period). For more information regarding the extraordinary gain associated with the Textile Effects Acquisition, see “Note 4. Business Dispositions and Combinations—Textile Effects Acquisition” to our consolidated financial statements included elsewhere in this report.

Polymers

The operating results of our North American polymers business are classified as discontinued operations, and, accordingly, the revenues of this business are excluded from revenues for all periods presented. The EBITDA of our North American polymers business is included in the Polymers segment EBITDA for all periods presented.

For the year ended December 31, 2008, Polymers segment EBITDA increased to $3 million as compared with a loss of $197 million in the 2007 period. The EBITDA loss in the 2007 period resulted primarily from the $233 million loss recorded in connection with the North American Polymers Disposition. The EBITDA in the 2008 period resulted from property tax settlements and post-closing adjustments to the loss on disposal. For more information, see “Note 3. Discontinued Operations—North American Polymers Business” to our consolidated financial statements included elsewhere in this report.

Base Chemicals

The operating results of our base chemicals business are classified as discontinued operations, and, accordingly, the revenues of this business are excluded from revenues for all periods presented. The EBITDA of our base chemicals business is included in the Base Chemicals segment EBITDA for all periods presented.

For the year ended December 31, 2008, Base Chemicals segment EBITDA increased to $183 million as compared with a loss of $130 million in the 2007 period. This increase in Base Chemicals segment EBITDA resulted from $175 million of income related to a partial fire insurance settlement for the Port Arthur fire and adjustments to the losses recorded in connection with the U.S. Base Chemicals Disposition and the U.K. Petrochemicals Disposition. For more information, see “Note 24. Casualty Losses and Insurance Recoveries,” “Note 3. Discontinued Operations—U.S. Base Chemicals Business” and “—European Base Chemicals and Polymers Business” to our consolidated financial statements included elsewhere in this report.

Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

For the year ended December 31, 2007, the net loss attributable to Huntsman Corporation was $172 million on revenues of $9,651 million, compared with net income attributable to Huntsman Corporation of $230 million on revenues of $8,731 million for 2006. For the year ended December 31, 2007, the net loss attributable to Huntsman International LLC was $12 million on revenues of $9,651 million compared with net income attributable to Huntsman International LLC of $234 million on revenues of $8,731 million for 2006. The decrease of $402 million in net income attributable to Huntsman Corporation and the decrease of $246 million in net income attributable to Huntsman International LLC was the result of the following:

•                  Revenues for the year ended December 31, 2007 increased by $920 million as compared with 2006 due principally to the effects of the Textile Effects Acquisition on June 30, 2006, and to higher sales volumes in our Polyurethanes, Performance Products and Pigments segments and higher average selling prices in our Polyurethanes and Performance Products segments. Higher volumes and selling prices in the above segments were partially offset by lower average selling prices in local currencies in our Pigments segment and lower sales volumes in our Advanced Materials segment. For more information, see “—Segment Analysis” below.

•                  Our gross profit and the gross profit of Huntsman International for the year ended December 31, 2007 increased by $118 million and $117 million, respectively, or 8% in each case, as compared with 2006. Higher gross profit in our Textile Effects segment resulting from the Textile Effects Acquisition on June 30, 2006 and in our Polyurethanes, Advanced Materials and Performance Products segments was offset somewhat by lower gross profit in our Pigments segment. For more information, see “—Segment Analysis” below.

•                  Our operating expenses and the operating expenses of Huntsman International for the year ended December 31, 2007 increased by $199 million each, or 26% in each case, as compared with 2006. Higher operating expenses due to the Textile Effects Acquisition on June 30, 2006 constituted $93 million of the increase. Operating expenses also increased as a result of a of $21 million decrease in recorded gains related to the sale of our U.S. butadiene and MTBE business, higher foreign currency losses of $13 million ($14 million of losses in 2007 as compared with $1 million of losses in 2006), higher insurance recoveries of $24 million recorded in 2006, higher corporate information technology costs of $24 million and higher overall selling, general and administrative and research and development costs resulting in part from the negative impacts of foreign currency fluctuations as the U.S. dollar weakened against relevant currencies.

•                  Restructuring, impairment and plant closing costs for the year ended December 31, 2007 increased to $42 million from $15 million in 2006. For more information concerning restructuring activities, see “Note 11. Restructuring, Impairment and Plant Closing Costs” to our consolidated financial statements included elsewhere in this report.

•                  Our net interest expense and the net interest expense of Huntsman International for the year ended December 31, 2007 decreased by $65 million and $68 million, or 19% in each case, as compared with 2006. This decrease was primarily due to lower average debt balances and lower interest rates.

•                  Expenses related to the Merger consisted primarily of Merger-related legal fees and the Basell Termination Fee. For further information regarding these Merger-related expenses, see “Note 21. Income (Expenses) Associated with the Merger” to our consolidated financial statements included elsewhere in this report.

•                  Our loss on early extinguishment of debt and the loss on early extinguishment of debt of Huntsman International decreased for the year ended December 31, 2007 by $25 million and $36 million, or 93% and 92%, respectively, as compared to 2006, resulting from higher repayment and refinancing of debt during 2006. For further information regarding the repayment of debt, see “Note 14. Debt” to our consolidated financial statements included elsewhere in this report.

•                  Our income tax benefit decreased by $38 million to a benefit of $12 million for the year ended December 31, 2007 as compared with a benefit of $50 million for the same period in 2006. Huntsman International’s income tax expense increased by $72 million to an expense of $41 million for the year ended December 31, 2007 as compared with a benefit of $31 million for the same period in 2006. Our and Huntsman International’s tax obligations are affected by the mix of income and losses in the tax jurisdictions in which we operate. Our income tax expense increased while pre-tax income decreased largely due to non-deductible expenses associated with the Merger, and the tax benefits associated with the prior year releases of tax contingencies and valuation allowances being greater than the current year benefits associated with the release of valuation allowances.

•                  Our loss from discontinued operations and the loss from discontinued operations from Huntsman International for the year ended December 31, 2007 increased by $84 million and $117 million, respectively, compared with 2006. The loss from discontinued operations represents the operating results and loss on disposal of our former North American polymers business, our former U.S. base chemicals business, our former European base chemicals and polymers business and our former TDI business. Our 2007 loss from discontinued operations and the 2007 loss from discontinued operations of Huntsman International included a loss on disposal of $340 million and $351 million, respectively, related to the U.S. Base Chemicals Disposition, the North American Polymers Disposition and the U.K. Petrochemicals Disposition. The loss from discontinued operations in 2006 included a loss on disposal related to the U.K. Petrochemicals Disposition of $302 million and $280 million for us and Huntsman International, respectively. For more information, see “Note 3. Discontinued Operations” to our consolidated financial statements included elsewhere in this report.

•                  The extraordinary (loss) gain on the acquisition of a business relates to the June 30, 2006 acquisition of our textile effects business. The extraordinary gain in 2006 represented the preliminary fair value of the net assets acquired in excess of the purchase price paid for the textile effects business, after the values of all long-lived assets were reduced to zero. The extraordinary loss in 2007 represented the finalization of the fair value of net assets acquired. For more information, see “Note 4. Business Dispositions and Combinations—Textile Effects Acquisition” to our consolidated financial statements included elsewhere in this report.

Segment Analysis

Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

The following table sets forth the revenues and EBITDA for each of our operating segments (dollars in millions):

	Year ended December 31,		Percent
	2007	2006	Change
Revenues
Polyurethanes	$3,813	$3,457	10%
Advanced Materials	1,434	1,331	8%
Textile Effects	985	461	114%
Performance Products	2,310	2,037	13%
Pigments	1,109	1,058	5%
Corporate and Other	155	538	(71)%
Eliminations	(155)	(151)	3%
Total	$9,651	$8,731	11%
Huntsman Corporation
Segment EBITDA
Polyurethanes	$592	$583	2%
Advanced Materials	158	142	11%
Textile Effects	41	12	242%
Performance Products	202	208	(3)%
Pigments	51	113	(55)%
Corporate and Other	(342)	(62)	452%
Subtotal	702	996	(30)%
Polymers	(197)	121	NM
Base Chemicals	(130)	(86)	51%
Total	$375	$1,031	(64)%

Huntsman International

	Year ended December 31,		Percent
	2007	2006	Change
Segment EBITDA
Polyurethanes	$592	$583	2%
Advanced Materials	158	142	11%
Textile Effects	41	12	242%
Performance Products	202	208	(3)%
Pigments	51	113	(55)%
Corporate and Other	(150)	(61)	146%
Subtotal	894	997	(10)%
Polymers	(197)	121	NM
Base Chemicals	(130)	(86)	51%
Total	$567	$1,032	(45)%

	Average Selling Price	Sales Volumes
Period-Over-Period Increase (Decrease)
Polyurethanes(1)	9%	2%
Advanced Materials	12%	(4)%
Textile Effects	3%	107%
Performance Products(1)	5%	8%
Pigments	—	5%

(1)          Excludes revenues and sales volumes from tolling arrangements.

NM—Not Meaningful

Polyurethanes

For the year ended December 31, 2007, Polyurethanes segment revenues increased as a result of both higher average selling prices and growth in overall sales volumes. MDI average selling prices in 2007 increased by 6% as compared with 2006 due to favorable foreign exchange movements, particularly for euro-denominated sales and in response to higher raw material costs. MTBE average selling prices for 2007 increased by 20% as compared with 2006 mainly due to higher raw material costs, strong export market demand and tight supply. Overall, Polyurethanes sales volumes increased primarily by higher MDI volumes due in particular to strong demand in insulation-related applications and in global emerging markets. For the year ended December 31, 2007, Polyurethanes segment EBITDA increased primarily due to higher PO/co-product MTBE and urethanes margins, with average selling prices increasing by more than raw material and energy costs, as well as an increase in sales volumes. The improvement in margins more than offset increased costs resulting from the delayed start up of our China MDI joint venture.

Advanced Materials

Advanced Materials segment revenues for the year ended December 31, 2007 increased primarily due to higher average selling prices, offset somewhat by lower sales volumes. Average selling prices increased mainly due to favorable impacts of currency fluctuations as the U.S. dollar weakened against the relevant European currencies and in response to price increase initiatives across all regions and most of our major product markets. Sales volumes decreased mainly in Europe and the Americas as a result of lower demand in the coatings, construction, sport and electronics market groups. This was partially offset with sales volume growth in the adhesives and power market groups in Asia. Advanced Materials segment EBITDA increased as a result of higher contribution margins on increased average selling prices, partially offset by higher manufacturing and selling, general and administrative costs which were negatively impacted by exchange rates as the U.S. dollar weakened against the relevant European currencies. During the year ended December 31, 2007, our Advanced Materials segment recorded restructuring, impairment and plant closing charges of $1 million as compared to $4 million in 2006. For further information concerning restructuring activities, see “Note 11. Restructuring, Impairment and Plant Closing Costs” to our consolidated financial statements included elsewhere in this report.

Textile Effects

The increase in Textile Effects revenues and segment EBITDA resulted principally from a full year of operations in 2007 as compared with six months in 2006 due to the Textile Effects Acquisition on June 30, 2006. During the year ended December 31, 2007, our Textile Effects segment recorded restructuring, impairment and plant closing charges of $24 million as compared to nil in 2006. For further information concerning restructuring activities, see “Note 11. Restructuring, Impairment and Plant Closing Costs” to our consolidated financial statements included elsewhere in this report.

Performance Products

For the year ended December 31, 2007, Performance Products segment revenues increased due to higher sales volumes and higher average selling prices. Sales volumes increased principally due to higher demand across most product groups. Volumes were lower in maleic anhydride where demand was impacted by the downturn in the U.S. housing market, and in ethanolamines where production was lower. Average selling prices increased in response to higher raw material and energy costs and favorable currency effects as the U.S. dollar weakened against European and Australian currencies. For the year ended December 31, 2007, Performance Products segment EBITDA decreased as raw materials cost increases were recovered by higher selling prices but the impact of higher sales volumes was more than offset by increased fixed costs. The increase in fixed costs was mainly due to higher maintenance expenditures, negative currency impacts from non-U.S. operations and a $6 million charge related to the settlement of a legal dispute. In addition, during 2006 we recorded gains of $2 million on the sale of real estate and insurance receipts related to property damage incurred at our Port Neches, Texas facility resulting from Hurricane Rita in September 2005. During the years ended December 31, 2007 and 2006, the Performance Product segment recorded restructuring, impairment and plant closing charges of $1 million and $2 million, respectively. For further information concerning restructuring activities, see “Note 11. Restructuring, Impairment and Plant Closing Costs” to our consolidated financial statements included elsewhere in this report.

Pigments

For the year ended December 31, 2007, Pigments segment revenues increased principally from higher sales volumes primarily due to stronger customer demand in Europe and Asia. Average selling prices decreased in local currencies in both the European and North American regions due to competitive markets, offset by favorable foreign currency exchange impacts on selling prices as the U.S. dollar weakened against the relevant European currencies. Pigments segment EBITDA for the year ended December 31, 2007 decreased due to lower local currency selling prices. The positive effect on revenues caused by the strength of the major European currencies was more than offset by the negative impact on selling prices as the U.S. dollar weakened against the major European currencies.

Corporate and Other—Huntsman Corporation

Corporate and Other includes unallocated corporate overhead, foreign exchange gains and losses, loss on accounts receivable securitization program, loss on the early extinguishment of debt, other non-operating income and expense, noncontrolling interest in subsidiaries’ (income) loss, extraordinary gain (loss) on the acquisition of a business, Merger-related expenses, the operating results of our Australian styrenics business and the operating results of our former U.S. butadiene and MTBE business and the impact of purchase accounting adjustments. For the year ended December 31, 2007, EBITDA from Corporate and Other items decreased by $280 million to a loss of $342 million from a loss of $62 million for 2006. The reduction in EBITDA resulted primarily from $210 million of expenses incurred during the second half of 2007 associated with the Merger. For further information regarding these Merger-related expenses, see “Note 21. Income (Expenses) Associated with the Merger” to our consolidated financial statements included elsewhere in this report. EBITDA of Corporate and Other was also impacted by gains on the sale of our former U.S. butadiene and MTBE business in 2007 and 2006 of $69 million and $90 million, respectively. For further information, see “Note 4. Business Dispositions and Combinations—Sale of U.S. Butadiene and MTBE Business” to our consolidated financial statements included elsewhere in this report. In addition, Corporate and Other EBITDA was impacted by the following: an extraordinary (loss) gain of $(7) million and $56 million recorded in 2007 and 2006, respectively, related to the Textile Effects Acquisition; a $22 million increase in unallocated foreign exchange losses in 2007 which resulted from $12 million of losses in 2007 as compared with $10 million of gains in 2006; and increased information technology costs of $24 million. The decrease in Corporate and Other segment EBITDA was partially offset by the $22 million loss on disposal recorded in 2006 in connection with the U.K. Petrochemical Disposition as compared with a gain on disposal of $11 million recognized in 2007, and a $25 million decrease in expenses in 2007 related to the early extinguishment of debt. For further information regarding the extraordinary gain associated with the Textile Effects Acquisition, see “Note 4. Business Dispositions and Combinations—Textile Effects Acquisition” to our consolidated financial statements included elsewhere in this report.

Corporate and Other—Huntsman International

Corporate and Other includes unallocated corporate overhead, foreign exchange gains and losses, loss on accounts receivable securitization program, loss on the early extinguishment of debt, other non-operating income and expense, noncontrolling interest in subsidiaries’ (income) loss, extraordinary gain (loss) on the acquisition of a business, the operating results of our Australian styrenics business and the operating results of our former U.S. butadiene and MTBE business. For the year ended December 31, 2007, EBITDA from Corporate and Other items decreased by $89 million to a loss of $150 million from a loss of $61 million for 2006. The reduction in EBITDA resulted primarily from the following: an extraordinary (loss) gain of $(7) million and $56 million recorded in 2007 and 2006, respectively, related to the Textile Effects Acquisition; a $22 million increase in unallocated foreign exchange losses in 2007 which resulted from $12 million of losses in 2007 as compared with $10 million of gains in 2006; and increased information technology costs of $24 million. The decrease in Corporate and Other segment EBITDA was partially offset by a reduction of $36 million in expenses in the 2007 period related to the early extinguishment of debt. In addition, Corporate and Other segment EBITDA was impacted by gains on the sale of our former U.S. butadiene and MTBE business in 2007 and 2006 of $69 million and $90 million, respectively. For further information, see “Note 4. Business Dispositions and Combinations—Sale of U.S. Butadiene and MTBE Business” to our consolidated financial statements included elsewhere in this report. For further information regarding the extraordinary gain associated with the Textile Effects Acquisition, see “Note 4. Business Dispositions and Combinations—Textile Effects Acquisition” to our consolidated financial statements included elsewhere in this report.

Polymers

The operating results of our polymers business are classified as discontinued operations, and, accordingly, the revenues of this business are excluded from revenues for all periods presented. The EBITDA of our polymers business is included in the Polymers segment EBITDA for all periods presented.

The decrease in Polymers segment EBITDA resulted primarily from the North American Polymers Disposition and the resulting loss on disposal of $233 million and a decrease in EBITDA from operations prior to the dispositions. For further information, see “Note 3. Discontinued Operations—North American Polymers Business” to our consolidated financial statements included elsewhere in this report.

Base Chemicals

The operating results of our base chemicals business are classified as discontinued operations, and, accordingly, the revenues of this business are excluded from revenues for all periods presented. The EBITDA of our base chemicals business is included in the Base Chemicals segment EBITDA for all periods presented.

The reduction in Base Chemicals segment EBITDA was driven primarily by the November 5, 2007 U.S. Base Chemicals Disposition and resulting loss on disposal of $146 million in 2007 as compared to a $280 million loss on the U.K. Petrochemicals Disposition in 2006 and a related gain on disposal of $28 million in 2007 and a decrease in EBITDA from operations prior to the dispositions. For further information, see “Note 3. Discontinued Operations—U.S. Base Chemicals Business” and “Note 3. Discontinued Operations—European Base Chemicals and Polymers Business” to our consolidated financial statements included elsewhere in this report.

LIQUIDITY AND CAPITAL RESOURCES

The following is a discussion of our liquidity and capital resources and generally does not include separate information with respect to Huntsman International in accordance with General Instruction I of Form 10-K.

Cash Flows for Year Ended December 31, 2008 Compared to the Year Ended December 31, 2007

Net cash provided by (used in) operating activities for the years ended December 31, 2008 and 2007 was $767 million and $(52) million, respectively. The increase in cash provided by operations was primarily attributable to $765 million of net cash received in connection with the Settlement Agreement and to a $45 million favorable year-over-year variance in operating assets and liabilities changes, offset in part by lower operating income as described in “—Results of Operations” above.

Net cash (used in) provided by investing activities for the years ended December 31, 2008 and 2007 was $(489) million and $200 million, respectively. During the years ended December 31, 2008 and 2007, we paid $418 million and $665 million, respectively, for capital expenditures. The capital expenditures for the year ended December 31, 2007 included $157 million spent on our former Port Arthur, Texas facility that was previously damaged by fire and has been sold to Flint Hills Resources. In addition, during 2007, we spent $72 million on our Greatham, U.K. expansion for our Pigments segment as compared with $29 million in 2008. During the years ended December 31, 2008 and 2007, we received $3 million and $850 million, respectively, from the sale of assets. On August 1, 2007, we completed the North American Polymers Disposition for $354 million and on November 5, 2007 we completed the U.S. Base Chemicals Disposition for $415 million. In 2006, we sold the assets comprising our former U.S. butadiene and MTBE business and received the final payment of $70 from that sale in November 2007. During the year ended December 31, 2008, we made $29 million of payments related to certain expenditures to rebuild our former Port Arthur, Texas facility, resulting in an adjustment to the sales proceeds. See “Note 3. Discontinued Operations—U.S. Base Chemicals Business” to our consolidated financial statements included elsewhere in this report. During the year ended December 31, 2008, we contributed $44 million to our ethylenamines joint venture in Saudi Arabia. During the year ended December 31, 2007, we finalized our post-closing adjustments with respect to the Textile Effects Acquisition, resulting in a reduction to the purchase price of $27 million.

Net cash provided by financing activities for the year ended December 31, 2008 was $230 million as compared with a use of cash of $269 million in the 2007 period. This increase in net cash provided by financing activities was primarily due to the issuance of the Convertible Notes in connection with the Settlement Agreement and lower net repayments of debt in the 2008 period as compared to the 2007 period. For more information regarding the issuance of the Convertible Notes, see “—Convertible Notes” below.

Cash Flows for the Year Ended December 31, 2007 Compared to the Year Ended December 31, 2006

Net cash (used in) provided by operating activities for the years ended December 31, 2007 and 2006 was $(52) million and $892 million, respectively. The decrease in cash provided by operating activities was primarily attributable to $196 million of cash used in 2007 to build working capital as compared with $148 million of cash generated in 2006 from the reduction of working capital. Net cash from operating activities was also impacted by a decrease in operating income as described in “Results of Operations” above and the payment of the Basell Termination Fee as described in “Note 21. Income (Expenses) Associated with the Merger” to our consolidated financial statements included elsewhere in this report.

Net cash provided by investing activities for the years ended December 31, 2007 and 2006 was $200 million and $174 million, respectively. During the years ended December 31, 2007 and 2006, we invested $665 million and $550 million, respectively, in capital expenditures. The increase in capital expenditures was largely attributable to the $157 million of capital expenditures incurred during the year ended December 31, 2007 for the rebuild of our Port Arthur, Texas olefins facility that was damaged by fire and to $72 million of capital expenditures on our Greatham, U.K. expansion for our Pigments divisions. During the year ended December 31, 2007 we finalized our post-closing working capital adjustments with respect to the Textile Effects Acquisition, resulting in a reduction to the purchase price of $27 million, and acquired businesses for $14 million. During the year ended December 31, 2006, we acquired the Textile Effects business for $177 million, net of cash acquired. During the years ended December 31, 2007 and 2006, we sold assets and received proceeds of $850 million and $895 million, respectively. On August 1, 2007, we completed the North American Polymers Disposition to Flint Hills Resources for $354 million, and on November 5, 2007 we completed the U.S. Base Chemicals Disposition to Flint Hills Resources for $415 million. On June 27, 2006, we sold the assets comprising our former U.S. butadiene and MTBE business for $274 million, of which $204 million was paid to us during 2006. The additional $70 million was paid to us on November 9, 2007 after the successful restart of our Port Arthur, Texas olefins unit that was damaged by fire. On December 29, 2006, we sold our European base chemicals and polymers business for $685 million in cash. For further information, see “Note 4. Business Dispositions and Combinations” to our consolidated financial statements included elsewhere in this report.

Net cash used in financing activities for the year ended December 31, 2007 was $269 million as compared with $961 million in 2006. This decrease in net cash used in financing activities is partly due to lower net repayments of debt in 2007 compared to 2006 and an increase in dividends paid to common stockholders in 2007 of $88 million. During the year ended December 31, 2007, we had net repayments under our debt arrangements of $162 million and used $1 million to pay premiums associated with repayment of indebtedness. In the first quarter 2007, we repaid in full our remaining 10.125% subordinated notes due 2009 of $150 million with proceeds from our offering of 7.875%

subordinated notes due 2014 of $152 million. Additionally, in the second quarter 2007, we amended our Senior Credit Facilities, increasing our U.S. dollar denominated term loan by $97 million, and we used the proceeds to repay in full our euro denominated term loan. During the year ended December 31, 2006, we had net repayments under our debt arrangements of $914 million and used $30 million to pay premiums associated with the repayment of indebtedness.

Changes in Financial Condition

The following information summarizes our working capital position as of December 31, 2008 and December 31, 2007 (dollars in millions):

	December 31, 2008	December 31, 2007	Increase (Decrease)	Percent Change
Cash and cash equivalents	$657	$154	$503	327%
Restricted cash	5	—	5	NM
Accounts receivable, net	913	1,262	(349)	(28)%
Inventories, net	1,500	1,452	48	3%
Prepaid expenses	45	37	8	22%
Deferred income taxes	21	73	(52)	(71)%
Other current assets	99	117	(18)	(15)%
Total current assets	3,240	3,095	145	5%

Accounts payable	747	1,018	(271)	(27)%
Accrued liabilities	617	885	(268)	(30)%
Deferred income taxes	36	3	33	NM
Current portion of long-term debt	205	69	136	197%
Total current liabilities	1,605	1,975	(370)	(19)%
Working capital	$1,635	$1,120	$515	46%

Our working capital increased by $515 million as a result of the net impact of the following significant changes:

•      The increase in cash and cash equivalents of $503 million resulted from the matters identified in the consolidated statements of cash flows contained in our consolidated financial statements included elsewhere in this report.

•      Accounts receivable decreased by $349 million mainly due to lower sales in the fourth quarter 2008 as compared to 2007.

•      Inventories increased by $48 million mainly due to higher inventory quantities resulting from a slowdown in sales during the fourth quarter of 2008 and higher inventory costs.

•      Accounts payable decreased by $271 million mainly due to reduced purchases in the fourth quarter of 2008.

•      Accrued liabilities decreased by $268 million primarily as a result of the recognition of the deferred credit for reimbursement of the Basel Termination Fee as well as the recognition of the deferred gains related to the partial fire insurance settlement.

•      Current portion of long-term debt increased by $136 million mainly due to increased borrowings in Asia and to the current classification of the Australian credit facilities. The Australian credit facilities mature in the second quarter of 2010.

Debt and Liquidity

Our direct debt and guarantee obligations consist of our Convertible Notes, guarantees of certain debt of HPS and SLIC, our Chinese MDI joint ventures, guarantees of certain debt of our Saudi Arabia joint venture and certain indebtedness incurred from time to time to finance certain insurance premiums. We have no other direct debt or guarantee obligations, and all of the additional debt discussed below has been incurred by our subsidiaries (primarily Huntsman International); such subsidiary debt is nonrecourse to us and we have no contractual obligation to fund our subsidiaries’ respective operations.

Senior Credit Facilities

As of December 31, 2008, our Senior Credit Facilities consisted of our (i) $650 million Revolving Facility and (ii) $1,540 million term loan B facility (the “Dollar Term Loan”). As of December 31, 2008, there were no borrowings outstanding under the Revolving Facility, and we had $32 million in U.S. dollar equivalents of letters of credit and bank guarantees issued and outstanding under the Revolving Facility. The Revolving Facility matures in August 2010 and the Dollar Term Loan matures in 2014; provided, however, that the maturities of the Revolving Facility and the Dollar Term Loan will accelerate if we do not repay or refinance all but $100 million of our outstanding debt securities on or before three months prior to the maturity dates of such debt securities (the next maturity date of such debt securities is October 2010).

At the present time, borrowings under the Revolving Facility and the Dollar Term Loan bear interest at LIBOR plus 1.75%. However, the applicable interest rate of the Dollar Term Loan is subject to a reduction to LIBOR plus 1.50% upon achieving certain secured leverage ratio thresholds. The agreements governing our Secured Credit Facilities contain one financial covenant, which is applicable only to the Revolving Facility, and this covenant is only in effect when loans or letters of credit are outstanding under the Revolving Facility. In addition, the applicable agreements provide for customary restrictions and limitations on our ability to incur liens, incur additional debt, merge or sell assets, make certain restricted payments, prepay other indebtedness, make investments or engage in transactions with affiliates, and also contain other customary default provisions.

As of December 31, 2008, the weighted average interest rate on the Senior Credit Facilities was approximately 2.3%. Our obligations under the Senior Credit Facilities are guaranteed by our guarantor subsidiaries, which consist of substantially all of our domestic subsidiaries and certain of our foreign subsidiaries (collectively, the “Guarantors”), and are secured by a first priority lien (generally shared with the holders of the 2010 Secured Notes (defined below)) on substantially all of our domestic property, plant and equipment, the stock of all of or our material domestic subsidiaries and certain foreign subsidiaries and pledges of intercompany notes between various of our subsidiaries.

On November 14, 2007, in connection with the U.S. Base Chemicals Disposition, we used a portion of the proceeds to make a repayment of $100 million on the Dollar Term Loan. Substantially all of the remaining proceeds were used to repay borrowings under the Revolving Facility and reduce amounts under the A/R Securitization Program.

On April 19, 2007, we entered into an amendment to our Senior Credit Facilities. Pursuant to this amendment, the maturity of the Dollar Term Loan was extended to April 2014 and the loan amount was increased to $1,640 million. We used the increased amount to repay, in full, our previously outstanding euro term loan facility (the “Euro Term Loan”).

On January 16, 2007, we made a voluntary repayment of $75 million U.S. dollar equivalents on our term loan B facility ($71 million on the Dollar Term Loan and €3 million on the Euro Term Loan) with available liquidity.

Secured Notes

As of December 31, 2008, we had outstanding $296 million aggregate principal amount ($295 million book value and $455 million original aggregate principal amount) under our 11.625% senior secured notes due October 15, 2010 (the “2010 Secured Notes”). The 2010 Secured Notes are currently redeemable at 102.906% of the principal amount plus accrued interest, declining to par on and after October 15, 2009. Interest on the 2010 Secured Notes is payable semiannually in April and October of each year. The 2010 Secured Notes are secured by a first priority lien on all collateral securing the Senior Credit Facilities as described above (other than capital stock of Huntsman International’s first-tier foreign subsidiaries), shared equally with the lenders on the Senior Credit Facilities, subject to certain inter-creditor arrangements. The 2010 Secured Notes contain covenants relating to the incurrence of debt and limitations on distributions, certain restricted payments, asset sales and affiliate transactions and are guaranteed by the Guarantors. The indentures governing the 2010 Secured Notes also contain provisions requiring us to offer to repurchase the notes upon a change of control.

Senior Notes

As of December 31, 2008, we had outstanding $198 million ($300 million original aggregate principal amount) of 11.5% senior notes due 2012 (the “2012 Senior Notes”). Interest on the 2012 Senior Notes is payable semiannually in January and July of each year. The 2012 Senior Notes are currently redeemable at 105.75% of the principal amount plus accrued interest, declining ratably to par on and after July 15, 2010. The 2012 Senior Notes are unsecured obligations. The indentures governing our 2012 Senior Notes contain covenants, among other things, relating to the incurrence of debt and limitations on distributions and certain restricted payments, asset sales and affiliate transactions and are guaranteed by the Guarantors. The indentures governing the 2012 Senior Notes contain provisions requiring us to offer to repurchase the notes upon a change of control.

Subordinated Notes

As of December 31, 2008, we had outstanding $175 million 7.375% senior subordinated notes due 2015 and €135 million (approximately $191 million) 7.5% senior subordinated notes due 2015 (collectively, the “2015 Subordinated Notes”). The 2015 Subordinated Notes are redeemable on or after January 1, 2010 at 103.688% and 103.750%, respectively, of the principal amount plus accrued interest, declining ratably to par on and after January 1, 2013.

As of December 31, 2008, we had outstanding €400 million (approximately $567 million) 6.875% senior subordinated notes due 2013 (the “2013 Subordinated Notes”) and $347 million aggregate principal amount ($352 million book value) under our 7.875% senior subordinated notes due 2014 (the “2014 Subordinated Notes”). The 2013 Subordinated Notes are redeemable on or after November 15, 2009 at 105.156% of the principal amount plus accrued interest, declining ratably to par on or after November 15, 2012. The 2014 Subordinated Notes are redeemable on or after November 15, 2010 at 103.938% of the principal amount plus accrued interest, declining ratably to par on or after November 15, 2012.

Interest on the 2015 Subordinated Notes is payable semiannually in January and July of each year. Interest on the 2013 Subordinated Notes and the 2014 Subordinated Notes is payable semiannually in November and May of each year. All of our subordinated notes are unsecured. The indentures governing our subordinated notes contain covenants relating, among other things, to the incurrence of debt and limitations on distributions, certain restricted payments, asset sales and affiliate transactions. Our subordinated notes are guaranteed by the Guarantors. The indentures also contain provisions requiring us to offer to repurchase the notes upon a change of control.

In February 2007, we closed on a direct private placement of $147 million (included within the total outstanding principal amount of $347 million of 2014 Subordinated Notes) in aggregate principal amount of the 2014 Subordinated Notes. These notes were issued at a premium of 104% of principal amount for a yield of 7.01%. We used the net proceeds of $152 million to redeem all (approximately €114 million) of our remaining outstanding euro denominated 10.125% senior subordinated notes due 2009, which were called for redemption on March 27, 2007 at a call price of 101.688% plus accrued interest.

Convertible Notes

Pursuant to the Settlement Agreement on December 23, 2008, we issued $250 million in Convertible Notes (recorded at $235 million fair value). The Convertible Notes will be convertible at any time, at the option of the holder, at an initial conversion rate of 127.275 shares of our common stock per $1,000 principal amount of Convertible Notes (which is equal to an initial conversion price of $7.857 per share), subject to specified anti-dilution adjustments. The Convertible Notes will bear interest at the rate of 7% per year payable semi-annually on January 1 and July 1 of each year, beginning on July 1, 2009. Interest is payable either in cash or, at our option, in shares of our common stock having a market value at that time equal to the interest payment. The Convertible Notes are our senior unsecured obligations and are not guaranteed by any of our subsidiaries, including Huntsman International.

The Convertible Notes will mature on December 23, 2018. At maturity, we may, at our option, pay the principal amount of the Convertible Notes in shares of our common stock having a market value at that time equal to the principal amount of the Convertible Notes, plus an amount equal to the underwriting spread of a nationally-recognized underwriter chosen by us that would be paid by a seller of the shares at such time.

We may redeem the Convertible Notes in whole, for cash, at the principal amount of the Convertible Notes plus accrued and unpaid interest, at any time on or after December 23, 2011 if the closing price of our common stock, for at least 20 consecutive trading days prior to the notice of redemption, exceeds 135% of the conversion price in effect at that time.

Upon occurrence of certain change of control events, the holders of the Convertible Notes may require us to redeem all or any portion of the holders’ Convertible Notes at the principal amount plus accrued and unpaid interest.

Other Debt

We maintain a $25 million European Overdraft Facility that is a demand facility used for the working capital needs for our European subsidiaries (“European Overdraft Facility”). As of December 31, 2008 and December 31, 2007, we had $16 million and $15 million U.S. dollar equivalents, respectively, in borrowings outstanding under the European Overdraft Facility. We also maintain other foreign overdraft facilities used for working capital needs.

HPS obtained secured loans for the construction of its MDI production facility. This debt consists of various committed loans. As of December 31, 2008, HPS had $25 million outstanding in U.S. dollar borrowings and 672 million in RMB borrowings (approximately $98 million) under these facilities. The interest rate on these facilities is LIBOR plus 0.48% for U.S. dollar borrowings and 90% of the Peoples Bank of China rate for RMB borrowings. As of December 31, 2008, the interest rate was approximately 3.1% for U.S. dollar borrowings and 6.5% for RMB borrowings. The loans are secured by substantially all the assets of HPS and will be repaid in 16 semiannual installments (which began on June 30, 2007). We have guaranteed 70% of any amount due and unpaid by HPS under the loans described above (except for the VAT facility, which is not guaranteed). Our guarantees remain in effect until HPS has met certain conditions. The conditions outstanding include completion of the building and equipment mortgage registrations, which are progressing as planned, and maintaining a debt service coverage ratio of at least 1.5:1 at the time such registrations are completed. Our Chinese MDI joint ventures are unrestricted subsidiaries under the Senior Credit Facilities and under the indentures governing our outstanding notes.

On October 22, 2008, HPS entered into a loan facility for the purpose of discounting commercial drafts with recourse. The facility has a stated capacity discounting up to CNY500 million (approximately $73 million) and drafts are discounted using a discount rate of 3-months Shanghai Inter-Bank Offer Rate (SIBOR) plus 4.2%. As of December 31, 2008, the all-in discount rate was 6.39%. As of December 31, 2008, HPS has discounted with recourse CNY500 million (approximately $73 million) of commercial drafts. While the facility has a maturity of July 24, 2009, the lender has the right to accept or reject drafts presented for discounting.

Our Australian subsidiaries maintain credit facilities that had an aggregate outstanding balance of A$59 million (approximately $41 million) as of December 31, 2008 ($30 million of which is classified as current portion of long term debt). These facilities are nonrecourse to Huntsman International and bear interest at the Australian index rate plus a margin of 2.4%. As of December 31, 2008, the interest rate for these facilities was 7.0%. The Australian credit facilities mature in May 2010.

We finance certain insurance premiums and, as of December 31, 2008 and 2007, we had outstanding notes payable in the amount of $23 million and $27 million, respectively. Insurance premium financings are generally secured by the unearned premiums under such policies.

On June 30, 2008, our subsidiary, Huntsman (UK) Limited, entered into a $125 million short term committed revolving credit facility maturing on June 28, 2009 (the “Short Term Revolving Facility”). In connection with an amendment to the A/R Securitization Program on November 13, 2008, we terminated the short term committed revolving credit facility of our subsidiary, Huntsman (UK) Limited, of which nothing was drawn. See “Note 16. Securitization of Accounts Receivable” to our consolidated financial statements included elsewhere in this report.

Notes Payable from Huntsman International to Huntsman Corporation

Under an existing promissory note, as of December 31, 2008 we lent $423 million to our subsidiary, Huntsman International, which funds were used by Huntsman International to repay borrowings outstanding under the Revolving Facility. This demand note is unsecured and is classified as current on the consolidated balance sheets included elsewhere in this report. As of December 31, 2008, under the terms of the note, Huntsman International promises to pay us interest on the unpaid principal amount thereof in like money at a rate per annum not to exceed 25 basis points (0.25%) less than the then current revolving loan U.S. LIBOR-based borrowing as defined by the Revolving Facility. On January 6, 2009, the interest rate was amended to a rate per annum based on the previous monthly average borrowing rate obtained under our A/R Securitization Program for U.S. dollar outstandings less 10 basis points. Notwithstanding the foregoing, the rate shall not exceed an amount that is 25 basis points less than the monthly average borrowing rate obtained for the U.S. LIBOR-based borrowings under the Revolving Facility. With our consent the principal and accrued interest outstanding under this Note may also be forgiven or capitalized or satisfied with any alternate form of consideration.

Compliance with Covenants

Our management believes that we are in compliance with the covenants contained in the agreements governing our debt instruments, including our Senior Credit Facilities, our A/R Securitization Program and the indentures governing our notes.

We have only one financial covenant under our Senior Credit Facilities (the “Leverage Covenant”), which applies to our $650 million Revolving Facility. At any time loans or letters of credit are outstanding under our Revolving Facility, the Leverage Covenant requires that Huntsman

International maintain a net secured debt to EBITDA ratio of 3.75 to 1 (as defined in the applicable agreement, the “Secured Leverage Ratio”).

If in the future we were not able to meet the Secured Leverage Ratio, unless we obtained an amendment or waiver (as to which we can provide no assurance), then, for so long as we did not meet the Secured Leverage Ratio, we would not have access to the liquidity otherwise available under our Revolving Facility. If we failed to meet the Secured Leverage Ratio at a time when we had loans or letters of credit outstanding under the Revolving Facility, we would be in default under our Senior Credit Facilities, and, unless we obtained a waiver or forbearance with respect to such default (as to which we can provide no assurance), we would be required to pay off the balance of our Senior Credit Facilities in full and would not have further access to such facilities.

The agreements governing our $575 million A/R Securitization Program also contain certain financial covenants. Any material failure to meet the A/R Securitization Program covenants in the future could lead to an event of default under the A/R Securitization Program, which could require us to cease our use of such facility. Under these circumstances, unless any default was remedied or waived, we would likely lose the ability to obtain financing with respect to our trade receivables. A material default under the A/R Securitization Program would also constitute an event of default under our Senior Credit Facilities, which could require us to pay off the balance of the Senior Credit Facilities in full and could result in the loss of our Senior Credit Facilities.

Short-Term and Long-Term Liquidity

During December 2008, pursuant to the Settlement Agreement, Hexion, Apollo and their affiliates paid us $1 billion (including the proceeds from the sale of the Convertible Notes). Prior to our receipt of such proceeds under the Settlement Agreement, we were highly dependent on our credit facilities and other debt instruments to provide liquidity for our operations and working capital needs. While we remain dependent upon our credit facilities and other debt instruments to meet our liquidity needs, as of December 31, 2008, we had $662 million of cash and restricted cash. We used $423 million of the Settlement Agreement proceeds to repay the Revolving Facility in full as of December 31, 2008.

As of December 31, 2008, we had $1,291 million of combined cash and unused borrowing capacity, consisting of the following:

•      $662 million in cash and restricted cash;

•      $618 million in availability under our Revolving Facility;

•      $9 million attributable to our European Overdraft Facility; and

•      $2 million in availability under our A/R Securitization Program.

Our liquidity can be significantly impacted by changes in working capital. For the year ended December 31, 2008, our accounts receivable and inventory, net of accounts payable in 2008, increased by $42 million, as reflected on our consolidated statement of cash flows included elsewhere in this report. We expect volatility to continue in our working capital components in 2009. We have various restructuring programs ongoing and we expect to spend approximately $125 million related to our restructuring plans during 2009. For a discussion of restructuring, impairment and plant closing costs, see “Note 11. Restructuring, Impairment and Plant Closing Costs” to our consolidated financial statements included elsewhere in this report.

During 2009 we expect to spend approximately $230 million in capital expenditures as compared to $418 million for the year ended December 31, 2008. We expect to fund our restructuring and capital expenditures through a combination of available cash, cash flows from operations and financing arrangements.

We currently have $205 million classified as current portion of long-term debt. For more information, see “Note 14. Debt” to our consolidated financial statements included elsewhere in this report. As of December 31, 2008, our current portion of long-term debt includes various short term facilities, including but not limited to our HPS draft discounting facility in China that had amounts outstanding of $73 million, our Australian credit facilities of $30 million and our insurance premium financings of $23 million. Although we can make no assurances, we currently intend to extend these debt instruments beyond their stated maturities.

On April 29, 2006, we experienced fire damage at our Port Arthur, Texas facility. This facility has been subsequently rebuilt and sold. In connection with this fire damage, we have received partial insurance proceeds to date of $365 million, of which $40 million was received in December 2008. We have claimed an additional $235 million as of December 31, 2008 as presently due and owing and unpaid under our insurance policies, and anticipate filing additional claims. The settlement of insurance claims will continue during 2009. Any anticipated additional net recoveries are expected to be used to repay secured debt. See “Note 22. Commitments and Contingencies—Port Arthur Plant Fire Insurance Litigation” and “Note 24. Casualty Losses and Insurance Recoveries—Port Arthur, Texas Plant Fire” to our consolidated financial statements included elsewhere in this report.

During the first half of 2009, we expect to complete our acquisition of the Baroda Textile Effects (India) (“Baroda”) division of Metrochem Industries, Ltd, subject to certain conditions being met. We estimate the purchase price, including certain working capital positions, to be approximately $29 million (U.S. dollar equivalents), pursuant to a non-binding agreement in principle between Baroda and our Company. This purchase price excludes from working capital the receivables existing on the closing date due to Baroda from our affiliates, which will be settled in the ordinary course. We believe that the majority of the purchase price will be funded through local Indian financing.

As of December 31, 2008, the amount outstanding under our A/R Securitization Program was $446 million compared with $428 million at December 31, 2007. This program was amended in November 2008 and was extended through November 2009. This facility fluctuates in capacity depending on the program’s eligible receivables base which is influenced by such factors as market demand, pricing and foreign currency rates. Although we can make no assurances, we intend to extend the A/R Securitization Program beyond its stated term. See “Note 16. Accounts Receivable Securitization Program” to our consolidated financial statements included elsewhere in this report.

Contractual Obligations and Commercial Commitments

Our obligations under long-term debt (including the current portion), lease agreements and other contractual commitments as of December 31, 2008 are summarized below (dollars in millions):

	2009	2010-2011	2012-2013	After 2013	Total
Long-term debt, including current portion	$205	$413	$825	$2,439	$3,882
Interest(1)	218	376	260	133	987
Operating leases	47	84	60	96	287
Purchase commitments(2)	157	183	113	75	528
Total(3)(4)	$627	$1,056	$1,258	$2,743	$5,684

(1)   Interest calculated using interest rates as of December 31, 2008 and contractual maturity dates.

(2)   We have various purchase commitments extending through 2023 for materials, supplies and services entered into in the ordinary course of business. Included in the purchase commitments table above are contracts which require minimum volume purchases that extend beyond one year or are renewable annually and have been renewed for 2009. Certain contracts allow for changes in minimum required purchase volumes in the event of a temporary or permanent shutdown of a facility. To the extent the contract requires a minimum notice period, such notice period has been included in the above table. The contractual purchase price for substantially all of these contracts is variable based upon market prices, subject to annual negotiations. We have estimated our contractual obligations by using the terms of our 2008 pricing for each contract. We also have a limited number of contracts which require a minimum payment even if no volume is purchased. We believe that all of our purchase obligations will be utilized in our normal operations.

(3)   Totals do not include commitments pertaining to our pension and other postretirement obligations. Our estimated future contributions to our pension and postretirement plans are as follows (dollars in millions).

	2009	2010-2011	2012-2013	5-Year Average Annual
Pension plans	$143	$318	$296	$132
Other postretirement obligations	13	27	26	12

(4)   The above table does not reflect expected tax payments and unrecognized tax benefits due to the inability to make a reasonably reliable estimate of the timing and amount to be paid. For additional discussion on unrecognized tax benefits, see “Note 20. Income Taxes” to our consolidated financial statement included elsewhere in this report.

Off-Balance Sheet Arrangements

Receivables Securitization

For a discussion of our A/R Securitization Program, see “Note 16. Securitization of Accounts Receivable” to our consolidated financial statements included elsewhere in this report.

Guarantees

On September 19, 2003, SLIC obtained secured financing for the construction of production facilities. SLIC obtained various committed loans in the aggregate amount of approximately $230 million in U.S. dollar equivalents. As of December 31, 2008, there were $68 million and RMB 840 million (approximately $123 million) in outstanding borrowings under these facilities. The interest rate on these facilities is LIBOR plus 0.48% for U.S. dollar borrowings and 90% of the Peoples Bank of China rate for RMB borrowings. The loans are secured by substantially all the assets of SLIC and will be paid in 16 semiannual installments (of which 13 installments remain), which began on June 30, 2007. We unconditionally guarantee 35% of any amounts due and unpaid by SLIC under the loans described above (except for the VAT facility which is not guaranteed). Our guarantee remains in effect until SLIC has met certain conditions. The conditions outstanding include completion of the building and equipment mortgage registrations, which are progressing as planned, and maintaining a debt service coverage ratio of at least 1:1 at the time such registrations are completed. We have estimated that the fair value of this guarantee is nil as of the closing of the transaction and, accordingly, no amounts have been recorded.

Our unconsolidated Saudi Arabia joint venture with Zamil Group obtained various loan commitments in the aggregate amount of approximately $195 million in U.S. dollar equivalents, of which $45 million was drawn under a short term bridge loan facility as of December 31, 2008. We have provided certain guarantees of approximately $14 million for these commitments, and our guarantees will terminate upon completion of the project and satisfaction of certain other conditions. We have estimated that the fair value of such guarantees was nil as of the closing date of this transaction and,accordingly, no amounts have been recorded. In connection with the funding of this joint venture, in December 2008 one of our subsidiaries obtained financing from a Saudi bank of approximately $10 million U.S. dollar equivalents for a portion of our share of our equity contribution previously made.

Restructuring, Impairment and Plant Closing Costs

For a discussion of restructuring, impairment and plant closing costs, see “Note 11. Restructuring, Impairment and Plant Closing Costs” to our consolidated financial statements included elsewhere in this report.

Legal Proceedings

For a discussion of legal proceedings, see “Note 22. Commitments and Contingencies—Legal Matters” to our consolidated financial statements included elsewhere in this report.

Environmental, Health and Safety Matters

For a discussion of environmental, health and safety matters, see “Note 23. Environmental, Health and Safety Matters” to our consolidated financial statements included elsewhere in this report.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

For a discussion of recently issued accounting pronouncements, see “Note 2. Summary of Significant Accounting Policies—Recently Issued Accounting Pronouncements” to our consolidated financial statements included elsewhere in this report.

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the U.S. requires management to make judgments, estimates and assumptions that affect the reported amounts in the consolidated financial statements. Our significant accounting policies are summarized in “Note 2. Summary of Significant Accounting Policies” to our consolidated financial statements included elsewhere in this report. Summarized below are our critical accounting policies:

Casualty Losses and Insurance Recoveries

PORT ARTHUR, TEXAS PLANT FIRE

On April 29, 2006, our Port Arthur, Texas olefins manufacturing plant (which we sold in November 2007) experienced a major fire. With the exception of cyclohexane operations at the site, which were restarted in June 2006, the operations at the site were shutdown until the fourth quarter of 2007. The Port Arthur manufacturing plant is covered by property damage and business interruption insurance. With respect to coverage for this outage, the deductible for property damage is $10 million and business interruption coverage does not apply for the first 60 days, subject to a combined deductible for property damage and business interruption of $60 million.

Through December 31, 2008, we received partial recovery advances on this loss totaling $365 million, including $40 million received in December 2008. We have claimed an additional approximately $235 million as of December 31, 2008, as presently due and owing and unpaid under the insurance policy for losses caused by the fire, and anticipate filing additional claims. On December 29, 2008, we reached a partial settlement with certain of the Reinsurers (the “Partial Fire Insurance Settlement”) whereby we received a partial claim reimbursement of $40 million and we and the Reinsurers agreed to dismiss all legal suits arising from this insured loss and to participate in non-binding mediation scheduled to occur in February 2009 and, if the non-binding mediation is not successful, in binding arbitration targeted to occur in the later half of 2009. Also as part of the Partial Fire Insurance Settlement, the Reinsurers that are parties to such agreement agreed that none of their respective portion, or $340 million of the $365 million of partial recovery advances received to date are refundable (those insurers representing the other $25 million portion received to date were not required to enter into this agreement because their coverage limits had been exhausted at much lower levels).

Through December 31, 2008, we had recorded $190 million of repair and maintenance costs and fixed costs incurred during the business interruption period and had recognized in earnings a corresponding amount of the partial recovery amounts. Prior to the Partial Fire Insurance Settlement, we had deferred recognition of the gain associated with partial recovery advances and these amounts were included in accrued liabilities on the accompanying consolidated balance sheets. As a result of the Partial Fire Insurance Settlement, we recognized a gain of $175 million in the fourth quarter of 2008 which represented all previously deferred insurance recovery gain amounts. The following table describes changes to the deferred insurance recovery gain during the years ended December 31, 2008, 2007 and 2006 (dollars in millions):

	2008	2007	2006
Balance at January 1	$137	$94	$—
Insurance recovery advances	40	175	150
Incurrence of repair and maintenance costs during the period	(2)	(52)	(17)
Incurrence of fixed costs during the business interruption period	—	(80)	(39)
Recognition of deferred gain in connection with the Partial
Fire Insurance Settlement	(175)	—	—
Balance as of December 31	$—	$137	$94

Future collections on this insured loss, if any, will represent additional income for us upon final settlement.

2005 U.S. GULF COAST STORMS

On September 22, 2005, we sustained property damage at our Port Neches and Port Arthur, Texas facilities as a result of a hurricane. We maintain customary insurance coverage for property damage and business interruption. With respect to coverage of these losses, the deductible for property damage was $10 million per site, while business interruption coverage does not apply for the first 60 days.

During 2007 and 2006, we received insurance recovery advances of $38 million related to the 2005 Gulf Coast storms. On December 12, 2008, the insurers agreed to pay an additional $3 million of insurance recovery advances related to the 2005 Gulf Coast storms, of which $2 million was received as of December 31, 2008. We and our insurers are working to reach a settlement on the remainder of the insurance claim, and we can provide no assurance with respect to the ultimate resolution of this matter. Any future collections will represent income for us upon final settlement.

Fair Value of Convertible Notes

Pursuant to the Settlement Agreement, on December 23, 2008, we issued $250 million of our Convertible Notes to Apollo affiliates under the Note Purchase Agreement. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 157, Fair Value Measurements, and the guidance included in FASB Staff Position (“FSP”) No. 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active, we recorded these Convertible Notes in our accounting records at a fair value of $235 million.

We primarily used the income approach to determine the fair value of the Convertible Notes. Fair value is based on the present value of estimated future cash flows, calculated using management’s best estimates of key assumptions including relevant interest rates, expected share volatility, dividend yields, and the probabilities associated with certain features of the Convertible Notes. We also used the market approach to assess comparables and corroborate the fair value determined using the income approach.

Management used judgment with respect to assumptions used in estimating the fair value of the Convertible Notes. The effect of the following changes in certain key assumptions is summarized as follows (dollars in millions):

Assumptions	Balance Sheet Impact(1)
Expected volatility
—10% increase	6
—10% decrease	(7)
Effective market yield
—1% increase	(6)
—1% decrease	6

(1)          Estimated increase (decrease) to December 31, 2008 fair value of Convertible Notes

Revenue Recognition

We generate substantially all of our revenues through sales in the open market and long-term supply agreements. We recognize revenue when it is realized or realizable and earned. Revenue for product sales is recognized when a sales arrangement exists, risk and title to the product transfer to the customer, collectibility is reasonably assured and pricing is fixed or determinable. The transfer of risk and title to the product to the customer usually occurs at the time shipment is made.

Revenue arrangements that contain multiple deliverables, which relate primarily to the licensing of technology, are evaluated in accordance with Emerging Issues Task Force (“EITF”) Issue No. 00-21, Revenue Arrangements with Multiple Deliverables, to determine whether the arrangements should be divided into separate units of accounting and how the arrangement consideration should be measured and allocated among the separate units of accounting.

Inventories

Inventories are stated at the lower of cost or market, with cost determined using last-in first-out, first-in first-out, and average cost methods for different components of inventory. Market is determined based on net realizable value for finished goods inventories and replacement cost for raw materials and work-in-process inventories. In periods of declines in the selling prices of our finished products, inventory carrying values may exceed the net realizable value upon sale, resulting in a lower of cost or market charge. We evaluate the need for a lower of cost or market adjustment to inventories based on the period-end selling prices of our finished products.

As a result of the recent decline in selling prices, we recognized a charge of $34 million in the fourth quarter of 2008 to write our inventories down to the lower of cost or market values. This lower of cost or market adjustment was recorded primarily on finished goods inventories, as well as some of the raw materials inventories expected to be used in the production of such finished goods inventories. The charge resulted primarily from declines in MDI selling prices in Asia, as well as sharp declines in raw materials prices for benzene prior to period end. The write-down represented an approximately 6% and 34% decrease to our total MDI and benzene inventories, respectively, and our MDI and benzene inventories represented 15% and 2% of our total consolidated inventories, respectively.

Long-Lived Assets

The determination of useful lives of our property, plant and equipment is considered a critical accounting estimate. Such lives are estimated based upon our historical experience, engineering estimates and industry information and are reviewed when economic events indicate that we may not be able to recover the carrying value of the assets. The estimated lives of our property range from 3 to 33 years and depreciation is recorded on the straight-line method. Inherent in our estimates of useful lives is the assumption that periodic maintenance and an appropriate level of annual capital expenditures will be performed. Without on-going capital improvements and maintenance, the productivity and cost efficiency declines and the useful lives of our assets would be shorter.

Management uses judgment to estimate the useful lives of our long-lived assets. At December 31, 2008, if the estimated useful lives of our property, plant and equipment had either been one year greater or one year less than their recorded lives, then depreciation expense for the year ended December 31, 2008 would have been approximately $24 million less or $28 million greater, respectively.

We are required to evaluate our plant assets whenever events indicate that the carrying value may not be recoverable in the future or when management’s plans change regarding those assets, such as idling or closing a plant. We evaluate impairment by comparing undiscounted cash flows of the related asset groups that are largely independent of the cash flows of other asset groups to their carrying values. Key assumptions in determining the future cash flows include the useful life, technology, competitive pressures, raw material pricing and regulations. In connection with our asset evaluation policy, we reviewed all of our long-lived assets for indicators that the carrying value may not be recoverable and determined that such indicators existed only for certain of our long-lived assets, representing approximately 18% of our consolidated long-lived assets. Due to consecutive periods of operating losses, we tested these long-lived assets for recoverability as of December 31, 2008 and determined that no impairment charge was necessary, as the undiscounted cash flow projections exceeded the asset carrying values.

Goodwill

We test our goodwill for impairment at least annually (at the beginning of the third quarter) and when events and circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. Goodwill has been assigned to reporting units for purposes of impairment testing. Currently, substantially all of our goodwill balance relates to our Advanced Materials reporting unit.

Fair value is estimated using the market approach, as well as the income approach based on discounted cash flow projections. The estimated fair values of our reporting units are dependent on several significant assumptions including, among others, market information, operating results, earnings projections and anticipated future cash flows.

We previously tested goodwill for impairment at the beginning of the third quarter of 2008 as part of the annual impairment testing procedures and determined that no goodwill impairment existed. Our Advanced Materials reporting unit has continued to produce EBITDA in excess of $140 million since its acquisition in 2005 that created the goodwill balance, with $149 million of EBITDA in 2008, compared to $154 million in 2005. At the time of the acquisition, the implied fair value of the reporting unit over its carrying value was significant, and due to the continued performance of this reporting unit, we continue to believe the excess of fair value of the reporting unit over its carrying value is still significant.

Since our annual impairment testing procedures, our market capitalization has declined below the net book value of our company. We have evaluated the movement in our stock price as it relates to the fair values of our reporting units. Based on this evaluation, we determined that we did not have a triggering event in the fourth quarter that would require an interim goodwill impairment test.

Restructuring and Plant Closing Costs

We have recorded restructuring charges in recent periods in connection with closing certain plant locations, work force reductions and other cost savings programs. These charges are recorded when management has committed to a plan and incurred a liability related to the plan. Also in connection with the Textile Effects Acquisition, we recorded liabilities for workforce reduction, non-cancelable lease termination costs and demolition, decommissioning and other restructuring costs. Estimates for plant closing costs include the write-off of the carrying value of the plant, any necessary environmental and/or regulatory costs, contract termination and demolition costs. Estimates for work force reductions and other costs savings are recorded based upon estimates of the number of positions to be terminated, termination benefits to be provided and other information as necessary. While management evaluates the estimates on a quarterly basis and will adjust the reserve when information indicates that the estimate is above or below the initial estimate, management’s estimates on a project-by-project basis have not varied to a material degree. For further discussion of our restructuring activities, see “Note 11. Restructuring, Impairment and Plant Closing Costs” to our consolidated financial statements included elsewhere in this report.

Income Taxes

We use the asset and liability method of accounting for income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial and tax reporting purposes. We evaluate deferred tax assets to determine whether it is more likely than not that they will be realized. Valuation allowances are reviewed each period on a tax jurisdiction by tax jurisdiction basis to analyze whether there is sufficient positive or negative evidence to support a change in judgment about the realizability of the related deferred tax assets.

We do not provide for income taxes or benefits on the undistributed earnings of our non-U.S. subsidiaries as earnings are reinvested and, in the opinion of management, will continue to be reinvested indefinitely.

We adopted FIN 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, on January 1, 2007. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance SFAS No. 109, Accounting for Income Taxes, by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The application of income tax law is inherently complex. We are required to determine if an income tax position meets the criteria of more-likely-than-not to be realized based on the merits of the position under tax laws, in order to recognize an income tax benefit. This requires us to make many assumptions and judgments regarding merits of income tax positions and the application of income tax law. Additionally, if a tax position meets the recognition criteria of more-likely-than-not we are required to make judgments and assumptions to measure the amount of the tax benefits to recognize based on the probability of the amount of tax benefits that would be realized if the tax position was challenged by the taxing authorities. Interpretations and guidance surrounding income tax laws and regulations change over time. As a consequence, changes in assumptions and judgments can materially affect amounts recognized in the consolidated financial statements.

Employee Benefit Programs

We sponsor several contributory and non-contributory defined benefit plans, covering employees primarily in the U.S., the U.K., the Netherlands, Belgium and Switzerland, but also covering employees in a number of other countries. We fund the material plans through trust arrangements (or local equivalents) where the assets are held separately from us. We also sponsor unfunded postretirement plans which provide medical and life insurance benefits covering certain employees in the U.S. and

Canada. Amounts recorded in the consolidated financial statements are recorded based upon actuarial valuations performed by various independent actuaries. Inherent in these valuations are numerous assumptions regarding expected return on assets, discount rates, compensation increases, mortality rates and health care costs trends. These assumptions are disclosed in “Note 19. Employee Benefit Plans” to our consolidated financial statements included elsewhere in this report.

Management, with the advice of its actuaries, uses judgment to make assumptions on which our employee benefit plan liabilities and expenses are based. The effect of a 1% change in three key assumptions is summarized as follows (dollars in millions):

Assumptions	Statement of Operations(1)	Balance Sheet Impact(2)
Discount rate
—1% increase	$(16)	$(364)
—1% decrease	23	422
Expected return on assets
—1% increase	(27)	—
—1% decrease	27	—
Rate of compensation increase
—1% increase	18	100
—1% decrease	(13)	(93)

(1)          Estimated increase (decrease) on 2008 net periodic benefit cost

(2)          Estimated increase (decrease) on December 31, 2008 pension and postretirement liabilities and accumulated other comprehensive (loss) income

Stock-Based Compensation Plans

Management uses judgment in determining assumptions used in the Black-Scholes valuation model to estimate fair value of its stock-based compensation plans. Because we did not have stock-based compensation plans prior to our initial public offering of common stock in February 2005, our ability to use historical experience for assumptions related to stock-based compensation plans has been limited. As of December 31, 2008, the effect of a 10% change in expected volatility and expected life of stock options granted would not be significant to our statements of operations or balance sheets.

Environmental Reserves

Environmental remediation costs for our facilities are accrued when it is probable that a liability has been incurred and the amount can be reasonably estimated. Estimates of environmental reserves require evaluating government regulation, available technology, site-specific information and remediation alternatives. We accrue an amount equal to our best estimate of the costs to remediate based upon the available information. Adjustments to our estimates are made periodically based upon additional information received as remediation progresses. For further information, see “Note 23. Environmental, Health and Safety Matters” to our consolidated financial statements included elsewhere in this report.

ITEM 7A.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

We are exposed to market risks, such as changes in interest rates, foreign exchange rates and commodity pricing risks. From time to time, we enter into transactions, including transactions involving derivative instruments, to manage certain of these exposures.

All derivatives, whether designated in hedging relationships or not, are recorded on our balance sheet at fair value. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and the hedged items are recognized in earnings. If the derivative is designated as a cash flow hedge, changes in the fair value of the derivative are recorded in accumulated other comprehensive (loss) income, to the extent effective, and will be recognized in the income statement when the hedged item affects earnings. To the extent applicable, we perform effectiveness assessments in order to use hedge accounting at each reporting period. For a derivative that does not qualify as a hedge, changes in fair value are recognized in earnings.

We also hedge our net investment in certain European operations. Changes in the fair value of the hedge in the net investment of certain European operations are recorded in accumulated other comprehensive (loss) income.

INTEREST RATE RISKS

Through our borrowing activities, we are exposed to interest rate risk. Such risk arises due to the structure of our debt portfolio, including the duration of the portfolio and the mix of fixed and floating interest rates. Actions taken to reduce interest rate risk include managing the mix and rate characteristics of various interest bearing liabilities, as well as entering into interest rate derivative instruments.

From time to time, we may purchase interest rate swaps and/or interest rate collars to reduce the impact of changes in interest rates on our floating-rate long-term debt. Under interest rate swaps, we agree with other parties to exchange, at specified intervals, the difference between fixed-rate and floating-rate interest amounts calculated by reference to an agreed notional principal amount. The collars entitle us to receive from the counterparties (major banks) the amounts, if any, by which our interest payments on certain of our floating-rate borrowings exceed a certain rate, and require us to pay to the counterparties (major banks) the amount, if any, by which our interest payments on certain of our floating-rate borrowings are less than a certain rate.

Interest rate contracts were recorded as a component of other noncurrent liabilities as of December 31, 2008 and 2007. The effective portion of the changes in the fair value of the swaps were recorded in accumulated other comprehensive (loss) income, with any ineffectiveness recorded in interest expense. As of December 31, 2008 and 2007, the fair value of these contracts was not significant. As of December 31, 2008 and 2007, the contracts had a notional amount of $13 million and $14 million, respectively, and a maturity date of 2010 each.

For the years ended December 31, 2008 and 2007, the changes in accumulated other comprehensive (loss) income associated with cash flow hedging activities were not considered significant.

On July 2, 2007, we let expire an interest rate contract of notional amount of $60 million pursuant to which we had swapped LIBOR interest for a fixed rate of 4.315%.

During 2009, interest expense of approximately nil is expected to be reclassified to earnings. The actual amount that will be reclassified to earnings over the next twelve months may vary from this amount due to changing market conditions. We are exposed to credit losses in the event of nonperformance by a counterparty to the derivative financial instruments. We anticipate, however, that the counterparties will be able to fully satisfy obligations under the contracts. Market risk arises from changes in interest rates.

FOREIGN EXCHANGE RATES RISK

Our cash flows and earnings are subject to fluctuations due to exchange rate variation. Our revenues and expenses are denominated in various currencies. From time to time, we may enter into foreign currency derivative instruments to minimize the short-term impact of movements in foreign currency rates. Where practicable, we generally net multicurrency cash balances among our subsidiaries to help reduce exposure to foreign currency exchange rates. Certain other exposures may be managed from time to time through financial market transactions, principally through the purchase of spot or forward foreign exchange contracts (generally with maturities of one year or less). We do not hedge our currency exposures in a manner that would eliminate the effect of changes in exchange rates on our cash flows and earnings. Our A/R Securitization Program in certain circumstances requires that we enter into forward foreign currency hedges intended to hedge currency exposures. As of December 31, 2008 and December 31, 2007, we had no forward currency hedges outstanding.

On January 15, 2008, we entered into a series of forward foreign currency contracts in our Pigments segment to partially hedge the impact, for up to one year, of movements in foreign currency rates associated with the purchases of raw materials and sales of pigment in non-functional currencies. As of December 31, 2008, these contracts had a notional amount of approximately $9 million and were designated as cash flow hedges. As of December 31, 2008, the fair value of these contracts was not considered significant. For the year ended December 31, 2008, the effective portion of the changes in the fair value was not significant with ineffectiveness of $1 million recorded as a decrease in sales, $1 million recorded as a reduction in cost of sales and a foreign currency loss of $1 million.

On October 24, 2008, we unwound a cross currency interest rate swap pursuant to which we had swapped $153 million of LIBOR floating rate debt payments for €116 million of EURIBOR floating rate debt payments. This swap was not designated as a hedge for financial reporting purposes. For the years ended December 31, 2008 and 2007, we recorded a foreign currency gain (loss) on this swap of $21 million and ($17) million, respectively, in the consolidated statement of operations, included elsewhere in this report.

On October 24, 2008, we unwound a cross currency interest rate swap pursuant to which we had swapped $96 million of LIBOR floating rate debt payments for €71 million of EURIBOR floating rate debt payments. This swap was designated as a hedge of a net investment for financial reporting purposes. We received a cash benefit from the unwind of $3 million in the fourth quarter of 2008. For the years ended December 31, 2008 and 2007, the effective portion of the changes in the fair value of $14 million and ($8) million, respectively, was recorded as income (loss) in other comprehensive (loss) income, with ineffectiveness of $2 million and nil, respectively, recorded in interest expense in the consolidated statement of operations included elsewhere in this report.

On July 12, 2007, we unwound a cross currency interest rate swap pursuant to which we had swapped $31 million of 11.0% fixed rate debt for €25 million of 9.4% fixed rate debt. The swap was not designated as a hedge for financial reporting purposes. We recorded an unrealized foreign currency loss on this swap of $2 million and $3 million, respectively, in our consolidated statements of operations included elsewhere in this report, for the years ended December 31, 2007 and 2006.

A significant portion of our debt is denominated in euros. We also finance certain of our non-U.S. subsidiaries with intercompany loans that are, in many cases, denominated in currencies other than the entities’ functional currency. We manage the net foreign currency exposure created by this debt through various means, including cross-currency swaps, the designation of certain intercompany loans as permanent loans because they are not expected to be repaid in the foreseeable future (“permanent loans”) and the designation of certain debt and swaps as net investment hedges.

Foreign currency transaction gains and losses on intercompany loans that are not designated as permanent loans are recorded in earnings. Foreign currency transaction gains and losses on intercompany loans that are designated as Permanent Loans are recorded in other comprehensive income. From time to time, we review such designation of intercompany loans.

From time to time, we review our non-U.S. dollar denominated debt and swaps to determine the appropriate amounts designated as hedges. As of December 31, 2008, we have designated approximately €205 million of euro-denominated debt as a hedge of our net investments. As of December 31, 2008, we had approximately €961 million in net euro assets.

COMMODITY PRICES RISK

Our exposure to changing commodity prices is somewhat limited since the majority of our raw materials are acquired at posted or market related prices, and sales prices for many of our finished products are at market related prices which are largely set on a monthly or quarterly basis in line with industry practice. Consequently, we do not generally hedge our commodity exposures.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page

Huntsman Corporation and Subsidiaries:
Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2008 and 2007	F-3
Consolidated Statements of Operations and Comprehensive (Loss) Income for the Years Ended December 31, 2008, 2007 and 2006	F-4
Consolidated Statements of Equity for the Years Ended December 31, 2008, 2007 and 2006	F-6
Consolidated Statements of Cash Flows for the Years Ended December 31, 2008, 2007 and 2006	F-7

Huntsman International LLC and Subsidiaries:
Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-9
Consolidated Balance Sheets as of December 31, 2008 and 2007	F-10
Consolidated Statements of Operations and Comprehensive (Loss) Income for the Years Ended December 31, 2008, 2007 and 2006	F-11
Consolidated Statements of Equity for the Years Ended December 31, 2008, 2007 and 2006	F-12
Consolidated Statements of Cash Flows for the Years Ended December 31, 2008, 2007 and 2006	F-13

Huntsman Corporation and Subsidiaries and Huntsman International LLC and Subsidiaries:
Notes to Consolidated Financial Statements	F-15

Schedules to Consolidated Financial Statements
Schedule to Consolidated Financial Statements, Schedule I—Condensed Financial Information of Registrant	F-113
Schedule to Consolidated Financial Statements, Schedule II—Valuation and Qualifying Accounts	F-117

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Huntsman Corporation and subsidiaries

We have audited the accompanying consolidated balance sheets of Huntsman Corporation and subsidiaries (the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations and comprehensive (loss) income, equity, and cash flows for each of the three years in the period ended December 31, 2008. Our audits also included the financial statement schedules listed in the Index on page F-1. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Huntsman Corporation and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.

As discussed in Note 2 and 19 to the consolidated financial statements, the Company adopted certain provisions of FASB Statement No. 158, Employers’ Accounting for Defined Benefit Pensions and Other Postretirement Plans, on each of December 31, 2006 and January 1, 2008; and FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, on January 1, 2007.

As discussed in Note 2 and 30 to the consolidated financial statements, such statements have been adjusted for the retrospective application of FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51, which was adopted by the Company on January 1, 2009, and for the changes in reportable segments that occurred in the first quarter of 2009.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2008, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 25, 2009 (not presented herein) expressed an unqualified opinion on the Company’s internal control over financial reporting.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

February 25, 2009 (July 28, 2009 as to the effects of the adoption of FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51, described in Note 2 and the changes in reportable segments described in Note 30)

HUNTSMAN CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In Millions, Except Share and Per Share Amounts)

	December 31,
	2008	2007
ASSETS

Current assets:
Cash and cash equivalents	$657	$154
Restricted cash	5	—
Accounts and notes receivable (net of allowance for doubtful accounts of $47 and $43, respectively)	905	1,253
Accounts receivable from affiliates	8	9
Inventories, net	1,500	1,452
Prepaid expenses	45	37
Deferred income taxes	21	73
Other current assets	99	117
Total current assets	3,240	3,095

Property, plant and equipment, net	3,649	3,763
Investment in unconsolidated affiliates	267	228
Intangible assets, net	153	173
Goodwill	92	93
Deferred income taxes	284	350
Notes receivable from affiliates	9	8
Other noncurrent assets	364	456
Total assets	$8,058	$8,166

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$731	$1,005
Accounts payable to affiliates	16	13
Accrued liabilities	617	885
Deferred income taxes	36	3
Current portion of long-term debt	205	69
Total current liabilities	1,605	1,975

Long-term debt	3,677	3,500
Deferred income taxes	117	154
Notes payable to affiliates	6	5
Other noncurrent liabilities	1,021	679
Total liabilities	6,426	6,313

Commitments and contingencies (Notes 22 and 23)

Equity
Huntsman Corporation stockholders’ equity:
Common stock $0.01 par value, 1,200,000,000 shares authorized, 234,430,334 and 222,012,474 issued and 233,553,515 and 221,036,190 outstanding in 2008 and 2007, respectively	2	2
Mandatory convertible preferred stock $0.01 par value, 100,000,000 shares authorized, 5,750,000 issued and outstanding at December 31, 2007	—	288
Additional paid-in capital	3,141	2,831
Unearned stock-based compensation	(13)	(12)
Accumulated deficit	(1,031)	(1,540)
Accumulated other comprehensive (loss) income	(489)	257
Total Huntsman Corporation stockholders’ equity	1,610	1,826
Noncontrolling interests in subsidiaries	22	27
Total equity	1,632	1,853
Total liabilities and equity	$8,058	$8,166

See accompanying notes to consolidated financial statements.

HUNTSMAN CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE (LOSS) INCOME

(In Millions, Except Share and Per Share Amounts)

	Year ended December 31,
	2008	2007	2006
Revenues:
Trade sales, services and fees	$10,117	$9,480	$8,622
Related party sales	98	171	109
Total revenues	10,215	9,651	8,731
Cost of goods sold	8,951	8,111	7,309
Gross profit	1,264	1,540	1,422
Operating expenses:
Selling, general and administrative	882	871	761
Research and development	154	145	115
Other operating expense (income)	27	(55)	(114)
Restructuring, impairment and plant closing costs	36	42	15
Total expenses	1,099	1,003	777
Operating income	165	537	645
Interest expense, net	(263)	(286)	(351)
Loss on accounts receivable securitization program	(27)	(21)	(13)
Equity in income of investment in unconsolidated affiliates	14	13	4
Loss on early extinguishment of debt	(1)	(2)	(27)
Income (expenses) associated with the Merger	780	(210)	—
Other income	1	—	2
Income from continuing operations before income taxes	669	31	260
Income tax (expense) benefit	(190)	12	50
Income from continuing operations	479	43	310
Income (loss) from discontinued operations (including gain (loss) on disposal of $11 in 2008, ($340) in 2007 and ($302) in 2006), net of tax	117	(217)	(133)
Income (loss) before extraordinary gain (loss)	596	(174)	177
Extraordinary gain (loss) on the acquisition of a business, net of tax of nil	14	(7)	56
Net income (loss)	610	(181)	233
Less net (income) loss attributable to noncontrolling interests	(1)	9	(3)
Net income (loss) attributable to Huntsman Corporation	$609	$(172)	$230
Net income (loss)	$610	$(181)	$233
Other comprehensive (loss) income	(749)	321	149
Comprehensive (loss) income	(139)	140	382
Less comprehensive loss (income) attributable to noncontrolling interests	2	6	(3)
Comprehensive (loss) income attributable to Huntsman Corporation	$(137)	$146	$379

(Continued)

HUNTSMAN CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE (LOSS) INCOME (Continued)

(In Millions, Except Share and Per Share Amounts)

	Year ended December 31,
	2008	2007	2006
Basic income (loss) per share:
Income from continuing operations attributable to Huntsman Corporation common stockholders	$2.06	$0.23	$1.39
Income (loss) from discontinued operations attributable to Huntsman Corporation common stockholders, net of tax	0.50	(0.98)	(0.60)
Extraordinary gain (loss) on the acquisition of a business attributable to Huntsman Corporation common stockholders	0.06	(0.03)	0.25
Net income (loss) attributable to Huntsman Corporation common stockholders	$2.62	$(0.78)	$1.04
Weighted average shares	231,968,936	220,948,495	220,618,478
Diluted income (loss) per share:
Income from continuing operations attributable to Huntsman Corporation common stockholders	$2.04	$0.22	$1.32
Income (loss) from discontinued operations attributable to Huntsman Corporation common stockholders, net of tax	0.50	(0.93)	(0.57)
Extraordinary gain (loss) on the acquisition of a business attributable to Huntsman Corporation common stockholders	0.06	(0.03)	0.24
Net income (loss) attributable to Huntsman Corporation common stockholders	$2.60	$(0.74)	$0.99
Weighted average shares	234,263,249	232,792,291	233,142,373
Amounts attributable to Huntsman Corporation common stockholders:
Income from continuing operations	$478	$52	$307
Income (loss) from discontinued operations, net of tax	117	(217)	(133)
Extraordinary gain (loss) on the acquisition of a business	14	(7)	56
Net income (loss)	$609	$(172)	$230
Dividends per share	$0.40	$0.40	$—

See accompanying notes to consolidated financial statements.

HUNTSMAN CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EQUITY

(Dollars in Millions)

	Huntsman Corporation Stockholders
	Shares							Accumulated
	Common Stock	Mandatory convertible preferred stock	Common stock	Mandatory convertible preferred stock	Additional paid-in capital	Unearned stock-based compensation	Accumulated deficit	other comprehensive (loss) income	Noncontrolling interests in subsidiaries	Total equity
Balance, January 1, 2006	220,451,484	5,750,000	$2	$288	$2,780	$(12)	$(1,506)	$(31)	$20	$1,541
Net income	—	—	—	—	—	—	230	—	3	233
Other comprehensive income	—	—	—	—	—	—	—	149	—	149
Issuance of nonvested stock awards	—	—	—	—	9	(9)	—	—	—	—
Vesting of stock awards	278,531	—	—	—	—	—	—	—	—	—
Recognition of stock-based compensation	—	—	—	—	9	8	—	—	—	17
Cumulative effect of adoption of SFAS No. 158, net of tax	—	—	—	—	—	—	—	(179)	—	(179)
Repurchase and cancellation of stock awards	(77,586)	—	—	—	—	—	(2)	—	—	(2)
Contributions from noncontrolling interest shareholder	—	—	—	—	—	—	—	—	6	6
Balance, December 31, 2006	220,652,429	5,750,000	2	288	2,798	(13)	(1,278)	(61)	29	1,765
Net loss	—	—	—	—	—	—	(172)	—	(9)	(181)
Other comprehensive income	—	—	—	—	—	—	—	318	3	321
Issuance of nonvested stock awards	—	—	—	—	10	(10)	—	—	—	—
Vesting of stock awards	393,555	—	—	—	—	—	—	—	—	—
Stock options exercised	99,332	—	—	—	2	—	—	—	—	2
Recognition of stock-based compensation	—	—	—	—	13	11	—	—	—	24
Repurchase and cancellation of stock awards	(109,126)	—	—	—	—	—	(2)	—	—	(2)
Dividends declared on common stock	—	—	—	—	—	—	(88)	—	—	(88)
Reversal of valuation allowance on deferred tax assets related to previous equity transactions	—	—	—	—	8	—	—	—	—	8
Increase in noncontrolling interest resulting from acquisition of a business	—	—	—	—	—	—	—	—	4	4
Balance, December 31, 2007	221,036,190	5,750,000	2	288	2,831	(12)	(1,540)	257	27	1,853
Net income	—	—	—	—	—	—	609	—	1	610
Other comprehensive loss	—	—	—	—	—	—	—	(746)	(3)	(749)
Issuance of nonvested stock awards	—	—	—	—	12	(12)	—	—	—	—
Vesting of stock awards	594,908	—	—	—	1	—	—	—	—	1
Recognition of stock-based compensation	—	—	—	—	9	11	—	—	—	20
Repurchase and cancellation of stock awards	(160,058)	—	—	—	—	—	(4)	—	—	(4)
Preferred stock conversion	12,082,475	(5,750,000)	—	(288)	288	—	—	—	—	—
Effect of adoption of SFAS No. 158, net of tax	—	—	—	—	—	—	(3)	—	—	(3)
Dividends declared on common stock	—	—	—	—	—	—	(93)	—	—	(93)
Dividends paid to noncontrolling interest shareholders	—	—	—	—	—	—	—	—	(3)	(3)
Balance, December 31, 2008	233,553,515	—	$2	$—	$3,141	$(13)	$(1,031)	$(489)	$22	$1,632

See accompanying notes to consolidated financial statements

HUNTSMAN CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Millions)

	Year ended December 31,
	2008	2007	2006
Operating Activities:
Net income (loss)	$610	$(181)	$233
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Extraordinary (gain) loss on the acquisition of a business, net of tax	(14)	7	(56)
Equity in income of investment in unconsolidated affiliates	(14)	(13)	(4)
Dividends received from unconsolidated affiliates	11	—	—
Depreciation and amortization	398	413	465
Provision for losses on accounts receivable	6	3	6
Loss on disposal of businesses/assets, net	6	269	209
Loss on early extinguishment of debt	1	2	27
Noncash interest expense	2	5	5
Noncash restructuring, impairment and plant closing costs	7	15	18
Deferred income taxes	202	(203)	(82)
Net unrealized loss (gain) on foreign currency transactions	4	(9)	(42)
Stock-based compensation	20	26	18
Noncash gain on partial fire insurance settlement	(135)	—	—
Other, net	3	(1)	5
Changes in operating assets and liabilities:
Accounts and notes receivable	263	56	228
Inventories, net	(119)	(74)	(59)
Prepaid expenses	(9)	3	(15)
Other current assets	(1)	53	(51)
Other noncurrent assets	41	(158)	163
Accounts payable	(186)	(148)	22
Accrued liabilities	(64)	(87)	22
Other noncurrent liabilities	(265)	(30)	(220)
Net cash provided by (used in) operating activities	767	(52)	892
Investing Activities:
Capital expenditures	(418)	(665)	(550)
Acquisition of business, net of cash acquired and post-closing adjustments	(2)	13	(177)
Proceeds from sale of businesses/assets, net of adjustments	(26)	850	895
Investment in unconsolidated affiliates	(44)	(17)	(14)
Cash received from unconsolidated affiliates	10	4	2
Proceeds from maturity of government securities, restricted as to use	4	14	14
Change in restricted cash	(8)	—	—
Other, net	(5)	1	4
Net cash (used in) provided by investing activities	(489)	200	174

(Continued)

HUNTSMAN CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(Dollars in Millions)

	Year ended December 31,
	2008	2007	2006
Financing Activities:
Net borrowings (repayments) under revolving loan facilities	$11	$(17)	$(6)
Net borrowings (repayments) on overdraft facilities and other short-term debt	8	15	(7)
Repayments of long-term debt	(11)	(422)	(1,784)
Proceeds from issuance of long-term debt	336	266	872
Borrowings on notes payable	48	56	74
Repayments of notes payable	(55)	(60)	(63)
Debt issuance costs paid	(5)	(5)	(13)
Call premiums related to early extinguishment of debt	—	(1)	(30)
Dividends paid to common stockholders	(93)	(88)	—
Dividends paid to preferred stockholders	(4)	(14)	(14)
Repurchase and cancellation of stock awards	(4)	—	—
Contribution from noncontrolling interest shareholder	—	—	6
Other, net	(1)	1	4
Net cash provided by (used in) financing activities	230	(269)	(961)
Effect of exchange rate changes on cash	(5)	12	15
Increase (decrease) in cash and cash equivalents	503	(109)	120
Cash and cash equivalents at beginning of period	154	263	143
Cash and cash equivalents at end of period	$657	$154	$263
Supplemental cash flow information:
Cash paid for interest	$265	$301	$397
Cash paid for income taxes	34	73	40

During the years ended December 31, 2008, 2007 and 2006, the amount of capital expenditures in accounts payable increased by $9 million, $72 million and nil, respectively. The value of share awards that vested during the years ended December 31, 2008, 2007 and 2006 was $13 million, $9 million and $6 million, respectively.

See accompanying notes to consolidated financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Managers and Members of

Huntsman International LLC and subsidiaries

We have audited the accompanying consolidated balance sheets of Huntsman International LLC and subsidiaries (the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations and comprehensive (loss) income, equity, and cash flows for each of the three years in the period ended December 31, 2008. Our audits also included the financial statement schedule listed in the Index on page F-1. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Huntsman International LLC and subsidiaries as of December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in Note 2 and 19 to the consolidated financial statements, the Company adopted certain provisions of FASB Statement No. 158, Employers’ Accounting for Defined Benefit Pensions and Other Postretirement Plans, on each of December 31, 2006 and January 1, 2008; and FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, on January 1, 2007.

As discussed in Note 2 and 30 to the consolidated financial statements, such statements have been adjusted for the retrospective application of FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51, which was adopted by the Company on January 1, 2009, and for the changes in reportable segments that occurred in the first quarter of 2009.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2008, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 25, 2009 (not presented herein) expressed an unqualified opinion on the Company’s internal control over financial reporting.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

February 25, 2009 (July 28, 2009 as to the effects of the adoption of FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51, described in Note 2 and the changes in reportable segments in Note 30)

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in Millions)

	December 31,
	2008	2007
ASSETS

Current assets:
Cash and cash equivalents	$87	$154
Restricted cash	5	—
Accounts and notes receivable (net of allowance for doubtful accounts of $47 and $43, respectively)	905	1,253
Accounts receivable from affiliates	15	193
Inventories, net	1,500	1,452
Prepaid expenses	45	37
Deferred income taxes	21	74
Other current assets	99	113
Total current assets	2,677	3,276

Property, plant and equipment, net	3,466	3,556
Investment in unconsolidated affiliates	267	228
Intangible assets, net	157	177
Goodwill	92	93
Deferred income taxes	392	300
Notes receivable from affiliates	9	9
Other noncurrent assets	364	456
Total assets	$7,424	$8,095

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$728	$1,005
Accounts payable to affiliates	16	15
Accrued liabilities	560	781
Deferred income taxes	35	3
Note payable to affiliate	423	—
Current portion of long-term debt	205	69
Total current liabilities	1,967	1,873

Long-term debt	3,442	3,500
Notes payable to affiliates	6	5
Deferred income taxes	69	124
Other noncurrent liabilities	1,021	677
Total liabilities	6,505	6,179

Commitments and contingencies (Notes 22 and 23)
Equity
Huntsman International LLC members’ equity:
Members’ equity, 2,728 units issued and outstanding	2,865	2,845
Accumulated deficit	(1,414)	(1,143)
Accumulated other comprehensive (loss) income	(554)	187
Total Huntsman International LLC members’ equity	897	1,889
Noncontrolling interests in subsidiaries	22	27
Total equity	919	1,916
Total liabilities and equity	$7,424	$8,095

See accompanying notes to consolidated financial statements

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND

COMPREHENSIVE (LOSS) INCOME

(Dollars in Millions)

	Year Ended December 31,
	2008	2007	2006
Revenues:
Trade sales, services and fees	$10,117	$9,480	$8,622
Related party sales	98	171	109
Total revenues	10,215	9,651	8,731
Cost of goods sold	8,934	8,095	7,292
Gross profit	1,281	1,556	1,439

Operating expenses:
Selling, general and administrative	881	871	761
Research and development	154	145	115
Other operating expense (income)	27	(55)	(114)
Restructuring, impairment and plant closing costs	36	42	15
Total expenses	1,098	1,003	777

Operating income	183	553	662

Interest expense, net	(264)	(287)	(355)
Loss on accounts receivable securitization program	(27)	(21)	(13)
Equity in income of investment in unconsolidated affiliates	14	13	4
Loss on early extinguishment of debt	(1)	(3)	(39)
Other income	1	—	2
(Loss) income from continuing operations before income taxes	(94)	255	261
Income tax benefit (expense)	2	(41)	31
(Loss) income from continuing operations	(92)	214	292
Income (loss) from discontinued operations (including gain (loss) on disposal of $11 in 2008, ($351) in 2007 and ($280) in 2006), net of tax	117	(228)	(111)
Income (loss) before extraordinary gain (loss)	25	(14)	181
Extraordinary gain (loss) on the acquisition of a business, net of tax of nil	14	(7)	56
Net income (loss)	39	(21)	237
Less net (income) loss attributable to noncontrolling interests	(1)	9	(3)
Net income (loss) attributable to Huntsman International LLC	$38	$(12)	$234

Net income (loss)	$39	$(21)	$237
Other comprehensive (loss) income	(744)	337	183
Comprehensive (loss) income	(705)	316	420
Less comprehensive loss (income) attributable to noncontrolling interests	2	6	(3)
Comprehensive (loss) income attributable to Huntsman International LLC	$(703)	$322	$417

See accompanying notes to consolidated financial statements

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EQUITY

(Dollars in Millions)

	Huntsman International LLC Members
				Accumulated other	Noncontrolling
	Members’ equity		Accumulated	comprehensive	interests in	Total
	Units	Amount	deficit	(loss) income	subsidiaries	equity
Balance, January 1, 2006	2,728	$2,794	$(1,365)	$(97)	$20	$1,352
Net income	—	—	234	—	3	237
Other comprehensive income	—	—	—	183	—	183
Contribution from parent, net of distributions	—	18	—	—	—	18
Cumulative effect of adoption of SFAS No. 158, net of tax	—	—	—	(233)	—	(233)
Contribution from noncontrolling interest shareholder	—	—	—	—	6	6
Balance, December 31, 2006	2,728	2,812	(1,131)	(147)	29	1,563
Net loss	—	—	(12)	—	(9)	(21)
Other comprehensive income	—	—	—	334	3	337
Contribution from parent, net of distributions	—	26	—	—	—	26
Reversal of valuation allowance on deferred tax assets related to previous equity transactions	—	7	—	—	—	7
Increase in noncontrolling interest resulting from acquisition of a business	—	—	—	—	4	4
Balance, December 31, 2007	2,728	2,845	(1,143)	187	27	1,916
Net income	—	—	38	—	1	39
Other comprehensive loss	—	—	—	(741)	(3)	(744)
Effect of adoption of SFAS No. 158, net of tax	—	—	(3)	—	—	(3)
Contribution from parent, net of distributions	—	20	—	—	—	20
Dividends paid	—	—	(306)	—	(3)	(309)
Balance, December 31, 2008	2,728	$2,865	$(1,414)	$(554)	$22	$919

See accompanying notes to consolidated financial statements

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Millions)

	Year Ended December 31,
	2008	2007	2006
Operating Activities:
Net income (loss)	$39	$(21)	$237
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Extraordinary (gain) loss on the acquisition of a business, net of tax	(14)	7	(56)
Equity in income of investment in unconsolidated affiliates	(14)	(13)	(4)
Dividends received from unconsolidated affiliates	11	—	—
Depreciation and amortization	374	391	439
Provision for losses on accounts receivable	6	3	6
Loss on disposal of businesses/assets, net	6	269	188
Loss on early extinguishment of debt	1	3	39
Noncash interest expense	2	5	9
Noncash restructuring, impairment and plant closing costs	7	15	18
Deferred income taxes	26	(150)	(63)
Net unrealized loss (gain) on foreign currency transactions	4	(9)	(42)
Noncash compensation	20	26	18
Noncash gain on partial fire insurance settlement	(135)	—	—
Other, net	4	(1)	(1)
Changes in operating assets and liabilities:
Accounts and notes receivable	263	56	229
Inventories, net	(119)	(74)	(59)
Prepaid expenses	(9)	3	(18)
Other current assets	(5)	43	(51)
Other noncurrent assets	41	(162)	235
Accounts payable	(193)	(148)	22
Accrued liabilities	(17)	(177)	21
Other noncurrent liabilities	(259)	(9)	(284)
Net cash provided by operating activities	39	57	883
Investing Activities:
Capital expenditures	(418)	(665)	(550)
Acquisition of business, net of cash acquired and post-closing adjustments	(2)	13	(177)
Proceeds from sale of businesses/assets, net of adjustments	(26)	850	895
Decrease (increase) in receivable from affiliate	179	(178)	—
Investment in unconsolidated affiliates	(44)	(17)	(14)
Cash received from unconsolidated affiliates	10	4	2
Change in restricted cash	(8)	—	—
Other, net	(5)	1	3
Net cash (used in) provided by investing activities	(314)	8	159

(Continued)

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

(Dollars in Millions)

	Year Ended December 31,
	2008	2007	2006
Financing Activities:
Net borrowings (repayments) under revolving loan facilities	11	(17)	(6)
Net borrowings (repayments) on overdraft facilities and other short-term debt	8	15	(7)
Repayments of long-term debt	(11)	(422)	(1,784)
Proceeds from issuance of long-term debt	101	266	872
Issuance of note payable to affiliate	423	—	—
Borrowings on notes payable	48	53	74
Repayments of notes payable	(55)	(57)	(60)
Dividends paid	(306)	—	—
Debt issuance costs paid	(5)	(5)	(13)
Call premiums related to early extinguishment of debt	—	(1)	(30)
Contribution from noncontrolling interest shareholder	—	—	6
Other, net	(1)	(1)	4
Net cash provided by (used in) financing activities	213	(169)	(944)
Effect of exchange rate changes on cash	(5)	12	15
(Decrease) increase in cash and cash equivalents	(67)	(92)	113
Cash and cash equivalents at beginning of period	154	246	133
Cash and cash equivalents at end of period	$87	$154	$246
Supplemental cash flow information:
Cash paid for interest	$265	$303	$397
Cash paid for income taxes	34	73	40

During the years ended December 31, 2008, 2007 and 2006, the amount of capital expenditures in accounts payable increased by $9 million, $72 million and nil, respectively. During the years ended December 31, 2008, 2007 and 2006, Huntsman Corporation contributed $20 million, $26 million and $18 million respectively, related to stock based compensation.

See accompanying notes to consolidated financial statements

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. GENERAL

DEFINITIONS

Each capitalized term used without definition in these notes to consolidated financial statements has the meaning specified in our Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission on February 26, 2009.

DESCRIPTION OF BUSINESS

We are a global manufacturer of differentiated organic chemical products and of inorganic chemical products. Our products comprise a broad range of chemicals and formulations, which we market globally to a diversified group of consumer and industrial customers. Our products are used in a wide range of applications, including those in the adhesives, aerospace, automotive, construction products, durable and non-durable consumer products, electronics, medical, packaging, paints and coatings, power generation, refining, synthetic fiber, textile chemicals and dye industries. We are a leading global producer in many of our key product lines, including MDI, amines, surfactants, epoxy-based polymer formulations, textile chemicals, dyes, maleic anhydride and titanium dioxide.

We operate in five segments: Polyurethanes, Advanced Materials, Textile Effects, Performance Products and Pigments. Our Polyurethanes, Advanced Materials, Textile Effects and Performance Products segments produce differentiated organic chemical products and our Pigments segment produces inorganic chemical products. In a series of transactions completed in 2006 and 2007, we sold substantially all of our former Polymers and Base Chemicals operations. We report the results of these discontinued operations in our Polymers and Base Chemicals segments. For more information, see “Note 3. Discontinued Operations.”

COMPANY

Our Company, a Delaware corporation, was formed in 2004 to hold the Huntsman businesses. Jon M. Huntsman founded the predecessor to our Company in the early 1970s as a small packaging company. Since then, we have grown through a series of significant acquisitions and now own a global portfolio of businesses.

We operate all of our businesses through Huntsman International, our 100% owned subsidiary. Huntsman International is a Delaware limited liability company and was formed in 1999.

During 2007, we completed the U.S. Petrochemicals Disposition pursuant to which we sold our North American polymers business and our U.S. base chemicals business. During 2006, we completed the U.K. Petrochemicals Disposition. In 2005, we sold our former TDI business. The results of operations of these businesses are classified as discontinued operations. For further information, see “Note 3. Discontinued Operations.”

TERMINATION OF MERGER AGREEMENT AND SETTLEMENT OF RELATED LITIGATION

On July 12, 2007, we entered into the Merger Agreement with Hexion pursuant to which Hexion agreed to acquire all of our outstanding common stock for $28.00 per share (plus a ticking fee) in cash. On June 18, 2008, Hexion, Apollo and certain of their affiliates filed an action for declaratory judgment against us in Delaware Chancery Court. On June 23, 2008, we sued Apollo and certain of its affiliates in the District Court of Montgomery County alleging tortiously interfering with our previously

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. GENERAL (Continued)

executed merger agreement with Basell. On July 2, 2008, we countersued Hexion and Apollo in the Delaware Litigation seeking specific performance of the Merger Agreement and, alternatively, damages.

Following a six-day trial in the Delaware Chancery Court, Vice Chancellor Stephen P. Lamb issued an Opinion and an Order and Final Partial Judgment, ruling that, among other things, we had not suffered a material adverse effect in our business and that Hexion knowingly and intentionally breached numerous of its covenants under the Merger Agreement (as a result of which Hexion’s liability for damages for failing to consummate the Merger would not be limited to the $325 million Termination Fee as provided in the Merger Agreement). Vice Chancellor Lamb ordered Hexion to specifically perform its covenants under the Merger Agreement, including its covenants to (i) use reasonable best efforts to consummate the Merger and financing provided under the Commitment Letter, (ii) refrain from taking any further action that could reasonably be expected to materially impair, delay or prevent consummation of financing, and (iii) take all actions necessary to obtain antitrust approval for the Merger by October 2, 2008.

On September 30, 2008, we filed suit in the 9th Judicial District Court in Montgomery County, Texas against the Lenders alleging, among other things, that the Lenders had conspired with Apollo to tortiously interfere with the Basell Merger Agreement.

As a result of the Delaware Litigation, Hexion and our Company agreed to schedule the closing of the Merger Agreement for October 28, 2008. The Commitment Letter required that the Lenders be provided, at closing, with either (i) a solvency opinion of a reputable valuation firm, (ii) a solvency certificate signed by the chief financial officer of Hexion or (iii) a solvency certificate signed by our chief financial officer. This closing condition could be satisfied if any one of the opinions/certificates described in the preceding sentence was delivered and was in a form customary for transactions involving portfolio companies of Apollo. On September 12, 2008, we announced that we had engaged a reputable valuation firm, American Appraisal, to provide an opinion that the combined Hexion/Huntsman entity was solvent based on traditional solvency tests. On October 23, 2008, five days prior to the anticipated closing, American Appraisal provided us with a solvency opinion that the combined entity was solvent. On October 28, 2008, American Appraisal issued an additional opinion that the combined entity was solvent, and J. Kimo Esplin executed a certificate in his capacity as our chief financial officer that the combined entity was solvent.

Notwithstanding the opinions and certificate, very late on the evening of October 27, 2008, the Lenders sent a letter to Hexion stating that they did not believe that the solvency opinion and certificate proposed to be provided met the condition of the Commitment Letter and effectively said that, as a result, the Lenders would not fund the proposed closing of the Merger scheduled for October 28, 2008. Hexion sent the Lenders a reply letter disputing the Lenders’ position and noting that both the American Appraisal opinion and the certificate of our chief financial officer were in forms customary for transactions involving Apollo portfolio companies. Because the Lenders continued to refuse to fund, Hexion brought suit against the Lenders in the Supreme Court of the State of New York, New York County on October 29, 2008 seeking specific performance of the Lenders’ commitment under the Commitment Letter. Hexion also sought an order temporarily restraining the Lenders from terminating the Commitment Letter. On October 31, 2008, the Court refused to grant Hexion a preliminary injunction preventing termination of the Commitment Letter. The Lenders have taken the position that the Commitment Letter expired by its terms on November 2, 2008.

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. GENERAL (Continued)

On December 13, 2008, we sent notice to Hexion and Apollo that, pursuant to the terms of the Merger Agreement, we had terminated the Merger Agreement. Following the termination of the Merger Agreement, on December 14, 2008, we, together with certain of our affiliates, including Jon M. Huntsman and Peter R. Huntsman, entered into the Settlement Agreement with Hexion, Hexion’s chief executive officer Craig O. Morrison, and Apollo and certain of its affiliates, including Leon Black and Joshua J. Harris.

Under the Settlement Agreement, upon full and final payment of all amounts due to us as described below, the parties agreed to take all necessary and appropriate action to obtain the dismissal with prejudice of (i) the Delaware Litigation, (ii) the Texas Apollo Litigation and (iii) Apollo and Hexion’s lawsuit against us in New York. In addition, we agreed to promptly move to sever and dismiss Apollo from the Texas Bank Litigation and Hexion agreed to seek leave to withdraw its claims in the New York Bank Litigation. We also agreed to cooperate with Hexion and Apollo in a stockholder action brought against them in New York by certain of our stockholders, and Hexion and Apollo have agreed to cooperate with us in the Texas Bank Litigation, including by causing certain individuals to testify at trial if we so request. The parties also agreed to release each other from all claims and actions they have or may have against each other, other than claims arising out of ordinary course business commercial dealings and certain other specified matters.

Pursuant to the Settlement Agreement, Hexion and certain Apollo affiliates have paid us an aggregate of $1 billion. Of the $1 billion, Apollo affiliates paid us $425 million in cash and purchased $250 million of our Convertible Notes (as described below). In addition, Hexion paid us the $325 million Termination Fee as required under the Merger Agreement. Apollo and certain of its affiliates and Hexion and certain of its affiliates are jointly and severally liable for the payment of the aggregate $1 billion. In the event any payment by or on behalf of Hexion or any of its affiliates is rescinded or required by any court to be returned for any reason having to do with Hexion and its affiliates, the joint and several obligations of Apollo, Hexion and certain of their respective affiliates will continue in full force and effect.

Also pursuant to the Settlement Agreement, we agreed to indemnify and hold harmless Hexion, Apollo and certain of their respective affiliates, officers, directors, managers, members, employees, agents and other representatives from any claim for indemnification or contribution or any other claim asserted against the Indemnified Parties by the Lenders or their affiliates that in any way arises out of any claims made by us and our affiliates against the Lenders, including claims for contribution asserted by the Lenders against Apollo and its affiliates in the Texas Bank Litigation. Our indemnification obligation does not cover legal fees and expenses incurred by the Lenders or the attorneys’ fees and expenses of the Indemnified Parties in defending the Lenders’ claims. The aggregate amount we must pay pursuant to indemnification will not exceed the amount of our recovery collected, if any, in the Texas Bank Litigation net of attorney fees, costs and expenses related to the Texas Bank Litigation.

In connection with the Settlement Agreement, on December 14, 2008, we, together with certain of our affiliates, entered into the Letter Agreement with Hexion and certain of its affiliates and Apollo and certain of its affiliates, pursuant to which we agreed to pay Apollo and certain of its affiliates an amount of cash equal to 20% of the value of cash and non-cash consideration that is in excess of $500 million that we may obtain or receive in settlement in connection with any claims we made against the Lenders arising from or relating to the Merger Agreement, the transactions contemplated thereby and related matters, including the Texas Bank Litigation, after we first recover our attorneys’

HUNTSMAN CORPORATION AND SUBSIDIARIES

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. GENERAL (Continued)

fees, costs and expenses in making the claim. In no circumstance will the aggregate amount of payments owed by us to the Apollo parties under the Letter Agreement exceed $425 million. Moreover, in the event trial commences in the Texas Bank Litigation, any interest on the part of the Apollo parties will terminate immediately and we will not owe any portion of any subsequent recovery to the Apollo parties.

All of the aggregate $1 billion in payments due under the Settlement Agreement were paid to us before December 30, 2008. As a result, the Delaware Litigation, the Texas Apollo Litigation, and Apollo and Hexion’s lawsuit against us in New York have been dismissed. Hexion has withdrawn its claims against the Lenders in the New York Bank Litigation. We used $423 million of the $1 billion in proceeds to pay down our Revolving Facility. We intend to use the remaining amount, net of fees and expenses related to the Merger, for general liquidity purposes and possible additional reductions of our indebtedness.

The Texas Bank Litigation remains ongoing, and a court ordered mediation is scheduled to begin May 11, 2009, followed by a trial which is currently set for June 8, 2009. Please see “Recent Developments—Texas Bank Litigation” below.

RECENT DEVELOPMENTS

SALE OF CONVERTIBLE NOTES IN CONNECTION WITH SETTLEMENT AGREEMENT

Pursuant to the Settlement Agreement, on December 23, 2008, we issued $250 million of our Convertible Notes to Apollo affiliates under a Note Purchase Agreement. We recorded these Convertible Notes at a fair value of $235 million. The Convertible Notes are convertible at any time, at the holder’s option, at an initial conversion rate of 127.275 shares of our common stock per $1,000 principal amount of Convertible Notes (which is equal to an initial conversion price of $7.857 per share), subject to specified anti-dilution adjustments. The Convertible Notes bear interest at the rate of 7% per year payable semi-annually on July 1 and January 1 of each year, beginning on July 1, 2009. Interest is payable either in cash or, at our option, in shares of our common stock having a market value at that time equal to the interest payment. The Convertible Notes are our senior unsecured obligations and are not guaranteed by any of our subsidiaries, including Huntsman International.

The Convertible Notes will mature on December 23, 2018. At maturity, we may, at our option, pay the principal amount of the Convertible Notes in shares of our common stock having a market value at that time equal to the principal amount of the Convertible Notes, plus an amount equal to the underwriting spread of a nationally-recognized underwriter chosen by us that would be paid by a seller of the shares at such time.

We may redeem the Convertible Notes in whole, for cash, at the principal amount of the Convertible Notes plus accrued and unpaid interest, at any time on or after December 23, 2011 if the closing price of our common stock, for at least 20 consecutive trading days prior to the notice of redemption, exceeds 135% of the conversion price in effect at that time.

Upon the occurrence of certain change of control events, the holders of the Convertible Notes may require us to redeem all or any portion of the holders’ Convertible Notes at the principal amount plus accrued and unpaid interest.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. GENERAL (Continued)

In connection with the issuance of the Convertible Notes, we entered into a Registration Rights Agreement, dated as of December 23, 2008, with Apollo and certain of its affiliates. Pursuant to the Registration Rights Agreement, we have agreed to use our reasonable best efforts to register the resale of our common stock issuable upon conversion of the Convertible Notes (and common stock payable as interest or principal on the Convertible Notes) under the Securities Act of 1933, as amended.

VOTING AND STANDSTILL AGREEMENT

In addition to the Note Purchase Agreement and the Registration Rights Agreement, we entered into a Voting and Standstill Agreement, dated as of December 23, 2008 with Apollo and certain other stockholders related to Apollo that prohibits such persons from owning any of our common stock, other than common stock paid to such persons pursuant to the Convertible Notes or shares of our common stock beneficially owned by such persons as of December 23, 2008. Without our consent, persons subject to the Voting and Standstill Agreement may not transfer the Convertible Notes or the Underlying Securities, other than (i) transfers involving Underlying Securities paid as interest, (ii) certain transfers to certain affiliates and (iii) certain bona fide pledges related to borrowings from financial institutions. The Voting and Standstill Agreement further restricts Apollo and certain related stockholders from taking certain actions, including engaging in or participating in any proxy solicitation relating to the election of our Board of Directors or our Board’s publicly disclosed recommendation on certain matters. The shares of our common stock held by such persons must be voted, at our election, either (i) in the manner recommended by our Board or (ii) in the same proportion as our other stockholders. The Voting and Standstill Agreement terminates upon the later to occur of (i) December 31, 2010 or (ii) the date on which none of Apollo and its related stockholders beneficially or of record own Convertible Notes or any Underlying Securities representing 3% or more of our then-outstanding common stock.

TEXAS BANK LITIGATION

As noted above, on September 30, 2008, we filed suit in the 9th Judicial District Court in Montgomery County, Texas against the Lenders alleging, among other things, that the Lenders had conspired with Apollo to tortiously interfere with the Basell Merger Agreement. Our petition against the Lenders includes claims of common law fraud, civil conspiracy, tortious interference with contract, and unjust enrichment. We are seeking to recover damages measured by the benefit of the bargain or the amount by which the Lenders were unjustly enriched as a result of the injuries we believe they inflicted on us. Discovery, including depositions, has commenced. A court ordered mediation is scheduled to begin May 11, 2009. Trial is currently set for June 8, 2009. Also pending before the same court is a motion for summary judgment by certain entities and persons affiliated with Apollo Management, which seeks entry of an order barring contribution claims that have been asserted against them by the Lenders. That motion is not currently set for hearing. We intend to prosecute our claims vigorously.

HUNTSMAN CORPORATION AND SUBSIDIARIES

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

1. GENERAL (Continued)

HUNTSMAN CORPORATION AND HUNTSMAN INTERNATIONAL FINANCIAL STATEMENTS

Except where otherwise indicated, these notes relate to the consolidated financial statements for each of our Company and Huntsman International. The differences between our financial statements and Huntsman International’s financial statements relate primarily to the following:

•                  purchase accounting recorded at our Company for the 2003 step-acquisition of Huntsman International Holdings LLC, the former parent company of Huntsman International that was merged into Huntsman International in 2005;

•                  the different capital structures;

•                  a note payable from Huntsman International to us;

•                  income (expenses) associated with the Merger; and

•                  the Convertible Notes issued in connection with the Settlement Agreement.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

Our consolidated financial statements include the accounts of our wholly-owned and majority-owned subsidiaries and any variable interest entities for which we are the primary beneficiary. All intercompany accounts and transactions have been eliminated, except for intercompany sales between continuing and discontinued operations.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

RECLASSIFICATIONS

Certain amounts in the consolidated financial statements for prior periods have been reclassified to conform with the current presentation. During the first quarter of 2009, we reorganized our operating segments to divide our former Materials and Effects segment into two different segments—our Advanced Materials segment and our Textile Effects segment. All segment information in this report has been restated to reflect this change.

REVENUE RECOGNITION

We generate substantially all of our revenues through sales in the open market and long-term supply agreements. We recognize revenue when it is realized or realizable and earned. Revenue for product sales is recognized when a sales arrangement exists, risk and title to the product transfer to the customer, collectibility is reasonably assured and pricing is fixed or determinable. The transfer of risk and title to the product to the customer usually occurs at the time shipment is made.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue arrangements that contain multiple deliverables, which relate primarily to licensing of technology, are evaluated in accordance with EITF Issue No. 00-21, Revenue Arrangements with Multiple Deliverables, to determine whether the arrangements should be divided into separate units of accounting and how the arrangement consideration should be measured and allocated among the separate units of accounting.

COST OF GOODS SOLD

We classify the costs of manufacturing and distributing our products as cost of goods sold. Manufacturing costs include variable costs, primarily raw materials and energy, and fixed expenses directly associated with production. Manufacturing costs also include, among other things, plant site operating costs and overhead (including depreciation), production planning and logistics costs, repair and maintenance costs, plant site purchasing costs, and engineering and technical support costs. Distribution, freight and warehousing costs are also included in cost of goods sold.

CASH AND CASH EQUIVALENTS

We consider cash in checking accounts and cash in short-term highly liquid investments with an original maturity of three months or less to be cash and cash equivalents. Cash flows from discontinued operations are not presented separately in the accompanying consolidated statements of cash flows.

SECURITIZATION OF ACCOUNTS RECEIVABLE

In connection with our A/R Securitization Program, we securitize certain trade receivables. The A/R Securitization Program is structured so that we grant a participating undivided interest in certain of our trade receivables to a qualified off-balance sheet entity. We retain the servicing rights and a retained interest in the securitized receivables. Losses are recorded on the sale and are based on the carrying value of the receivables as allocated between the receivables sold and the retained interests and their relative fair value at the date of the transfer. Retained interests are subsequently carried at fair value which is estimated based on the present value of expected cash flows, calculated using management’s best estimates of key assumptions including credit losses and discount rates commensurate with the risks involved. For more information, see “Note 16. Securitization of Accounts Receivable.”

INVENTORIES

Inventories are stated at the lower of cost or market, with cost determined using last-in first-out, first-in first-out, and average costs methods for different components of inventory.

HUNTSMAN CORPORATION AND SUBSIDIARIES

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives or lease term as follows:

Buildings and equipment	10 - 33 years
Plant and equipment	3 - 25 years
Furniture, fixtures and leasehold improvements	5 - 20 years

Interest expense capitalized as part of plant and equipment was $17 million, $17 million and $16 million for the years ended December 31, 2008, 2007 and 2006, respectively.

Periodic maintenance and repairs applicable to major units of manufacturing facilities (a “turnaround”) are accounted for on the deferral basis by capitalizing the costs of the turnaround and amortizing the costs over the estimated period until the next turnaround. Normal maintenance and repairs of plant and equipment are charged to expense as incurred. Renewals, betterments and major repairs that materially extend the useful life of the assets are capitalized, and the assets replaced, if any, are retired.

INVESTMENT IN UNCONSOLIDATED AFFILIATES

Investments in companies in which we exercise significant management influence, but do not control, are accounted for using the equity method. Investments in companies in which we do not exercise significant influence are accounted for using the cost method.

INTANGIBLE ASSETS AND GOODWILL

Intangible assets are stated at cost (fair value at the time of acquisition) and are amortized using the straight-line method over the estimated useful lives or the life of the related agreement as follows:

Patents and technology	5 - 30 years
Trademarks	15 - 30 years
Licenses and other agreements	5 - 15 years
Other intangibles	5 - 15 years

Goodwill represents costs in excess of fair values assigned to the underlying net assets of acquired businesses. Goodwill is not subject to any method of amortization, but is tested for impairment annually (at the beginning of the third quarter) and when events and circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. When the fair value is less than the carrying value of the related reporting unit, we are required to reduce the amount of goodwill through a charge to earnings. Fair value is estimated using the market approach, as well as the income approach based on discounted cash flow projections. Goodwill has been assigned to reporting units for purposes of impairment testing.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

OTHER NONCURRENT ASSETS

Other noncurrent assets consist primarily of spare parts, deferred debt issuance costs, the overfunded portion related to defined benefit plans for employees and capitalized turnaround costs. Debt issuance costs are amortized using the interest method over the term of the related debt.

CARRYING VALUE OF LONG-LIVED ASSETS

We review long-lived assets and all amortizable intangible assets, other than goodwill, for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. Recoverability is based upon current and anticipated undiscounted cash flows, and we recognize an impairment when such estimated cash flows are less than the carrying value of the asset. Measurement of the amount of impairment, if any, is based upon the difference between carrying value and fair value. Fair value is generally estimated by discounting estimated future cash flows using a discount rate commensurate with the risks involved. See “Note 3. Discontinued Operations” and “Note 11. Restructuring, Impairment and Plant Closing Costs.”

FINANCIAL INSTRUMENTS

The carrying amount reported in the balance sheet for cash and cash equivalents, accounts receivable and accounts payable approximates fair value because of the immediate or short-term maturity of these financial instruments. The fair value of government securities and non-qualified employee benefit plan investments are estimated using prevailing market prices. With the exception of our Convertible Notes, which were recorded at fair value based on the present value of estimated future cash flows, our long-term debt was recorded at cost. The estimated fair values of our long-term debt other than the Convertible Notes are based on quoted market prices or on interest rates that are currently available to us for issuance of debt with similar terms and remaining maturities for debt issues not quoted on an exchange. See “Note 17. Fair Value Measurements” and “Note 18. Fair Value of Financial Instruments.”

INCOME TAXES

We use the asset and liability method of accounting for income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial and tax reporting purposes. We evaluate deferred tax assets to determine whether it is more likely than not that they will be realized. Valuation allowances have been established against a material portion of the non-U.S. deferred tax assets due to an uncertainty of realization. Valuation allowances are reviewed each period on a tax jurisdiction by tax jurisdiction basis to analyze whether there is sufficient positive or negative evidence to support a change in judgment about the realizability of the related deferred tax assets.

We do not provide for income taxes or benefits on the undistributed earnings of our non-U.S. subsidiaries as earnings are reinvested and, in the opinion of management, will continue to be reinvested indefinitely.

We adopted FIN 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, on January 1, 2007. The cumulative effect of adopting FIN 48 was not significant.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

FIN 48 clarifies the accounting for uncertainty in income taxes recognized in accordance with SFAS No. 109, Accounting for Income Taxes, by prescribing a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The application of income tax law is inherently complex. We are required to determine if an income tax position meets the criteria of more-likely-than-not to be realized based on the merits of the position under tax laws, in order to recognize an income tax benefit. This requires us to make many assumptions and judgments regarding merits of income tax positions and the application of income tax law. Additionally, if a tax position meets the recognition criteria of more-likely-than-not we are required to make judgments and assumptions to measure the amount of the tax benefits to recognize based on the probability of the amount of tax benefits that would be realized if the tax position was challenged by the taxing authorities. Interpretations and guidance surrounding income tax laws and regulations change over time. As a consequence, changes in assumptions and judgments can materially affect amounts recognized in the consolidated financial statements.

DERIVATIVES AND HEDGING ACTIVITIES

All derivatives, whether designated in hedging relationships or not, are recorded on the balance sheet at fair value. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and the hedged items are recognized in earnings. If the derivative is designated as a cash flow hedge, changes in the fair value of the derivative are recorded in accumulated other comprehensive (loss) income, to the extent effective, and will be recognized in the income statement when the hedged item affects earnings. Changes in the fair value of the hedge in the net investment of certain international operations are recorded in other comprehensive income, to the extent effective. We perform effectiveness assessments in order to use hedge accounting at each reporting period. For a derivative that does not qualify or has not been designated as a hedge, changes in fair value are recognized in earnings.

ENVIRONMENTAL EXPENDITURES

Environmental related restoration and remediation costs are recorded as liabilities when site restoration and environmental remediation and clean-up obligations are either known or considered probable and the related costs can be reasonably estimated. Other environmental expenditures that are principally maintenance or preventative in nature are recorded when expended and incurred and are expensed or capitalized as appropriate. See “Note 23. Environmental, Health and Safety Matters.”

ASSET RETIREMENT OBLIGATIONS

We accrue for asset retirement obligations, which consist primarily of landfill closure costs and asbestos abatement costs, in the period in which the obligations are incurred. Asset retirement obligations are accrued at estimated fair value. When the liability is initially recorded, we capitalize the cost by increasing the carrying amount of the related long-lived asset. Over time, the liability is accreted to its settlement value and the capitalized cost is depreciated over the useful life of the related asset. Upon settlement of the liability, we will recognize a gain or loss for any difference between the settlement amount and the liability recorded. See “Note 12. Asset Retirement Obligations.”

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred.

FOREIGN CURRENCY TRANSLATION

The accounts of our operating subsidiaries outside of the U.S., except for those operating in highly inflationary economic environments, consider the functional currency to be the currency of the economic environment in which they operate. Accordingly, assets and liabilities are translated at rates prevailing at the balance sheet date. Revenues, expenses, gains and losses are translated at a weighted average rate for the period. Cumulative translation adjustments are recorded to equity as a component of accumulated other comprehensive income (loss).

Subsidiaries that operate in economic environments that are highly inflationary consider the U.S. dollar to be the functional currency and include gains and losses from remeasurement to the U.S. dollar from the local currency in the statement of operations. The accounts of certain finance subsidiaries outside of the U.S. also consider the U.S. dollar to be the functional currency.

Transaction gains and losses are recorded in the statements of operations and were net losses of $12 million, $14 million, and $1 million for the years ended December 31, 2008, 2007 and 2006, respectively.

STOCK-BASED COMPENSATION

We account for stock-based compensation according to SFAS No. 123R, Share- Based Payment. SFAS No. 123R requires entities to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost will be recognized over the period during which the employee is required to provide services in exchange for the award. We have applied this standard prospectively to share-based awards. See “Note 26. Stock-Based Compensation Plan.”

NET INCOME (LOSS) PER SHARE ATTRIBUTABLE TO HUNTSMAN CORPORATION

Basic income (loss) per share excludes dilution and is computed by dividing net income (loss) attributable to Huntsman Corporation common stockholders by the weighted average number of shares outstanding during the period. Diluted income (loss) per share reflects potential dilution and is computed by dividing net income (loss) available to Huntsman Corporation common stockholders by the weighted average number of shares outstanding during the period increased by the number of additional shares that would have been outstanding as dilutive securities.

On December 23, 2008, we issued 7% Convertible Notes in an aggregate principal amount of $250 million that are convertible into common stock at a conversion price of $7.857 per share, subject to certain anti-dilution adjustments. See “Note 14. Debt.”

On February 16, 2005, we issued 5,750,000 shares of 5% mandatory convertible preferred stock. On February 16, 2008, the mandatory convertible preferred stock converted into 12,082,475 shares of common stock.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basic and diluted income (loss) per share is calculated as follows (in millions, except share amounts):

	Year Ended December 31,
	2008	2007	2006
Numerator:
Basic and diluted income from continuing operations:
Income from continuing operations attributable to Huntsman Corporation	$478	$52	$307
Convertible notes interest expense, net of tax	—	—	—
Income from continuing operations attributable to Huntsman Corporation and assumed conversion	$478	$52	$307
Basic and diluted net income (loss):
Net income (loss) attributable to Huntsman Corporation	$609	$(172)	$230
Convertible notes interest expense, net of tax	—	—	—
Net income (loss) attributable to Huntsman Corporation and assumed conversion	$609	$(172)	$230
Shares (denominator):
Weighted average shares outstanding	231,968,936	220,948,495	220,618,478
Dilutive securities:
Stock-based awards	74,193	297,221	23,970
Convertible notes conversion	697,397	—	—
Preferred stock conversion	1,522,723	11,546,575	12,499,925
Total dilutive shares outstanding assuming conversion	234,263,249	232,792,291	233,142,373

Additional stock-based awards of 7,056,171, 5,735,503 and 4,320,784 weighted average equivalent shares of stock were outstanding during the years ended December 31, 2008, 2007 and 2006, respectively. However, these stock-based awards were not included in the computation of diluted earnings per share because the effect would be anti-dilutive.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In December 2008, the FASB issued FSP No. FAS 132(R)-1, Employers’ Disclosures about Postretirement Benefit Plan Assets. This FSP provides guidance on an employers’ disclosures about plan assets of a defined benefit pension or other postretirement plan. The disclosures about plan assets required by this FSP are to be provided for fiscal years ending after December 15, 2009. We are evaluating FSP No. FAS 132(R)-1 to determine its impact on our consolidated financial statements.

We adopted FSP No. FAS 140-4 and FIN 46(R)-8, Disclosures by Public Entities (Enterprises) about Transfers of Financial Assets and Interests in Variable Interest Entities, as of December 31, 2008. This FSP amends SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, to require public entities to provide additional disclosures about transfers of financial assets. It amends FIN 46(R), Consolidation of Variable Interest Entities, to require public enterprises to provide additional disclosures about their involvement with variable interest entities. It also requires additional

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

disclosures by a public enterprise that is a sponsor or a servicer of a qualifying special purpose entity (“QSPE”) that holds a variable interest in the QSPE but was not the transferor of financial assets to the QSPE. See “Note 16. Securitization of Accounts Receivable” and “Note 17. Fair Value Measurements.”

In October 2008, the FASB issued FSP No. 157-3, Determining the Fair Value of a Financial Asset When the Market for That Asset Is Not Active. FSP 157-3 clarifies the application of SFAS No. 157, Fair Value Measurements, in a market that is not active and provides examples to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. This FSP became effective, and we adopted it, upon issuance in October 2008.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles. SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP in the U.S. (the GAAP hierarchy). We adopted this statement upon its effective date of November 15, 2008. The effective date was stated as 60 days following the Securities and Exchange Commission’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles, and that approval occurred on September 16, 2008.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities—an Amendment of FASB Statement 133. SFAS No. 161 requires enhanced disclosures regarding the effect of an entity’s derivative instruments and related hedging activities on its financial position, financial performance and cash flows. SFAS No. 161 is effective for fiscal years and interim periods beginning after November 15, 2008. Early application is encouraged. We are evaluating SFAS No. 161 to determine the impact of this statement on our consolidated financial statements.

We adopted SFAS No. 141 (R), Business Combinations, which replaced SFAS No. 141, Business Combinations, and SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51 on January 1, 2009. These statements significantly change the accounting for business combinations and noncontrolling interests. Among other things, these statements require more assets acquired and liabilities assumed to be measured at fair value as of the acquisition date, liabilities related to contingent consideration to be remeasured to fair value each subsequent reporting period, an acquirer in preacquisition periods to expense all acquisition-related costs, and noncontrolling interests in subsidiaries initially to be measured at fair value and classified as a separate component of equity. As a result of the adoption of SFAS No. 141 (R), we recorded a charge of $1 million in the first quarter of 2009 to selling, general and administrative expenses to write off previously deferred costs related to our pending Metrochem acquisition. See “Note 4. Business Dispositions and Combinations—Pending Metrochem Acquisition.” The adoption of SFAS No. 160 required retroactive application of the presentation and disclosure requirements of the standard to all periods presented.

We adopted SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115, on January 1, 2008. SFAS No. 159 permits companies to choose to measure many financial instruments and certain other items at fair value, with changes in fair value reflected in earnings. We have not elected the fair value option for any existing or any new instruments that were not previously accounted for at fair value.

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R). Beginning with our fiscal year ended December 31, 2008, SFAS No. 158 requires that the assumptions used to measure our benefit obligations and annual expense be determined as of the balance sheet date and all plan assets be reported as of that date. Accordingly, our Company and Huntsman International recorded a charge to retained earnings, net of tax, of $3 million and $3 million, respectively, as of January 1, 2008. For more information, see “Note 19. Employee Benefit Plans.”

We adopted SFAS No. 157, Fair Value Measurements, on January 1, 2008. SFAS No. 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. In February 2008, the FASB issued FSP No. FAS 157-1: Application of FASB Statement No. 157 to FASB Statement No. 13 and Other Accounting Pronouncements That Address Fair Value Measurements for Purposes of Lease Classification or Measurement under Statement 13, which removes certain leasing transactions from the scope of SFAS No. 157, and No. FAS 157-2, Effective Date of FASB Statement No. 157, which delays the effective date of SFAS No. 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), to fiscal years beginning after November 15, 2008 and interim periods within those fiscal years. See “Note 17. Fair Value Measurements.”

3. DISCONTINUED OPERATIONS

U.S. BASE CHEMICALS BUSINESS

On November 5, 2007, we completed the U.S. Base Chemicals Disposition. This disposition included our former olefins manufacturing assets located at Port Arthur, Texas. The captive ethylene unit at the retained Port Neches, Texas site of our Performance Products segment operations was not included in the sale. This asset, along with a long-term post-closing arrangement for the supply of ethylene and propylene from Flint Hills Resources to us, will continue to provide feedstock for our downstream derivative units.

The following results of our former U.S base chemicals business have been presented as discontinued operations in the accompanying consolidated statements of operations (dollars in millions):

	Year ended December 31,
	2008	2007	2006
Revenues	$—	$181	$474
Costs and expenses	—	(206)	(463)
Loss on disposal	—	(146)	—
Adjustment to loss on disposal	8	—	—
Gain on partial fire insurance settlement	175	—	—
Operating income (loss)	183	(171)	11
Income tax (expense) benefit	(68)	62	—
Income (loss) from discontinued operations, net of tax	$115	$(109)	$11

HUNTSMAN CORPORATION AND SUBSIDIARIES

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. DISCONTINUED OPERATIONS (Continued)

In connection with the U.S. Base Chemicals Disposition, we recognized a pretax loss on disposal of $146 million in 2007, which included a pension curtailment gain of $4 million. During 2008, we recognized an adjustment to the loss on disposal of $8 million related to a sales and use tax settlement, and post-closing adjustments. In addition, during 2008, we recognized a $175 million gain from the partial settlement of insurance claims related to the fire at our former Port Arthur, Texas facility. For more information, see “Note 24. Casualty Losses and Insurance Recoveries.”

The EBITDA of our former U.S. base chemicals business is reported in our Base Chemicals segment.

NORTH AMERICAN POLYMERS BUSINESS

On August 1, 2007 we completed the North American Polymers Disposition. The disposition included our former polymers manufacturing assets located at four U.S. sites: Odessa and Longview, Texas; Peru, Illinois; and Marysville, Michigan. In accordance with the amended and restated asset purchase agreement with Flint Hills Resources, we also shut down our Mansonville, Quebec expandable polystyrene manufacturing facility in June 2007.

The following results of our former North American polymers business have been presented as discontinued operations in the accompanying consolidated statements of operations (dollars in millions):

	Year ended December 31,
	2008	2007	2006
Revenues	$—	$882	$1,419
Costs and expenses	—	(873)	(1,342)
Loss on disposal	—	(233)	—
Adjustment to loss on disposal	3	—	—
Operating income (loss)	3	(224)	77
Income tax (expense) benefit	(1)	78	(1)
Income (loss) from discontinued operations, net of tax	$2	$(146)	$76

In connection with the North American Polymers Disposition, we recognized a pretax loss on disposal of $233 million in 2007. During 2008, we recorded an adjustment to the loss on disposal in connection with the North American Polymers Disposition of $3 million primarily related to property tax settlements and post-closing adjustments.

The EBITDA of our former North American polymers business is reported in our Polymers segment.

In connection with the U.S. Petrochemicals Disposition, we agreed to indemnify Flint Hills Resources with respect to any losses resulting from (i) the breach of representations and warranties contained in the amended and restated asset purchase agreement, (ii) any pre-sale liabilities related to certain assets not assumed by Flint Hills Resources, and (iii) any unknown environmental liability related to the pre-sale operations of the assets sold. We are not required to pay under these indemnification obligations until claims against us, on a cumulative basis, exceed $10 million. Upon exceeding this $10 million threshold, we generally are obligated to provide indemnification for any

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. DISCONTINUED OPERATIONS (Continued)

losses up to a limit of $150 million. We believe that the possibility that we will be required to pay any significant amounts under the indemnity provision is remote.

EUROPEAN BASE CHEMICALS AND POLYMERS BUSINESS

On December 29, 2006, we completed the U.K. Petrochemicals Disposition. This transaction involved the sale of the outstanding equity interests of Huntsman Petrochemicals (UK) Limited. The final sales price was subject to adjustments relating to working capital, investment in the LDPE plant in Wilton, U.K. and unfunded pension liabilities.

The following results of our European base chemicals and polymers business have been presented as discontinued operations in the accompanying consolidated statements of operations (dollars in millions):

Huntsman Corporation

	Year ended December 31,
	2007	2006
Revenues	$—	$2,524
Costs and expenses	—	(2,406)
Loss on disposal	—	(302)
Adjustment to loss on disposal	39	—
Operating income (loss)	39	(184)
Income tax expense	—	(34)
Income (loss) from discontinued operations, net of tax	$39	$(218)

Huntsman International

	Year ended December 31,
	2007	2006
Revenues	$—	$2,524
Costs and expenses	—	(2,406)
Loss on disposal	—	(280)
Adjustment to loss on disposal	28	—
Operating income (loss)	28	(162)
Income tax expense	—	(34)
Income (loss) from discontinued operations, net of tax	$28	$(196)

In connection with the U.K. Petrochemicals Disposition, we and Huntsman International recognized a pretax loss of $302 million and $280 million, respectively, in 2006. During 2007, we and Huntsman International recorded an adjustment to the loss on disposal of $39 million and $28 million, respectively, related primarily to a pension funding accrual and post-closing adjustments.

The EBITDA of our former European base chemicals business is reported in our Base Chemicals segment.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

3. DISCONTINUED OPERATIONS (Continued)

In connection with the sale, we agreed to indemnify the buyer with respect to any losses resulting from any environmental liability related to the pre-sale operations of the assets sold. These indemnities have various payment thresholds and time limits depending on the site and type of claim. Generally, we are not required to pay under these indemnification obligations until claims against us exceed £0.1 million (approximately $0.2 million) individually or £1 million (approximately $2 million) in the aggregate. We also agreed to indemnify the buyer with respect to certain tax liabilities. Our maximum exposure generally shall not exceed $600 million in the aggregate. We believe that the possibility that we will be required to pay any significant amounts under any of the indemnity provisions is remote.

TDI BUSINESS

On July 6, 2005, we sold our TDI business. The sale involved the transfer of our TDI customer list and sales contracts. We discontinued the use of our remaining TDI assets. Our former TDI business has been accounted for as a discontinued operation under SFAS No. 144 and is reported in our Polyurethanes segment. Accordingly, the following results of TDI have been presented as discontinued operations in the accompanying consolidated statements of operations (dollars in millions):

	Year ended December 31,
	2007	2006
Revenues	$—	$—
Costs and expenses	(1)	(2)
Operating loss	(1)	(2)
Income tax benefit	—	—
Loss from discontinued operations, net of tax	$(1)	$(2)

4. BUSINESS DISPOSITIONS AND COMBINATIONS

SALE OF U.S. BUTADIENE AND MTBE BUSINESS

On June 27, 2006, we sold the assets comprising our U.S. butadiene and MTBE business operated by our Base Chemicals segment and recognized a gain on disposal of $90 million. The total sales price was $274 million, of which $204 million was paid to us during 2006. The additional $70 million was paid to us on November 9, 2007 after the successful restart of our Port Arthur, Texas olefins unit that was damaged in a fire (see “Note 24. Casualty Losses and Insurance Recoveries—Port Arthur, Texas Plant Fire”) and the related resumption of crude butadiene supply. We recognized an additional pre-tax gain on the sale of approximately $69 million during 2007, which is included in other operating expense (income) in the accompanying consolidated statement of operations.

The results of operations of this business were not classified as a discontinued operation because of the expected continuing cash flows from the MTBE business we continue to operate in our Polyurethanes segment. The results of our former U.S. butadiene and MTBE business are reported in Corporate and Other.

In connection with the sale, we indemnified the buyer with respect to any losses resulting from (i) the breach of representations and warranties contained in the asset purchase agreement, (ii) pre-sale liabilities related to the pre-sale operations of the assets sold not assumed by the buyer, and

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. BUSINESS DISPOSITIONS AND COMBINATIONS (Continued)

(iii) environmental liability related to the pre-sale operations of the assets sold. We are not required to pay under these indemnification obligations until claims against us exceed $5 million. Upon exceeding this $5 million threshold, we generally are obligated to provide indemnification for any losses in excess of $5 million, up to a limit of $138 million. We believe that there is a remote likelihood that we will be required to pay any significant amounts under the indemnity provision.

TEXTILE EFFECTS ACQUISITION

On June 30, 2006, we acquired Ciba’s textile effects business for $172 million (CHF 215 million) in cash in the Textile Effects Acquisition. This purchase price was subject to finalization of post-closing working capital adjustments, which resulted in a reduction to the purchase price of $27 million. The operating results of the textile effects business have been consolidated with our operating results beginning on July 1, 2006 and are reported as our Textile Effects segment.

We have accounted for the Textile Effects Acquisition using the purchase method in accordance with SFAS No. 141, Business Combinations. As such, we analyzed the fair value of tangible and intangible assets acquired and liabilities assumed, and we determined the excess of fair value of net assets acquired over cost. Because the fair value of the acquired assets and liabilities assumed exceeded the acquisition price, the valuation of the long-lived assets acquired was reduced to zero in accordance with SFAS No. 141. Accordingly, no basis was assigned to property, plant and equipment or any other noncurrent non-financial assets and the remaining excess was recorded as an extraordinary gain, net of taxes (which were not applicable because the gain was recorded in purchase accounting). The final allocation of the purchase price to the assets and liabilities acquired is summarized as follows (dollars in millions):

Acquisition cost:
Acquisition payment, exclusive of post-closing working capital adjustment	$172
Post-closing working capital adjustment	(27)
Direct costs of acquisition	13
Total acquisition costs	158
Fair value of assets acquired and liabilities assumed:
Cash	8
Accounts receivable	255
Inventories	233
Prepaid expenses and other current assets	13
Noncurrent assets	2
Deferred taxes	2
Accounts payable	(94)
Accrued liabilities	(35)
Short-term debt	(5)
Noncurrent liabilities	(172)
Total fair value of net assets acquired	207
Extraordinary gain on the acquisition of a business—excess of fair value of net assets acquired over cost	$49

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. BUSINESS DISPOSITIONS AND COMBINATIONS (Continued)

During 2006, we recorded an extraordinary gain on the acquisition of $56 million based on the preliminary purchase price allocation. During 2007, we adjusted the preliminary purchase price allocation for, among other things, the finalization of restructuring plans, estimates of asset retirement obligations, the determination of related deferred taxes and finalization of the post-closing working capital adjustments, resulting in a reduction to the extraordinary gain of $7 million. During 2008, we recorded an additional extraordinary gain on the acquisition of $14 million related to the reversal of accruals for certain employee termination costs recorded in connection with the Textile Effects Acquisition and a reimbursement by CIBA of certain restructuring costs associated with the acquisition.

In connection with the Textile Effects Acquisition, we planned to exit certain activities of the textile effects business and expected to involuntarily terminate the employment of, or relocate, certain textile effects employees. We estimated that we will eliminate 700 positions and will create approximately 250 new positions, globally. These plans included the exit of various manufacturing, sales and administrative activities throughout the business through 2009. This purchase price allocation includes recorded liabilities for workforce reductions and other business exit costs of $94 million.

DUPONT FLUOROCHEMICAL ACQUISITION

On July 23, 2007, we acquired DuPont’s global fluorochemical business for the nonwovens industry for $8 million in cash. The transaction with DuPont included all existing contracts and business records. All manufacturing assets, cash, accounts receivable, inventory, employees, offices, laboratories and other assets were specifically excluded from the purchase. The entire value of this acquisition was assigned to intangible assets with useful lives of 15 years.

PENDING METROCHEM ACQUISITION

On June 29, 2007, we signed an agreement to acquire Baroda, a manufacturer of textile dyes and intermediates in India. Under the terms of the agreement, either party may terminate the agreement since the transaction was not consummated by April 30, 2008. As of December 31, 2008, this agreement had not been terminated. On February 6, 2009, we entered into a non-binding agreement in principle with Baroda under which the purchase price, including certain working capital positions, was revised to be approximately $29 million (U.S. dollar equivalents). This purchase price excludes from working capital the receivables existing on the closing date due to Baroda from our affiliates, which will be settled in the ordinary course. We believe that the majority of the purchase price will be funded through local Indian financing. We expect to complete this acquisition during the first half of 2009, subject to certain conditions being met. However, there can be no assurances that this transaction will be consummated or, if consummated, that it will be consummated on the terms set forth above.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. INVENTORIES

Inventories consisted of the following (dollars in millions):

	December 31,
	2008	2007
Raw materials and supplies	$282	$261
Work in progress	88	94
Finished goods	1,192	1,164
Total	1,562	1,519
LIFO reserves	(62)	(67)
Net	$1,500	$1,452

As of December 31, 2008 and 2007, approximately 9% of inventories were recorded using the last-in, first-out cost method in each year.

For the years ended December 31, 2007 and 2006, inventory quantities were reduced, resulting in a liquidation of certain LIFO inventory layers carried at costs that were lower than the cost of current purchases, the effect of which reduced cost of sales by approximately $10 million and nil, respectively, of which $9 million and $1 million related to discontinued operations, respectively. During 2008, 2007 and 2006, we recorded charges of $38 million, nil and $4 million, respectively, to write our inventory down to the lower of cost or market.

In the normal course of operations, we at times exchange raw materials and finished goods with other companies for the purpose of reducing transportation costs. The net non-monetary open exchange positions are valued at cost. The amounts included in inventory under non-monetary open exchange agreements payable by us as of December 31, 2008 and 2007 were $19 million and $16 million, respectively. Other open exchanges are settled in cash and result in a net deferred profit margin. The amounts under these open exchange agreements receivable by us at December 31, 2008 and 2007 were $5 million and $11 million, respectively.

6. PROPERTY, PLANT AND EQUIPMENT

The cost and accumulated depreciation of property, plant and equipment were as follows (dollars in millions):

Huntsman Corporation

	December 31,
	2008	2007
Land	$122	$121
Buildings	549	524
Plant and equipment	4,993	4,926
Construction in progress	440	529
Total	6,104	6,100
Less accumulated depreciation	(2,455)	(2,337)
Net	$3,649	$3,763

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

6. PROPERTY, PLANT AND EQUIPMENT (Continued)

Depreciation expense for the years ended December 31, 2008, 2007 and 2006 was $359 million, $377 million and $430 million, respectively, of which nil, $32 million and $102 million related to discontinued operations, respectively.

Huntsman International

	December 31,
	2008	2007
Land	$122	$121
Buildings	549	524
Plant and equipment	5,100	5,033
Construction in progress	440	529
Total	6,211	6,207
Less accumulated depreciation	(2,745)	(2,651)
Net	$3,466	$3,556

Depreciation expense for the years ended December 31, 2008, 2007 and 2006 was $334 million, $354 million and $403 million, respectively, of which nil, $32 million and $100 million related to discontinued operations, respectively.

Property, plant and equipment includes gross assets acquired under capital leases of $15 million and $16 million at December 31, 2008 and 2007, respectively; related amounts included in accumulated depreciation were $11 million and $9 million at December 31, 2008 and 2007, respectively.

HUNTSMAN CORPORATION AND SUBSIDIARIES

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. INVESTMENT IN UNCONSOLIDATED AFFILIATES

Our ownership percentage and investment in unconsolidated affiliates were as follows (dollars in millions):

	December 31,
	2008	2007
Equity Method:
Sasol-Huntsman GmbH and Co. KG (50%)	$34	$39
Arabian Amines Company (50%)	44	—
Louisiana Pigment Company, L.P. (50%)	110	120
BASF Huntsman Shanghai Isocyanate Investment BV (50%)(1)	58	52
International Polyurethanes Investments (45%)	15	13
Others	1	1
Total equity method investments	262	225
Cost Method:
Gulf Advanced Chemicals Industry Corporation (4.35%)	5	3
Total investments	$267	$228

(1)          We own 50% of BASF Huntsman Shanghai Isocyanate Investment BV. BASF Huntsman Shanghai Isocyanate Investment BV owns a 70% interest in SLIC, thus giving us an indirect 35% interest in SLIC.

Summarized applicable financial information of our unconsolidated affiliate Sasol-Huntsman GmbH and Co. KG. as of December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006 is presented below (dollars in millions):

	2008	2007	2006
Current assets	$58	$65
Noncurrent assets	46	43
Current liabilities	10	11
Noncurrent liabilities	2	3
Revenues	123	108	$91
Gross profit	23	30	23
Net income	13	13	7

Summarized applicable financial information of our unconsolidated affiliate Huntsman Shanghai Isocyanate Investment BV as of December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006 is presented below (dollars in millions):

	2008	2007	2006
Current assets	$85	$103
Noncurrent assets	346	349
Current liabilities	110	48
Noncurrent liabilities	154	266
Revenues	411	266	$69
Gross profit	43	21	19
Net income	13	8	2

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

7. INVESTMENT IN UNCONSOLIDATED AFFILIATES (Continued)

Summarized applicable financial information of our unconsolidated affiliates, Louisiana Pigment Company, Arabian Amines Company and International Polyurethanes Investments as of December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006 is presented below (dollars in millions):

	2008	2007	2006
Assets	$448	$281
Liabilities	142	38
Revenues	307	273	$334
Net income	2	1	—

During the year ended December 31, 2008, we contributed $44 million as our 50% equity contribution to our ethyleneamines manufacturing joint venture in Jubail Industrial City, Saudi Arabia with Zamil Group. This joint venture’s funding requirements will be satisfied through a combination of debt and equity, with the equity already provided on a 50/50 basis by us and Zamil Group. The joint venture obtained various loan commitments in the aggregate amount of approximately $195 million in U.S. dollar equivalents, of which $45 million was drawn under a short-term bridge loan facility as of December 31, 2008. We have provided certain guarantees of approximately $14 million for these commitments which will terminate upon completion of the project and satisfaction of certain conditions. We have estimated that the fair value of these guarantees was nil as of the closing date of this transaction and, accordingly, no amounts have been recorded. This joint venture is accounted for under the equity method.

8. INTANGIBLE ASSETS

The gross carrying amount and accumulated amortization of intangible assets were as follows (dollars in millions):

Huntsman Corporation

	December 31, 2008			December 31, 2007
	Carrying Amount	Accumulated Amortization	Net	Carrying Amount	Accumulated Amortization	Net
Patents, trademarks and technology	$355	$255	$100	$351	$226	$125
Licenses and other agreements	33	12	21	32	10	22
Non-compete agreements	19	19	—	19	19	—
Other intangibles	47	15	32	32	6	26
Total	$454	$301	$153	$434	$261	$173

During 2008 and 2007, we reversed certain valuation allowances on deferred tax assets related to prior acquisitions and recorded a corresponding reduction to intangible assets of approximately $1 million and $2 million, respectively.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. INTANGIBLE ASSETS (Continued)

Amortization expense was $27 million, $27 million and $28 million for the years ended December 31, 2008, 2007 and 2006, respectively, of which nil, $1 million and $1 million related to discontinued operations, respectively.

Estimated future amortization expense for intangible assets over the next five years is as follows (dollars in millions):

Year ending December 31:
2009	$27
2010	26
2011	25
2012	20
2013	18

Huntsman International

	December 31, 2008			December 31, 2007
	Carrying Amount	Accumulated Amortization	Net	Carrying Amount	Accumulated Amortization	Net
Patents, trademarks and technology	$355	$255	$100	$351	$226	$125
Licenses and other agreements	33	12	21	32	10	22
Non-compete agreements	19	19	—	19	19	—
Other intangibles	55	19	36	40	10	30
Total	$462	$305	$157	$442	$265	$177

During 2008 and 2007, we reversed certain valuation allowances on deferred tax assets related to prior acquisitions and recorded a corresponding reduction to intangible assets of approximately $1 million and $2 million, respectively.

Amortization expense for Huntsman International was $28 million, $28 million and $29 million million for the years ended December 31, 2008, 2007 and 2006, respectively, of which nil, $1 million and $1 million related to discontinued operations, respectively.

Huntsman International’s estimated future amortization expense for intangible assets over the next five years is as follows (dollars in millions):

Year ending December 31:
2009	$27
2010	27
2011	26
2012	21
2013	18

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. OTHER NONCURRENT ASSETS

Other noncurrent assets consisted of the following (dollars in millions):

	December 31,
	2008	2007
Pension assets	$2	$173
Debt issuance costs	25	32
Capitalized turnaround costs	104	45
Spare parts inventory	78	70
Catalyst assets	25	18
Deposits	15	16
Other noncurrent assets	115	102
Total	$364	$456

Amortization expense of catalyst assets for the years ended December 31, 2008, 2007 and 2006 was $12 million, $9 million and $7 million, respectively.

10. ACCRUED LIABILITIES

Accrued liabilities consisted of the following (dollars in millions):

Huntsman Corporation

	December 31,
	2008	2007
Payroll, severance and related costs	$101	$142
Interest	42	42
Volume and rebate accruals	82	89
Income taxes	37	23
Taxes other than income taxes	72	79
Restructuring and plant closing costs	73	76
Environmental accruals	4	5
Deferred gain on insurance recovery	—	137
Pension liabilities	12	11
Other postretirement benefits	13	14
Deferred reimbursement of Merger-related costs	—	100
Self-insured casualty loss reserves	21	19
Other miscellaneous accruals	160	148
Total	$617	$885

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. ACCRUED LIABILITIES (Continued)

Huntsman International

	December 31,
	2008	2007
Payroll, severance and related costs	$101	$142
Interest	41	42
Volume and rebate accruals	82	89
Income taxes	22	23
Taxes other than income taxes	72	79
Restructuring and plant closing costs	73	76
Environmental accruals	4	5
Deferred gain on insurance recovery	—	137
Pension liabilities	12	11
Other postretirement benefits	13	14
Self-insured casualty loss reserves	21	19
Other miscellaneous accruals	119	144
Total	$560	$781

11. RESTRUCTURING, IMPAIRMENT AND PLANT CLOSING COSTS

As of December 31, 2008, 2007 and 2006, accrued restructuring, impairment and plant closing costs by type of cost and initiative consisted of the following (dollars in millions):

	Workforce reductions(1)	Demolition and decommissioning	Non-cancelable lease costs	Other restructuring costs	Total(2)
Accrued liabilities as of January 1, 2006	$54	$5	$7	$12	$78
Textile Effects opening balance sheet liabilities at June 30, 2006	65	2	3	5	75
2006 charges for 2003 initiatives	3	—	—	—	3
2006 charges for 2004 initiatives	4	—	—	—	4
2006 charges for 2005 initiatives	2	—	—	—	2
2006 charges for 2006 initiatives	2	—	—	—	2
Reversal of reserves no longer required and liability reclassifications	(8)	(2)	(1)	—	(11)
Partial reversal of Advanced Materials opening balance sheet liabilities	(3)	—	—	—	(3)
2006 payments for 2003 initiatives	(9)	—	—	—	(9)
2006 payments for 2004 initiatives	(17)	(3)	(1)	—	(21)
2006 payments for 2005 initiatives	(8)	—	—	(1)	(9)
2006 payments for 2006 initiatives	(1)	—	—	—	(1)
Net activity of discontinued operations	(12)	(2)	—	—	(14)
Foreign currency effect on reserve balance	4	—	1	1	6
Accrued liabilities as of December 31, 2006	76	—	9	17	102

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. RESTRUCTURING, IMPAIRMENT AND PLANT CLOSING COSTS (Continued)

	Workforce reductions(1)	Demolition and decommissioning	Non-cancelable lease costs	Other restructuring costs	Total(2)
Adjustment to Textile Effects opening balance sheet liabilities	8	14	(2)	(1)	19
2007 charges for 2003 initiatives	1	—	—	—	1
2007 charges for 2004 initiatives	4	—	1	—	5
2007 charges for 2007 initiatives	1	—	—	25	26
Reversal of reserves no longer required	(4)	—	(1)	—	(5)
2007 payments for 2003 initiatives	(3)	—	(1)	—	(4)
2007 payments for 2004 initiatives	(5)	(1)	(1)	—	(7)
2007 payments for 2005 initiatives	(3)	—	—	—	(3)
2007 payments for 2006 initiatives	(17)	(1)	—	(2)	(20)
2007 payments for 2007 initiatives	(1)	—	—	(25)	(26)
Net activity of discontinued operations	(1)	—	—	—	(1)
Reimbursable workforce reduction cost	1	—	—	—	1
Foreign currency effect on reserve balance	8	—	—	—	8
Accrued liabilities as of December 31, 2007	65	12	5	14	96
Adjustment to Textile Effects opening balance sheet liabilities	(13)	—	(1)	—	(14)
2008 charges for 2004 initiatives	1	—	1	—	2
2008 charges for 2008 initiatives	27	—	—	1	28
Reversal of reserves no longer required	(1)	—	—	—	(1)
2008 payments for 2003 initiatives	(2)	—	(1)	—	(3)
2008 payments for 2004 initiatives	(3)	—	(1)	—	(4)
2008 payments for 2006 initiatives	(19)	(11)	—	(1)	(31)
2008 payments for 2008 initiatives	(3)	—	—	(1)	(4)
Net activity of discontinued operations	(1)	—	—	—	(1)
Foreign currency effect on reserve balance	7	—	—	—	7
Accrued liabilities as of December 31, 2008	$58	$1	$3	$13	$75

(1)                                  Accrued liabilities classified as workforce reductions consist primarily of restructuring programs recorded in connection with business combinations in accordance with EITF 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination, and are expected to be paid through 2009. The total workforce reduction reserves of $58 million relate to 496 positions that have not been terminated as of December 31, 2008.

(2)                                  Accrued liabilities by initiatives were as follows (dollars in millions):

	December 31, 2008	December 31, 2007
2003 initiatives & prior	$9	$12
2004 initiatives	6	10
2006 initiatives	26	71
2008 initiatives	24	—
Foreign currency effect on reserve balance	10	3
Total	$75	$96

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. RESTRUCTURING, IMPAIRMENT AND PLANT CLOSING COSTS (Continued)

Details with respect to our reserves for restructuring, impairment and plant closing costs are provided below by segment and initiative (dollars in millions):

	Polyurethanes	Advanced Materials	Textile Effects	Performance Products	Pigments	Discontinued Operations	Corporate & Other	Total
Accrued liabilities as of January 1, 2006	$11	$8	$—	$26	$16	$16	$1	$78
Textile Effects opening balance sheet liabilities at June 30, 2006	—	—	75	—	—	—	—	75
2006 charges for 2003 initiatives	—	—	—	—	3	—	—	3
2006 charges for 2004 initiatives	—	—	—	1	3	—	—	4
2006 charges for 2005 initiatives	—	—	—	1	—	—	1	2
2006 charges for 2006 initiatives	—	2	—	—	—	—	—	2
Reversal of reserves no longer required	(1)	(1)	—	(7)	(2)	—	—	(11)
Partial reversal of Advanced Materials opening balance sheet liabilities	—	(3)	—	—	—	—	—	(3)
2006 payments for 2003 initiatives	(3)	(2)	—	—	(4)	—	—	(9)
2006 payments for 2004 initiatives	—	(1)	—	(12)	(8)	—	—	(21)
2006 payments for 2005 initiatives	(1)	(1)	—	(4)	(1)	—	(2)	(9)
2006 payments for 2006 initiatives	—	(1)	—	—	—	—	—	(1)
Net activity of discontinued operations	—	—	—	—	—	(14)	—	(14)
Foreign currency effect on reserve balance	1	1	1	2	1	—	—	6
Accrued liabilities as of December 31, 2006	7	2	76	7	8	2	—	102
Adjustment to Textile Effects opening balance sheet liabilities	—	—	19	—	—	—	—	19
2007 charges for 2003 initiatives	—	—	—	—	1	—	—	1
2007 charges for 2004 initiatives	—	—	—	—	5	—	—	5
2007 charges for 2007 initiatives	—	1	25	—	—	—	—	26
Reversal of reserves no longer required	—	(1)	(1)	—	(3)	—	—	(5)
2007 payments for 2003 initiatives	(2)	—	—	—	(2)	—	—	(4)
2007 payments for 2004 initiatives	(1)	—	—	(4)	(2)	—	—	(7)
2007 payments for 2005 initiatives	(1)	—	—	(2)	—	—	—	(3)
2007 payments for 2006 initiatives	—	—	(20)	—	—	—	—	(20)
2007 payments for 2007 initiatives	—	(1)	(25)	—	—	—	—	(26)
Net activity of discontinued operations	—	—	—	—	—	(1)	—	(1)
Reimburable workforce reduction cost	—	—	—	—	1	—	—	1
Foreign currency effect on reserve balance	1	—	6	1	—	—	—	8
Accrued liabilities as of December 31, 2007	4	1	80	2	8	1	—	96
Adjustment to Textile Effects opening balance sheet liabilities	—	—	(14)	—	—	—	—	(14)
2008 charges for 2004 initiatives	—	—	—	—	2	—	—	2
2008 charges for 2008 initiatives	—	—	24	—	3	—	1	28
Reversal of reserves no longer required	—	—	—	—	(1)	—	—	(1)
2008 payments for 2003 initiatives	(1)	—	(1)	—	(1)	—	—	(3)
2008 payments for 2004 initiatives	—	—	—	(1)	(3)	—	—	(4)
2008 payments for 2006 initiatives	—	—	(31)	—	—	—	—	(31)
2008 payments for 2008 initiatives	—	—	(3)	—	—	—	(1)	(4)
Net activity of discontinued operations	—	—	—	—	—	(1)	—	(1)
Foreign currency effect on reserve balance	—	—	8	—	(1)	—	—	7
Accrued liabilities as of December 31, 2008	$3	$1	$63	$1	$7	$—	$—	$75
Current portion of restructuring reserve	$2	$1	$63	$1	$6	$—	$—	$73
Long-term portion of restructuring reserve	1	—	—	—	1	—	—	2

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. RESTRUCTURING, IMPAIRMENT AND PLANT CLOSING COSTS (Continued)

Details with respect to cash and non-cash restructuring charges for the years ended December 31, 2008, 2007 and 2006 by initiative are provided below (dollars in millions):

Cash charges:
2008 charges for 2004 initiatives	$2
2008 charges for 2008 initiatives	28
Reversal of reserves no longer required	(1)
Non-cash charges	7
Total 2008 Restructuring, Impairment and Plant Closing Costs	$36

Cash charges:
2007 charges for 2003 initiatives	$1
2007 charges for 2004 initiatives	5
2007 charges for 2007 initiatives	26
Reversal of reserves no longer required	(5)
Non-cash charges	15
Total 2007 Restructuring, Impairment and Plant Closing Costs	$42

Cash charges:
2006 charges for 2003 initiatives	$3
2006 charges for 2004 initiatives	4
2006 charges for 2005 initiatives	2
2006 charges for 2006 initiatives	2
Reversal of reserves no longer required	(5)
Non-cash charges	9
Total 2006 Restructuring, Impairment and Plant Closing Costs	$15

2008 RESTRUCTURING ACTIVITIES

As of December 31, 2008, our Polyurethanes segment restructuring reserve consisted of $3 million related to restructuring initiatives at our Rozenburg, Netherlands site (as announced in 2003).

As of December 31, 2008, our Advanced Materials segment restructuring reserve consisted of $1 million related to various restructuring programs. During 2008, our Advanced Materials segment recorded a non-cash impairment charge of $1 million related to our Deer Park, Australia and Germany fixed assets.

As of December 31, 2008, our Textile Effects segment restructuring reserve consisted of $63 million, of which $40 million related to opening balance sheet liabilities from the Textile Effects Acquisition and $23 million related to our 2008 restructuring initiatives. During 2008, our Textile Effects segment recorded cash charges for 2008 initiatives of $24 million primarily related to the streamlining of the Textile Effects business into two global strategic business units, Apparel & Home Textiles and Specialty Textiles, as announced during the fourth quarter of 2008. We also reversed

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. RESTRUCTURING, IMPAIRMENT AND PLANT CLOSING COSTS (Continued)

accruals of $14 million for certain employee termination costs recorded in connection with the Textile Effects Acquisition.

As of December 31, 2008, our Performance Products segment reserve consisted of $1 million related to various restructuring programs across our European surfactants business. During 2008, we recorded a non-cash charge of $1 million related to the closure of our Guelph, Canada plant.

As of December 31, 2008, our Pigments segment reserve consisted of $7 million related to the restructuring of commercial and business support activities and workforce reductions in connection with our Huelva, Spain operations. During 2008, our Pigments segment recorded charges of $5 million related to the restructuring of commercial and business support activities.

During 2008, we recorded a non-cash impairment charge of $5 million in Corporate and Other primarily related to capital expenditures and turnaround costs associated with our Australian styrenics business that was previously impaired. The long-lived assets of our Australian styrenics business were determined to be impaired in accordance with SFAS No. 144 and an impairment charge was recorded in 2005. Capital expenditures and turnaround costs in this business, which are necessary to maintain operations, are also considered to be impaired immediately after they are incurred. Management has evaluated the strategic and operational initiatives related to this business, and based upon the renegotiation of certain raw material supply agreements, has concluded that we will continue the operations of this business.

2007 RESTRUCTURING ACTIVITIES

As of December 31, 2007, our Polyurethanes segment restructuring reserve consisted of $4 million related to restructuring initiatives at our Rozenburg, Netherlands site (as announced in 2003).

As of December 31, 2007, our Advanced Materials segment restructuring reserve consisted of $1 million related to various restructuring programs.

As of December 31, 2007, our Textile Effects segment restructuring reserve consisted of $80 million primarily relating to opening balance sheet liabilities from the Textile Effects Acquisition. During 2007, our Textile Effects segment recorded cash charges for 2007 initiatives of $20 million related to redundant service contracts and integration costs for information technology services and $4 million related to supply chain integration processes.

As of December 31, 2007, our Performance Products segment reserve consisted of $2 million related to various restructuring programs across our European surfactants business.

As of December 31, 2007, our Pigments segment reserve consisted of $8 million related to the reorganization of business support activities following the reduction of our TiO2 production capacity announced in 2004 and workforce reductions in connection with our Huelva, Spain operations.

During 2007, we recorded a non-cash impairment charge of $13 million in Corporate and Other related to capital expenditures and turnaround costs associated with our Australian styrenics business that was previously impaired.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. RESTRUCTURING, IMPAIRMENT AND PLANT CLOSING COSTS (Continued)

2006 RESTRUCTURING ACTIVITIES

As of December 31, 2006, our Polyurethanes segment restructuring reserve consisted of $7 million related to restructuring initiatives at the Rozenburg, Netherlands site (as announced in 2003).

As of December 31, 2006, our Advanced Materials segment restructuring reserve consisted of $2 million related restructuring programs implemented in association with the Huntsman Advanced Materials Transaction and the realignment and simplification of the commercial and technical organization. During 2006, we reversed $3 million of reserves established in connection with the acquisition of our Advanced Materials business. This reserve reversal was recorded as a reduction to property, plant and equipment in accordance with EITF 95-3, Recognition of Liabilities in Connection with a Purchase Business Combination (“EITF 95-3).

As of December 31, 2006, our Textile Effects segment restructuring reserve consisted of $76 million related to opening balance sheet liabilities from the Textile Effects Acquisition. During 2006, we recorded $75 million of liabilities for workforce reduction, non-cancelable lease termination costs and demolition and decommissioning costs related to the Textile Effects Acquisition in accordance with EITF 95-3.

As of December 31, 2006, our Performance Products segment reserve consisted of $7 million related to various restructuring programs across our European surfactants business and the realignment of our Jefferson County, Texas operations. During 2006, $6 million was reclassified to pension liabilities.

As of December 31, 2006, our Pigments segment reserve consisted of $8 million related to the global workforce reductions announced in 2003, and the reduction of our TiO2 production capacity announced in 2004. The reversal of workforce reduction reserves recorded by our Pigments segment during 2006 relates primarily to the project announced in July 2005 that our Pigments and Base Chemicals segments would establish a single U.K. headquarters in Teesside, U.K., which was abandoned in connection with the sale of our European base chemicals and polymers business.

During 2006, we recorded non-cash impairment charges in Corporate and Other of $8 million related to capital expenditures and turnaround costs associated with our Australian styrenics business that was previously impaired.

12. ASSET RETIREMENT OBLIGATIONS

Asset retirement obligations consist primarily of landfill capping, closure and post-closure costs and asbestos abatement costs. We are legally required to perform capping and closure and post-closure care on the landfills and asbestos abatement on certain of our premises. In accordance with SFAS No. 143 and FIN 47, for each asset retirement obligation we recognized the estimated fair value of a liability and capitalized the cost as part of the cost basis of the related asset.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. ASSET RETIREMENT OBLIGATIONS (Continued)

The following table describes changes to our asset retirement obligation liability (dollars in millions):

	December 31,
	2008	2007
Asset retirement obligation at beginning of year	$19	$18
Accretion expense	2	2
Revisions in timing and estimated cash flows	1	—
Liabilities relieved(1)	—	(2)
Foreign currency effect on reserve balance	(2)	1
Asset retirement obligation at end of year	$20	$19
Amounts included in accrued liabilities	$1	$1
Amounts included in other noncurrent liabilities	19	18
Total asset retirement obligations	$20	$19

(1)   Includes liabilities transferred to the buyer in connection with the North American Petrochemicals Disposition of $1 million in 2007. See “Note 3. Discontinued Operations.”

13. OTHER NONCURRENT LIABILITIES

Other noncurrent liabilities consisted of the following (dollars in millions):

Huntsman Corporation

	December 31,
	2008	2007
Pension liabilities	$713	$287
Other postretirement benefits	136	134
Environmental accruals	3	3
Restructuring and plant closing costs	2	20
Asset retirement obligations	19	18
Other noncurrent liabilities	148	217
Total	$1,021	$679

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

13. OTHER NONCURRENT LIABILITIES (Continued)

Huntsman International

	December 31,
	2008	2007
Pension liabilities	$713	$287
Other postretirement benefits	136	134
Environmental accruals	3	3
Restructuring and plant closing costs	2	20
Asset retirement obligations	19	18
Other noncurrent liabilities	148	215
Total	$1,021	$677

14. DEBT

Outstanding debt consisted of the following (dollars in millions):

HUNTSMAN CORPORATION

	December 31,
	2008	2007
Senior Credit Facilities:
Term Loans	$1,540	$1,540
Secured Notes	295	294
Senior Notes	198	198
Subordinated Notes	1,285	1,311
Australian Credit Facilities	41	50
HPS (China) debt	196	107
Other	92	69
Convertible Notes	235	—
Total debt	$3,882	$3,569
Current portion	$205	$69
Long-term portion	3,677	3,500
Total debt	$3,882	$3,569

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. DEBT (Continued)

HUNTSMAN INTERNATIONAL

	December 31,
	2008	2007
Senior Credit Facilities:
Term Loans	$1,540	$1,540
Secured Notes	295	294
Senior Notes	198	198
Subordinated Notes	1,285	1,311
Australian Credit Facilities	41	50
HPS (China) debt	196	107
Other	92	69
Total debt—excluding affiliates	$3,647	$3,569
Current portion	$205	$69
Long-term portion	3,442	3,500
Total debt—excluding affiliates	$3,647	$3,569
Total debt—excluding affiliates	$3,647	$3,569
Notes payable to affiliates	429	5
Total debt	$4,076	$3,574

SUBSIDIARY DEBT

With the exception of our Convertible Notes, our guarantees of certain debt of HPS and SLIC, our Chinese MDI joint ventures, our Saudi Arabia joint venture, and certain indebtedness incurred from time to time to finance certain insurance premiums, we have no direct debt or guarantee obligations. Substantially all of our other debt has been incurred by our subsidiaries (primarily Huntsman International); such subsidiary debt is nonrecourse to us and we have no contractual obligation to fund our subsidiaries’ respective operations.

Senior Credit Facilities

As of December 31, 2008, our Senior Credit Facilities consisted of our (i) $650 million Revolving Facility and (ii) $1,540 million Dollar Term Loan. As of December 31, 2008, there were no borrowings outstanding under the Revolving Facility, and we had $32 million in U.S. dollar equivalents of letters of credit and bank guarantees issued and outstanding under the Revolving Facility. The Revolving Facility matures in August 2010 and the Dollar Term Loan matures in 2014; provided, however, that the maturities of the Revolving Facility and the Dollar Term Loan will accelerate if we do not repay or refinance all but $100 million of our outstanding debt securities on or before three months prior to the maturity dates of such debt securities (the next maturity date of such debt securities is October 15, 2010).

At the present time, borrowings under the Revolving Facility and the Dollar Term Loan bear interest at LIBOR plus 1.75%. However, the applicable interest rate of the Dollar Term Loan is subject to a reduction to LIBOR plus 1.50% upon achieving certain secured leverage ratio thresholds. The

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. DEBT (Continued)

agreements governing our Secured Credit Facilities contain one financial covenant, which is applicable only to the Revolving Facility, and this covenant is only in effect when loans or letters of credit are outstanding under the Revolving Facility. In addition, the applicable agreements provide for customary restrictions and limitations on our ability to incur liens, incur additional debt, merge or sell assets, make certain restricted payments, prepay other indebtedness, make investments or engage in transactions with affiliates, and also contain other customary default provisions.

As of December 31, 2008, the weighted average interest rate on the Senior Credit Facilities was approximately 2.3%. Our obligations under the Senior Credit Facilities are guaranteed by our guarantor subsidiaries, which consist of substantially all of our domestic subsidiaries and certain of our foreign subsidiaries and are secured by a first priority lien (generally shared with the holders of the 2010 Secured Notes on substantially all of our domestic property, plant and equipment, the stock of all of or our material domestic subsidiaries and certain foreign subsidiaries and pledges of intercompany notes between various of our subsidiaries.

On November 14, 2007, in connection with the U.S. Base Chemicals Disposition, we used a portion of the proceeds to make a repayment of $100 million on the Dollar Term Loan. Substantially all of the remaining proceeds were used to repay borrowings under the Revolving Facility and reduce amounts under the A/R Securitization Program.

On April 19, 2007, we entered into an amendment to our Senior Credit Facilities. Pursuant to this amendment, the maturity of the Dollar Term Loan was extended to April 2014 and the loan amount was increased to $1,640 million. We used the increased amount to repay, in full, our previously outstanding Euro Term Loan.

On January 16, 2007, we made a voluntary repayment of $75 million U.S. dollar equivalents on our term loan B facility ($71 million on the Dollar Term Loan and €3 million on the Euro Term Loan) with available liquidity.

Secured Notes

As of December 31, 2008, we had outstanding $296 million aggregate principal amount ($295 million book value and $455 million original aggregate principal amount) under our 11.625% senior secured notes due October 15, 2010. The 2010 Secured Notes are currently redeemable at 102.906% of the principal amount plus accrued interest, declining to par on and after October 15, 2009. Interest on the 2010 Secured Notes is payable semiannually in April and October of each year. The 2010 Secured Notes are secured by a first priority lien on all collateral securing the Senior Credit Facilities as described above (other than capital stock of Huntsman International’s first-tier foreign subsidiaries), shared equally with the lenders on the Senior Credit Facilities, subject to certain inter-creditor arrangements. The 2010 Secured Notes contain covenants relating to the incurrence of debt and limitations on distributions, certain restricted payments, asset sales and affiliate transactions and are guaranteed by the Guarantors. The indentures governing the 2010 Secured Notes also contain provisions requiring us to offer to repurchase the notes upon a change of control.

Senior Notes

As of December 31, 2008, we had outstanding $198 million ($300 million original aggregate principal amount) of 11.5% senior notes due 2012. Interest on the 2012 Senior Notes is payable

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. DEBT (Continued)

semiannually in January and July of each year. The 2012 Senior Notes are currently redeemable at 105.75% of the principal amount plus accrued interest, declining ratably to par on and after July 15, 2010. The 2012 Senior Notes are unsecured obligations. The indentures governing our 2012 Senior Notes contain covenants, among other things, relating to the incurrence of debt and limitations on distributions and certain restricted payments, asset sales and affiliate transactions and are guaranteed by the Guarantors. The indentures governing the 2012 Senior Notes contain provisions requiring us to offer to repurchase the notes upon a change of control.

Subordinated Notes

As of December 31, 2008, we had outstanding $175 million 7.375% senior subordinated notes due 2015 and €135 million (approximately $191 million) 7.5% senior subordinated notes due 2015. The 2015 Subordinated Notes are redeemable on or after January 1, 2010 at 103.688% and 103.750%, respectively, of the principal amount plus accrued interest, declining ratably to par on and after January 1, 2013.

As of December 31, 2008, we had outstanding €400 million (approximately $567 million) 6.875% senior subordinated notes due 2013 and $347 million aggregate principal amount ($352 million book value) under our 7.875% senior subordinated notes due 2014. The 2013 Subordinated Notes are redeemable on or after November 15, 2009 at 105.156% of the principal amount plus accrued interest, declining ratably to par on or after November 15, 2012. The 2014 Subordinated Notes are redeemable on or after November 15, 2010 at 103.938% of the principal amount plus accrued interest, declining ratably to par on or after November 15, 2012.

Interest on the 2015 Subordinated Notes is payable semiannually in January and July of each year. Interest on the 2013 Subordinated Notes and the 2014 Subordinated Notes is payable semiannually in November and May of each year. All of our subordinated notes are unsecured. The indentures governing our subordinated notes contain covenants relating, among other things, to the incurrence of debt and limitations on distributions, certain restricted payments, asset sales and affiliate transactions. Our subordinated notes are guaranteed by the Guarantors. The indentures also contain provisions requiring us to offer to repurchase the notes upon a change of control.

On February 22, 2007, we closed on a direct private placement of $147 million (included within the total outstanding principal amount of $347 million of 2014 Subordinated Notes) in aggregate principal amount of the 2014 Subordinated Notes. These notes were issued at a premium of 104% of principal amount for a yield of 7.01%. We used the net proceeds of $152 million to redeem all (approximately €114 million) of our remaining outstanding euro denominated 10.125% senior subordinated notes due 2009, which were called for redemption on March 27, 2007 at a call price of 101.688% plus accrued interest.

Convertible Notes

Pursuant to the Settlement Agreement, on December 23, 2008, we issued $250 million in Convertible Notes (recorded at $235 million fair value). The Convertible Notes are convertible at any time, at the option of the holder, at an initial conversion rate of 127.275 shares of our common stock per $1,000 principal amount of Convertible Notes (which is equal to an initial conversion price of $7.857 per share), subject to specified anti-dilution adjustments. The Convertible Notes bear interest at

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. DEBT (Continued)

the rate of 7% per year payable semi-annually on January 1 and July 1 of each year, beginning on July 1, 2009. Interest is payable either in cash or, at our option, in shares of our common stock having a market value at that time equal to the interest payment. The Convertible Notes are our senior unsecured obligations and are not guaranteed by any of our subsidiaries, including Huntsman International.

The Convertible Notes will mature on December 23, 2018. At maturity, we may, at our option, pay the principal amount of the Convertible Notes in shares of our common stock having a market value at that time equal to the principal amount of the Convertible Notes, plus an amount equal to the underwriting spread of a nationally-recognized underwriter chosen by us that would be paid by a seller of the shares at such time.

We may redeem the Convertible Notes in whole, for cash, at the principal amount of the Convertible Notes plus accrued and unpaid interest, at any time on or after December 23, 2011 if the closing price of our common stock, for at least 20 consecutive trading days prior to the notice of redemption, exceeds 135% of the conversion price in effect at that time.

Upon the occurrence of certain change of control events, the holders of the Convertible Notes may require us to redeem all or any portion of the holders’ Convertible Notes at the principal amount plus accrued and unpaid interest.

Other Debt

We maintain a $25 million European Overdraft Facility that is a demand facility used for the working capital needs for our European subsidiaries. As of December 31, 2008 and December 31, 2007, we had $16 million and $15 million U.S. dollar equivalents, respectively, in borrowings outstanding under the European Overdraft Facility. We also maintain other foreign overdraft facilities used for working capital needs.

HPS obtained secured loans for the construction of its MDI production facility. This debt consists of various committed loans. As of December 31, 2008, HPS had $25 million outstanding in U.S. dollar borrowings and 672 million in RMB borrowings (approximately $98 million) under these facilities. The interest rate on these facilities is LIBOR plus 0.48% for U.S. dollar borrowings and 90% of the Peoples Bank of China rate for RMB borrowings. As of December 31, 2008, the interest rate was approximately 3.1% for U.S. dollar borrowings and 6.5% for RMB borrowings. The loans are secured by substantially all the assets of HPS and will be repaid in 16 semiannual installments (which began on June 30, 2007). We have guaranteed 70% of any amount due and unpaid by HPS under the loans described above (except for the VAT facility, which is not guaranteed). Our guarantees remain in effect until HPS has met certain conditions. The conditions outstanding include completion of the building and equipment mortgage registrations, which are progressing as planned, and maintaining a debt service coverage ratio of at least 1.5:1 at the time such registrations are completed. Our Chinese MDI joint ventures are unrestricted subsidiaries under the Senior Credit Facilities and under the indentures governing our outstanding notes.

On October 22, 2008, HPS entered into a loan facility for the purpose of discounting commercial drafts with recourse. The facility has a stated capacity discounting up to CNY500 million (approximately $73 million) and drafts are discounted using a discount rate of the three-month SIBOR plus 4.2%. As of December 31, 2008 the all-in discount rate was 6.39%. As of December 31, 2008, HPS

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. DEBT (Continued)

has discounted with recourse CNY500 million (approximately $73 million) of commercial drafts. While the facility has a maturity of July 24, 2009, the lender has right to accept or reject drafts presented for discounting.

Our Australian subsidiaries maintain credit facilities that had an aggregate outstanding balance of A$59 million (approximately $41 million) as of December 31, 2008 ($30 million of which is classified as current portion of long-term debt). These facilities are nonrecourse to Huntsman International and bear interest at the Australian index rate plus a margin of 2.4%. As of December 31, 2008, the interest rate for these facilities was 7.0%. The Australian credit facilities mature in May 2010.

We finance certain insurance premiums and, as of December 31, 2008 and 2007, we had outstanding notes payable in the amount of $23 million and $27 million, respectively. Insurance premium financings are generally secured by the unearned premiums under such policies.

On June 30, 2008, our subsidiary, Huntsman (UK) Limited, entered into the Short Term Revolving Facility, a $125 million short term committed revolving credit facility maturing on June 28, 2009. In connection with an amendment to the A/R Securitization Program on November 13, 2008, we terminated the short term committed revolving credit facility of our subsidiary, Huntsman (UK) Limited, of which nothing was drawn. See “Note 16. Securitization of Accounts Receivable.”

Notes Payable from Huntsman International to Huntsman Corporation

Under an existing promissory note, as of December 31, 2008 we lent $423 million to our subsidiary, Huntsman International, which funds were used by Huntsman International to repay borrowings outstanding under the Revolving Facility. This demand note is unsecured and is classified as current on the accompanying consolidated balance sheets. As of December 31, 2008, under the terms of the note, Huntsman International promises to pay us interest on the unpaid principal amount thereof in like money at a rate per annum not to exceed 25 basis points (0.25%) less than the then current revolving loan U.S. LIBOR-based borrowing as defined by the Revolving Facility. On January 6, 2009, the interest rate was amended to a rate per annum based on the previous monthly average borrowing rate obtained under our A/R Securitization Program for U.S. dollar outstandings less 10 basis points. Notwithstanding the foregoing, the rate shall not exceed an amount that is 25 basis points less than the monthly average borrowing rate obtained for the U.S. LIBOR-based borrowings under the Revolving Facility. With our consent, the principal and accrued interest outstanding under this note may also be forgiven or capitalized or satisfied with any alternate form of consideration.

COMPLIANCE WITH COVENANTS

Our management believes that we are in compliance with the covenants contained in the agreements governing our debt instruments, including our Senior Credit Facilities, our A/R Securitization Program and the indentures governing our notes.

We have only one financial covenant under our Senior Credit Facilities, which applies to our $650 million Revolving Facility. At any time loans or letters of credit are outstanding under our Revolving Facility, the Leverage Covenant requires that Huntsman International maintain a net secured debt to EBITDA ratio of 3.75 to 1 (as defined in the applicable agreement, the “Secured Leverage Ratio”).

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. DEBT (Continued)

If in the future we were not able to meet the Secured Leverage Ratio, unless we obtained an amendment or waiver (as to which we can provide no assurance), then, for so long as we did not meet the Secured Leverage Ratio, we would not have access to the liquidity otherwise available under our Revolving Facility. If we failed to meet the Secured Leverage Ratio at a time when we had loans or letters of credit outstanding under the Revolving Facility, we would be in default under our Senior Credit Facilities, and, unless we obtained a waiver or forbearance with respect to such default (as to which we can provide no assurance), we would be required to pay off the balance of our Senior Credit Facilities in full and would not have further access to such facilities.

The agreements governing our $575 million A/R Securitization Program also contain certain financial covenants. Any material failure to meet the A/R Securitization Program covenants in the future could lead to an event of default under the A/R Securitization Program, which could require us to cease our use of such facility. Under these circumstances, unless any default was remedied or waived, we would likely lose the ability to obtain financing with respect to our trade receivables. A material default under the A/R Securitization Program would also constitute an event of default under our Senior Credit Facilities, which could require us to pay off the balance of the Senior Credit Facilities in full and could result in the loss of our Senior Credit Facilities.

MATURITIES

The scheduled maturities of our debt by year as of December 31, 2008 are as follows (dollars in millions):

HUNTSMAN CORPORATION

Year ending December 31:
2009	$205
2010	364
2011	49
2012	228
2013	597
Thereafter	2,439
$3,882

HUNTSMAN INTERNATIONAL

Year ending December 31:
2009	$628
2010	364
2011	49
2012	228
2013	597
Thereafter	2,210
$4,076

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. DEBT (Continued)

We also have lease obligations accounted for as capital leases which are included in other long-term debt. The scheduled maturities of our commitments under capital leases are as follows (dollars in millions):

Year ending December 31:
2009	$4
2010	2
Total minimum payments	6
Less: Amounts representing interest	(1)
Present value of minimum lease payments	5
Less: Current portion of capital leases	(3)
Long-term portion of capital leases	$2

15. DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES

We are exposed to market risks, such as changes in interest rates, foreign exchange rates and commodity pricing risks. From time to time, we enter into transactions, including transactions involving derivative instruments, to manage certain of these exposures.

All derivatives, whether designated in hedging relationships or not, are recorded on our balance sheet at fair value. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and the hedged items are recognized in earnings. If the derivative is designated as a cash flow hedge, changes in the fair value of the derivative are recorded in accumulated other comprehensive (loss) income, to the extent effective, and will be recognized in the income statement when the hedged item affects earnings. To the extent applicable, we perform effectiveness assessments in order to use hedge accounting at each reporting period. For a derivative that does not qualify as a hedge, changes in fair value are recognized in earnings.

We also hedge our net investment in certain European operations. Changes in the fair value of the hedge in the net investment of certain European operations are recorded in accumulated other comprehensive (loss) income.

INTEREST RATE RISKS

Through our borrowing activities, we are exposed to interest rate risk. Such risk arises due to the structure of our debt portfolio, including the duration of the portfolio and the mix of fixed and floating interest rates. Actions taken to reduce interest rate risk include managing the mix and rate characteristics of various interest bearing liabilities, as well as entering into interest rate derivative instruments.

From time to time, we may purchase interest rate swaps and/or interest rate collars to reduce the impact of changes in interest rates on our floating-rate long-term debt. Under interest rate swaps, we agree with other parties to exchange, at specified intervals, the difference between fixed-rate and floating-rate interest amounts calculated by reference to an agreed notional principal amount. The collars entitle us to receive from the counterparties (major banks) the amounts, if any, by which our interest payments on certain of our floating-rate borrowings exceed a certain rate, and require us to

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (Continued)

pay to the counterparties (major banks) the amount, if any, by which our interest payments on certain of our floating-rate borrowings are less than a certain rate.

Interest rate contracts were recorded as a component of other noncurrent liabilities as of December 31, 2008 and 2007. The effective portion of the changes in the fair value of the swaps were recorded in accumulated other comprehensive (loss) income, with any ineffectiveness recorded in interest expense. As of December 31, 2008 and 2007, the fair value of these contracts was not significant. As of December 31, 2008 and 2007, the contracts had a notional amount of $13 million and $14 million, respectively, and a maturity date of 2010, each.

For the years ended December 31, 2008 and 2007, the changes in accumulated other comprehensive (loss) income associated with cash flow hedging activities were not considered significant.

On July 2, 2007, we let expire an interest rate contract of notional amount of $60 million pursuant to which we had swapped LIBOR interest for a fixed rate of 4.315%.

During 2009, interest expense of approximately nil is expected to be reclassified to earnings. The actual amount that will be reclassified to earnings over the next twelve months may vary from this amount due to changing market conditions. We are exposed to credit losses in the event of nonperformance by a counterparty to the derivative financial instruments. We anticipate, however, that the counterparties will be able to fully satisfy obligations under the contracts. Market risk arises from changes in interest rates.

FOREIGN EXCHANGE RATE RISK

Our cash flows and earnings are subject to fluctuations due to exchange rate variation. Our revenues and expenses are denominated in various currencies. From time to time, we may enter into foreign currency derivative instruments to minimize the short-term impact of movements in foreign currency rates. Where practicable, we generally net multicurrency cash balances among our subsidiaries to help reduce exposure to foreign currency exchange rates. Certain other exposures may be managed from time to time through financial market transactions, principally through the purchase of spot or forward foreign exchange contracts (generally with maturities of one year or less). We do not hedge our currency exposures in a manner that would eliminate the effect of changes in exchange rates on our cash flows and earnings. Our A/R Securitization Program in certain circumstances requires that we enter into forward foreign currency hedges intended to hedge currency exposures. As of December 31, 2008 and December 31, 2007, we had no forward currency hedges outstanding.

On January 15, 2008, we entered into a series of forward foreign currency contracts in our Pigments segment to partially hedge the impact, for up to one year, of movements in foreign currency rates associated with the purchases of raw materials and sales of pigment in non-functional currencies. As of December 31, 2008, these contracts had a notional amount of approximately $9 million and were designated as cash flow hedges. As of December 31, 2008, the fair value of these contracts was not considered significant. For the year ended December 31, 2008, the effective portion of the changes in the fair value was not significant with ineffectiveness of $1 million recorded as a decrease in sales, $1 million recorded as a reduction in cost of sales and a foreign currency loss of $1 million.

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (Continued)

On October 24, 2008, we unwound a cross currency interest rate swap pursuant to which we had swapped $153 million of LIBOR floating rate debt payments for €116 million of EURIBOR floating rate debt payments. This swap was not designated as a hedge for financial reporting purposes. For the years ended December 31, 2008 and 2007, we recorded a foreign currency gain (loss) on this swap of $21 million and ($17) million, respectively, in the consolidated statement of operations.

On October 24, 2008, we unwound a cross currency interest rate swap pursuant to which we had swapped $96 million of LIBOR floating rate debt payments for €71 million of EURIBOR floating rate debt payments. This swap was designated as a hedge of a net investment for financial reporting purposes. We received a cash benefit from the unwind of $3 million in the fourth quarter of 2008. For the years ended December 31, 2008 and 2007, the effective portion of the changes in the fair value of $14 million and ($8) million, respectively, was recorded as income (loss) in other comprehensive (loss) income, with ineffectiveness of $2 million and nil, respectively, recorded in interest expense in our consolidated statement of operations.

On July 12, 2007, we unwound a cross currency interest rate swap pursuant to which we had swapped $31 million of 11.0% fixed rate debt for €25 million of 9.4% fixed rate debt. The swap was not designated as a hedge for financial reporting purposes. We recorded an unrealized foreign currency loss on this swap of $2 million and $3 million, respectively, in our consolidated statements of operations for the years ended December 31, 2007 and 2006.

A significant portion of our debt is denominated in euros. We also finance certain of our non-U.S. subsidiaries with intercompany loans that are, in many cases, denominated in currencies other than the entities’ functional currency. We manage the net foreign currency exposure created by this debt through various means, including cross-currency swaps, the designation of certain intercompany loans as permanent loans because they are not expected to be repaid in the foreseeable future (“permanent loans”) and the designation of certain debt and swaps as net investment hedges.

Foreign currency transaction gains and losses on intercompany loans that are not designated as permanent loans are recorded in earnings. Foreign currency transaction gains and losses on intercompany loans that are designated as permanent loans are recorded in other comprehensive income. From time to time, we review such designation of intercompany loans.

From time to time, we review our non-U.S. dollar denominated debt and swaps to determine the appropriate amounts designated as hedges. As of December 31, 2008, we have designated approximately €205 million of euro-denominated debt as a hedge of our net investments. As of December 31, 2008, we had approximately €961 million in net euro assets.

COMMODITY PRICES RISK

Our exposure to changing commodity prices is somewhat limited since the majority of our raw materials are acquired at posted or market related prices, and sales prices for many of our finished products are at market related prices which are largely set on a monthly or quarterly basis in line with industry practice. Consequently, we do not generally hedge our commodity exposures.

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. SECURITIZATION OF ACCOUNTS RECEIVABLE

Under our A/R Securitization Program, we grant an undivided interest in certain of our trade receivables to a qualified off-balance sheet entity at a discount. This undivided interest serves as security for the issuance by the Receivables Trust of commercial paper. The A/R Securitization Program currently provides for financing through a commercial paper conduit program (in both U.S. dollars and euros). We account for the transfer of our receivables as a sale in accordance with SFAS No. 140. On November 13, 2008, we completed an amendment and expansion of our A/R Securitization Program. In connection with this amendment and expansion, among other things, the amendment (1) added two of our subsidiaries as receivables originators under the program, (2) increased the size of the program to an aggregate currency equivalent of approximately $575 million U.S. dollars from $500 million, (3) added two new financial institutions as funding agents for their related commercial paper conduits and liquidity providers, and (4) extended the term of the program through November 12, 2009. As a result of the amendment, the Receivable Trust has commercial paper conduit financing available at an interest rate equal to commercial paper cost of funds plus 150 basis points per annum.

As of December 31, 2008, the Receivables Trust had $446 million in U.S. dollar equivalents in commercial paper outstanding (consisting of $175 million and approximately €191 million ($271 million)) and held $25 million of cash collateral that was used subsequent to year-end to redeem outstanding commercial paper.

As of December 31, 2008 and 2007, the fair value of our retained interest in receivables (including servicing assets) subject to the program was approximately $147 million and $136 million, respectively. Our retained interest is reported in accounts and notes receivable in the consolidated balance sheet. The value of the retained interest is subject to credit and interest rate risk. For the years ended December 31, 2008, 2007 and 2006, new sales of accounts receivable under the program totaled approximately $5,187 million, $5,466 million and $7,492 million, respectively, and cash collections from receivables under the program that were reinvested totaled approximately $5,117 million, $5,580 million and $7,395 million, respectively. Servicing fees received during the years ended December 31, 2008, 2007 and 2006 were approximately $7 million, $7 million and $8 million, respectively.

We incur losses on the A/R Securitization Program for the discount on receivables under the program and fees and expenses associated with the program. For the years ended December 31, 2008, 2007 and 2006, losses on the A/R Securitization Program were $27 million, $21 million and $13 million, respectively. We also retain responsibility for the economic gains and losses on forward contracts mandated by the terms of the program to hedge the currency exposures on the collateral supporting the off-balance sheet debt issued. Gains and losses on forward contracts included as a component of the loss on the A/R Securitization Program were not significant for the years ended December 31, 2008, 2007 and 2006. For each of the years ending December 31, 2008 and 2007, the fair value of the open forward currency contracts was nil.

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

16. SECURITIZATION OF ACCOUNTS RECEIVABLE (Continued)

The key economic assumptions used in valuing the residual interest are presented below:

December 31,
	2008	2007
Weighted average life (in days)	38-46	38-43
Credit losses (annual rate)	Less than 1%	Less than 1%
Discount rate (weighted average life)	Less than 1%	Less than 1%

A 10% and 20% adverse change in any of the key economic assumptions would not have a material impact on the fair value of the retained interest. Total receivables over 60 days past due as of December 31, 2008 and 2007 were $21 million and $20 million, respectively.

17. FAIR VALUE MEASUREMENTS

We adopted SFAS No. 157 on January 1, 2008. SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. In February 2008, the FASB issued FSP No. FAS 157-1 and FAS 157-2, which delays the effective date of SFAS No. 157 for all non-financial assets and non-financial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually), to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years and removes certain leasing transactions from the scope of SFAS No. 157. Assets and liabilities that we record at fair value and that are currently subject to SFAS No. 157 include our derivative instruments, available-for-sale securities, retained interests in securitized receivables and our Convertible Notes.

The following assets and liabilities are measured at fair value on a recurring basis (dollars in millions):

		Fair Value Amounts Using
Description	December 31, 2008	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Assets:
Available-for-sale securities(1)	$10	$10	$—	$—
Retained interest in securitized receivables(2)	147	—	—	147
Total assets	$157	$10	$—	$147

Liabilities:
Derivatives(3)	$(1)	$—	$(1)	$—

(1)           Using the market approach, the fair value of these securities represents the quoted market price multiplied by the quantity held.

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. FAIR VALUE MEASUREMENTS (Continued)

(2)           The income approach is used to value these assets. Fair value is based on the present value of expected cash flows, calculated using management’s best estimates of key assumptions including credit losses and discount rates commensurate with the risks involved.

(3)           We use the income approach to calculate the fair value of these instruments. Fair value represents the present value of estimated future cash flows calculated using relevant interest rates, exchange rates and yield curves at stated intervals.

The following table shows a reconciliation of beginning and ending balances for assets measured at fair value on a recurring basis using significant unobservable inputs (Level 3) (dollars in millions):

Fair Value Measurements Using Level 3 Inputs	Year ended December 31, 2008
Balance at beginning of period	$136
Total net losses (realized/unrealized) included in earnings	(40)
Purchases, issuances and settlements	51
Balance at end of period	$147

The amount of total losses for the period included in earnings attributable to the changes in unrealized gains or losses relating to assets still held at December 31, 2008	$(16)

Gains and losses (realized and unrealized) included in earnings (or changes in net assets) for the year ended December 31, 2008 are reported in loss on accounts receivable securitization program and other income (expense) as follows (dollars in millions):

	Loss on accounts receivable securitization program	Other income (expense)
	December 31, 2008	December 31, 2008
Total net losses included in earnings (or changes in net assets)	$(31)	$(9)
Changes in unrealized losses relating to assets still held at December 31, 2008	$(7)	$(9)

The following liabilities were measured at fair value upon initial recognition (dollars in millions):

		Fair Value Amounts Using
Description	December 31, 2008	Quoted prices in active markets for identical assets (Level 1)	Significant other observable inputs (Level 2)	Significant unobservable inputs (Level 3)
Liabilities:
Convertible Notes(4)	$(235)	$—	$—	$(235)

(4)           We primarily used the income approach to determine the fair value of these instruments. Fair value is based on the present value of estimated future cash flows, calculated using management’s

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

17. FAIR VALUE MEASUREMENTS (Continued)

best estimates of key assumptions including relevant interest rates, expected share volatility, dividend yields and the probabilities associated with certain features of the Convertible Notes. We also used the market approach to assess comparables and corroborate the fair value determined using the income approach.

18. FAIR VALUE OF FINANCIAL INSTRUMENTS

Huntsman Corporation

	December 31,
	2008		2007
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
	(Dollars in millions)
Non-qualifed employee benefit plan investments	$10	$10	$13	$13
Government securities	—	—	4	4
Long-term debt (including current portion)	3,882	2,537	3,569	3,637

Huntsman International

	December 31,
	2008		2007
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
	(Dollars in millions)
Non-qualifed employee benefit plan investments	$10	$10	$13	$13
Long-term debt (including current portion)	3,647	2,302	3,569	3,637

The carrying amount reported in the balance sheets for cash and cash equivalents, accounts receivable and accounts payable approximates fair value because of the immediate or short-term maturity of these financial instruments. The fair value of government securities and non-qualified employee benefit plan investments are estimated using prevailing market prices. With the exception of our Convertible Notes, which were recorded at fair value based on the present value of estimated future cash flows, our long-term debt was recorded at cost. The estimated fair values of our long-term debt other than the Convertible Notes are based on quoted market prices or on interest rates that are currently available to us for issuance of debt with similar terms and remaining maturities for debt issues not quoted on an exchange.

The fair value estimates presented herein are based on pertinent information available to management as of December 31, 2008 and 2007. Although management is not aware of any factors that would significantly affect the estimated fair value amounts, such amounts have not been comprehensively revalued for purposes of these financial statements since December 31, 2008, and current estimates of fair value may differ significantly from the amounts presented herein.

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19. EMPLOYEE BENEFIT PLANS

DEFINED BENEFIT AND OTHER POSTRETIREMENT BENEFIT PLANS

Our employees participate in a trusteed, non-contributory defined benefit pension plan (the “Plan”) that covers substantially all of our full-time U.S. employees. Effective July 1, 2004, the Plan formula for employees not covered by a collective bargaining agreement was converted to a cash balance design. For represented employees, participation in the cash balance design is subject to the terms of negotiated contracts. For participating employees, benefits accrued under the prior formula were converted to opening cash balance accounts. The new cash balance benefit formula provides annual pay credits from 4% to 12% of eligible pay, depending on age and service, plus accrued interest. Participants in the plan on July 1, 2004 may be eligible for additional annual pay credits from 1% to 8%, depending on their age and service as of that date, for up to five years. The conversion to the cash balance plan did not have a significant impact on the accrued benefit liability, the funded status or ongoing pension expense.

We sponsor defined benefit plans in a number of countries outside of the U.S. The availability of these plans, and their specific design provisions, are consistent with local competitive practices and regulations.

We also sponsor two unfunded postretirement benefit plans other than pensions, which provide medical and life insurance benefits.

Our postretirement benefit plans provide a fully insured Medicare Part D plan including prescription drug benefits affected by the Medicare Prescription Drug, Improvement and Modernization Act of 2003 (the “Act”). We cannot determine whether the medical benefits provided by our postretirement benefit plans are actuarially equivalent to those provided by the Act. We do not collect a subsidy and our net periodic postretirement benefits cost, and related benefit obligation, do not reflect an amount associated with the subsidy.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R). SFAS No. 158 requires us to recognize the overfunded or underfunded status of our defined benefit postretirement plan(s) (other than multiemployer plans) as an asset or liability in our statement of financial position and to recognize changes in the funded status in the year in which the changes occur through comprehensive income. We adopted certain provisions of SFAS No. 158 on January 1, 2008. Beginning with our fiscal year ended December 31, 2008, SFAS No. 158 requires that the assumptions used to measure our benefit obligations and annual expenses be determined as of the balance sheet date and all plan assets be reported as of that date. We used the second approach as described in paragraph 19 of SFAS No. 158 to transition our measurement date from November 30 to December 31. Under this approach, we recorded a charge to beginning retained earnings, net of tax, of $3 million, as of January 1, 2008.

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19. EMPLOYEE BENEFIT PLANS (Continued)

The following table sets forth the funded status of the plans and the amounts recognized in the consolidated balance sheets at December 31, 2008 and 2007 (dollars in millions):

	Defined Benefit Plans				Other Postretirement Benefit Plans
	2008		2007		2008		2007
	U.S. Plans	Non-U.S. Plans	U.S. Plans	Non-U.S. Plans	U.S. Plans	Non-U.S. Plans	U.S. Plans	Non-U.S. Plans
Change in benefit obligation
Benefit obligation at beginning of year	$660	$2,257	$663	$2,585	$144	$5	$171	$5
Elimination of early measurement date	1	8	—	—	—	—	—	—
Service cost	24	50	30	50	3	—	4	—
Interest cost	40	113	40	113	8	—	9	—
Participant contributions	—	12	—	13	3	—	—	—
Plan amendments	—	1	—	(3)	—	—	—	—
Divestitures/acquisitions	—	—	—	(4)	—	—	—	—
Exchange rate changes	—	(257)	—	144	—	(1)	—	1
Settlements/transfers	—	(35)	—	(339)	—	—	—	—
Other	—	(2)	4	(2)	—	—	—	—
Curtailments	—	—	(1)	—	—	—	(9)	—
Special termination benefits	—	1	—	—	—	—	—	—
Actuarial (gain)/loss	(16)	(47)	(17)	(215)	5	—	(17)	—
Benefits paid	(55)	(92)	(59)	(85)	(17)	(1)	(14)	(1)
Benefit obligation at end of year	$654	$2,009	$660	$2,257	$146	$3	$144	$5

Change in plan assets
Fair value of plan assets at beginning of year	$519	$2,230	$490	$2,271	$—	$—	$—	$—
Elimination of early measurement date	7	42	—	—	—	—	—	—
Actual return on plan assets	(159)	(415)	29	143	—	—	—	—
Exchange rate changes	—	(210)	—	136	—	—	—	—
Participant contributions	—	12	—	13	3	—	—	—
Other	—	(1)	—	(1)	—	—	—	—
Administrative expenses	—	(1)	—	—	—	—	—	—
Company contributions	36	62	59	93	14	1	14	1
Settlements/transfers	—	(35)	—	(340)	—	—	—	—
Benefits paid	(55)	(92)	(59)	(85)	(17)	(1)	(14)	(1)
Fair value of plan assets at end of year	$348	$1,592	$519	$2,230	$—	$—	$—	$—

Funded status
Fair value of plan assets	$348	$1,592	$519	$2,230	$—	$—	$—	$—
Benefit obligation	654	2,009	660	2,257	146	3	144	5
Funded status	(306)	(417)	(141)	(27)	(146)	(3)	(144)	(5)
Contributions paid December 1 through December 31	—	—	8	35	—	—	1	—
Accrued benefit cost	$(306)	$(417)	$(133)	$8	$(146)	$(3)	$(143)	$(5)

Amounts recognized in balance sheet:
Noncurrent asset	$—	$2	$2	$171	$—	$—	$—	$—
Current liability	(5)	(7)	(5)	(6)	(13)	—	(13)	(1)
Noncurrent liability	(301)	(412)	(130)	(157)	(133)	(3)	(130)	(4)
	$(306)	$(417)	$(133)	$8	$(146)	$(3)	$(143)	$(5)

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19. EMPLOYEE BENEFIT PLANS (Continued)

Huntsman Corporation

	Defined Benefit Plans				Other Postretirement Benefit Plans
	2008		2007		2008		2007
	U.S. Plans	Non-U.S. Plans	U.S. Plans	Non-U.S. Plans	U.S. Plans	Non-U.S. Plans	U.S. Plans	Non-U.S. Plans
Amounts recognized in accumulated other comprehensive (loss) income:
Net actuarial loss	$292	$592	$112	$76	$37	$1	$33	$1
Prior service cost	(36)	(2)	(41)	(5)	(15)	—	(17)	—
Transition obligation	1	1	2	1	—	—	—	—
	$257	$591	$73	$72	$22	$1	$16	$1

Huntsman International

	Defined Benefit Plans				Other Postretirement Benefit Plans
	2008		2007		2008		2007
	U.S. Plans	Non-U.S. Plans	U.S. Plans	Non-U.S. Plans	U.S. Plans	Non-U.S. Plans	U.S. Plans	Non-U.S. Plans
Amounts recognized in accumulated other comprehensive (loss) income:
Net actuarial loss	$295	$682	$115	$172	$37	$1	$33	$1
Prior service cost	(36)	(2)	(41)	(5)	(15)	—	(17)	—
Transition obligation	1	1	2	1	—	—	—	—
	$260	$681	$76	$168	$22	$1	$16	$1

The amounts in accumulated other comprehensive (loss) income that are expected to be recognized as components of net periodic benefit cost during the next fiscal year are as follows (dollars in millions):

Huntsman Corporation

	Defined Benefit Plans		Other Postretirement Benefit Plans
	U.S. Plans	Non-U.S. Plans	U.S. Plans	Non-U.S. Plans
Actuarial loss	$7	$29	$2	$—
Prior service cost	(5)	(2)	(2)	—
Transition obligation	—	1	—	—
Total	$2	$28	$—	$—

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19. EMPLOYEE BENEFIT PLANS (Continued)

Huntsman International

	Defined Benefit Plans		Other Postretirement Benefit Plans
	U.S. Plans	Non-U.S. Plans	U.S. Plans	Non-U.S. Plans
Actuarial loss	$7	$34	$2	$—
Prior service cost	(5)	(2)	(2)	—
Transition obligation	—	1	—	—
Total	$2	$33	$—	$—

Components of net periodic benefit costs for the years ended December 31, 2008, 2007 and 2006 were as follows (dollars in millions):

Huntsman Corporation

	Defined Benefit Plans
	U.S. plans			Non U.S. plans
	2008	2007	2006	2008	2007	2006
Service cost	$24	$30	$34	$50	$50	$53
Interest cost	40	40	37	113	113	98
Expected return on assets	(42)	(40)	(34)	(148)	(158)	(125)
Amortization of transition obligation	1	1	1	—	1	1
Amortization of prior service cost	(5)	(6)	(6)	(1)	(1)	(1)
Amortization of actuarial loss (gain)	5	7	9	(1)	7	10
Curtailment gain	—	(14)	—	—	—	(18)
Settlement loss (gain)	—	—	—	1	(5)	1
Special termination benefits	—	—	—	1	—	2
Net periodic benefit cost	23	18	41	15	7	21
Less discontinued operations	—	11	(7)	—	11	(2)
Net periodic benefit cost from continuing operations	$23	$29	$34	$15	$18	$19

	Other Postretirement Benefit Plans
	U.S. plans			Non U.S. plans
	2008	2007	2006	2008	2007	2006
Service cost	$3	$4	$4	$—	$—	$—
Interest cost	8	9	9	—	—	—
Amortization of prior service cost	(2)	(2)	(3)	—	—	—
Amortization of actuarial loss	2	2	3	—	—	—
Curtailment gain	—	(4)	—	—	—	—
Net periodic benefit cost	11	9	13	—	—	—
Less discontinued operations	—	1	(2)	—	—	—
Net periodic benefit cost from continuing operations	$11	$10	$11	$—	$—	$—

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19. EMPLOYEE BENEFIT PLANS (Continued)

Huntsman International

	Defined Benefit Plans
	U.S. plans			Non U.S. plans
	2008	2007	2006	2008	2007	2006
Service cost	$24	$30	$34	$50	$50	$53
Interest cost	40	40	37	113	113	98
Expected return on assets	(42)	(40)	(34)	(148)	(158)	(125)
Amortization of transition obligation	1	1	1	—	1	1
Amortization of prior service cost	(5)	(6)	(6)	(1)	(1)	(1)
Amortization of actuarial loss	5	7	10	5	14	20
Curtailment gain	—	(14)	—	—	—	—
Settlement loss	—	—	—	1	5	1
Special termination benefits	—	—	—	1	—	2
Net periodic benefit cost	23	18	42	21	24	49
Less discontinued operations	—	11	(7)	—	—	(19)
Net periodic benefit cost from continuing operations	$23	$29	$35	$21	$24	$30

	Other Postretirement Benefit Plans
	U.S. plans			Non U.S. plans
	2008	2007	2006	2008	2007	2006
Service cost	$3	$4	$4	$—	$—	$—
Interest cost	8	9	9	—	—	—
Amortization of prior service cost	(2)	(2)	(3)	—	—	—
Amortization of actuarial loss	2	2	3	—	—	—
Curtailment gain	—	(4)	—	—	—	—
Net periodic benefit cost	11	9	13	—	—	—
Less discontinued operations	—	1	(2)	—	—	—
Net periodic benefit cost from continuing operations	$11	$10	$11	$—	$—	$—

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19. EMPLOYEE BENEFIT PLANS (Continued)

The following weighted-average assumptions were used to determine the projected benefit obligation at the measurement date and the net periodic pension cost for the year:

	Defined Benefit Plans
	U.S. plans			Non U.S. plans
	2008	2007	2006	2008	2007	2006
Projected benefit obligation:
Discount rate	6.47%	6.21%	5.67%	5.04%	5.09%	4.39%
Rate of compensation increase	3.77%	3.89%	3.89%	3.21%	3.24%	3.22%

Net periodic pension cost:
Discount rate	6.21%	5.67%	5.75%	5.09%	4.39%	4.61%
Rate of compensation increase	3.89%	3.89%	3.90%	3.24%	3.22%	3.33%
Expected return on plan assets	8.25%	8.25%	8.25%	6.89%	6.75%	6.89%

	Other Postretirement Benefit Plans
	U.S. plans			Non U.S. plans
	2008	2007	2006	2008	2007	2006
Projected benefit obligation:
Discount rate	6.39%	6.05%	5.63%	6.25%	5.25%	5.00%

Net periodic pension cost:
Discount rate	6.05%	5.63%	5.71%	5.25%	5.00%	5.00%

The projected benefit obligation and fair value of plan assets for the defined benefit plans with projected benefit obligations in excess of plan assets were as follows (dollars in millions):

	U.S. plans		Non U.S. plans
	2008	2007	2008	2007
Projected benefit obligation in excess of plan assets
Projected benefit obligation, end of year	$654	$642	$2,005	$1,198
Fair value of plan assets, end of year	348	499	1,587	1,027

The projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the defined benefit plans with an accumulated benefit obligation in excess of plan assets at December 31, 2008 and 2007 were as follows (dollars in millions):

	U.S. plans		Non U.S. plans
	2008	2007	2008	2007
Accumulated benefit obligation in excess of plan assets
Projected benefit obligation, year end	$654	$642	$1,337	$172
Accumulated benefit obligation, year end	628	617	1,233	152
Fair value of plan assets, year end	348	499	957	31

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19. EMPLOYEE BENEFIT PLANS (Continued)

Expected future contributions and benefit payments are as follows (dollars in millions):

	U.S. Plans		Non-U.S. Plans
	Defined Benefit Plans	Other Postretirement Benefit Plans	Defined Benefit Plans	Other Postretirement Benefit Plans
2009 expected employer contributions:
To plan trusts	$85	$13	$58	$—

Expected benefit payments:
2009	45	13	86	—
2010	45	13	86	—
2011	46	13	90	—
2012	48	13	96	—
2013	42	12	93	—
2014-2018	229	57	494	1

In both 2008 and 2007, the health care trend rate used to measure the expected increase in the cost of benefits was assumed to be 9%, decreasing to 5% after 2016. Assumed health care cost trend rates have a significant effect on the amounts reported for the postretirement benefit plans. A one-percent-point change in assumed health care cost trend rates would have the following effects (dollars in millions):

Asset category	Increase	Decrease
Effect on total of service and interest cost	$—	$—
Effect on postretirement benefit obligation	4	(4)

The asset allocation for our pension plans at December 31, 2008 and 2007 and the target allocation for 2009, by asset category, follows. The fair value of plan assets for these plans was $1,940 million at December 31, 2008. Based upon historical returns, the expectations of our investment

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

19. EMPLOYEE BENEFIT PLANS (continued)

committee and outside advisors, the expected long term rate of return on these assets is estimated to be between 6.89% and 8.25%.

Asset category	Target Allocation 2009	Allocation at December 31, 2008	Allocation at December 31, 2007
U.S. pension plans:
Large Cap Equities	30%	27%	30%
Small/Mid Cap Equities	15%	15%	17%
International Equities	19%	14%	17%
Fixed Income	25%	29%	24%
Real Estate/Other	11%	15%	10%
Cash	—	—	2%
Total U.S. pension plans	100%	100%	100%

Non-U.S. pension plans:
Equities	48%	42%	53%
Fixed Income	38%	44%	41%
Real Estate/Other	13%	12%	5%
Cash	1%	2%	1%
Total non-U.S. pension plans	100%	100%	100%

Equity securities in our pension plans did not include any equity securities of our Company or our affiliates at the end of 2008.

Our pension plan assets are managed by outside investment managers; assets are rebalanced based upon market opportunities and the consideration of transactions costs. Our strategy with respect to pension assets is to pursue an investment plan that, over the long term is expected to protect the funded status of the plan, enhance the real purchasing power of plan assets, and not threaten the plan’s ability to meet currently committed obligations.

DEFINED CONTRIBUTION PLANS

We have a money purchase pension plan covering substantially all of our domestic employees who were hired prior to January 1, 2004. Employer contributions are made based on a percentage of employees’ earnings (ranging up to 8%).

We also have a salary deferral plan covering substantially all domestic employees. Plan participants may elect to make voluntary contributions to this plan up to a specified amount of their compensation. We contribute an amount equal to one-half of the participant’s contribution, not to exceed 2% of the participant’s compensation.

Coincident with the introduction of the cash balance formula within our defined benefit pension plan, the money purchase pension plan was closed to new hires. At the same time, the company match in the salary deferral plan was increased, for new hires, to a 100% match, not to exceed 4% of the participant’s compensation, once the participant has achieved six years of service with the Company.

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

19. EMPLOYEE BENEFIT PLANS (continued)

Our total combined expense for the above defined contribution plans for the years ended December 31, 2008, 2007 and 2006 was $12 million, $16 million and $15 million, respectively of which nil, $4 million and $4 million related to discontinued operations, respectively.

SUPPLEMENTAL SALARY DEFERRAL PLAN AND SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The Huntsman Supplemental Savings Plan (“SSP”) is a non-qualified plan covering key management employees and allows participants to defer amounts that would otherwise be paid as compensation. The participant can defer up to 75% of their salary and bonus each year. This plan also provides benefits that would be provided under the Huntsman Salary Deferral Plan if that plan were not subject to legal limits on the amount of contributions that can be allocated to an individual in a single year. The SSP was amended and restated effective as of January 1, 2005 to allow eligible executive employees to comply with Section 409A of the Internal Revenue Code of 1986 (“Section 409A”).

The Huntsman Supplemental Executive Retirement Plan (the “SERP”) is an unfunded nonqualified pension plan established to provide certain executive employees with benefits that could not be provided, due to legal limitations, under the Huntsman Defined Benefit Pension Plan, a qualified defined benefit pension plan, and the Huntsman Money Purchase Pension Plan, a qualified money purchase pension plan.

Assets of these plans are included in other noncurrent assets and at December 31, 2008 and 2007 were $10 million and $13 million, respectively. During each of the years ended December 31, 2008, 2007 and 2006, we expensed a total of $1 million for the SSP and the SERP.

STOCK-BASED INCENTIVE PLAN

In connection with the initial public offering of common and preferred stock on February 16, 2005, we adopted the Huntsman Stock Incentive Plan (the “Stock Incentive Plan”). The Stock Incentive Plan permits the grant of non-qualified stock options, incentive stock options, stock appreciation rights, nonvested stock, phantom stock, performance awards and other stock-based awards (“Awards”) to our employees, directors and consultants and to employees and consultants of our subsidiaries, provided that incentive stock options may be granted solely to employees. A maximum of 21,590,909 shares of common stock may be delivered pursuant to the Awards under the Stock Incentive Plan. See “Note 26. Stock-Based Compensation Plans.”

INTERNATIONAL PLANS

International employees are covered by various post employment arrangements consistent with local practices and regulations. Such obligations are included in the consolidated financial statements in other long-term liabilities.

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

20. INCOME TAXES

The following is a summary of U.S. and non-U.S. provisions for current and deferred income taxes (dollars in millions):

Huntsman Corporation

	For the Year ended December 31,
	2008	2007	2006
Income tax (expense) benefit:
U.S.
Current	$(22)	$1	$15
Deferred	(190)	(16)	6
Non-U.S.
Current	(36)	(53)	(49)
Deferred	58	80	78
Total	$(190)	$12	$50

Huntsman International

	For the Year ended December 31,
	2008	2007	2006
Income tax benefit (expense):
U.S.
Current	$(6)	$1	$16
Deferred	(10)	(63)	4
Non-U.S.
Current	(36)	(53)	(49)
Deferred	54	74	60
Total	$2	$(41)	$31

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

20. INCOME TAXES (continued)

The following schedule reconciles the differences between the U.S. federal income taxes at the U.S. statutory rate to our (provision) benefit for income taxes (dollars in millions):

Huntsman Corporation

	For the Year ended December 31,
	2008	2007	2006
Income from continuing operations before income taxes	$669	$31	$260

Expected tax expense at U.S. statutory rate of 35%	(234)	(11)	(91)

Change resulting from:
State tax (expense) benefit net of federal benefit	(7)	3	1
Effects of non-U.S. operations and tax rate differentials	5	(15)	(8)
Expenses associated with the Merger	73	(73)	—
U.K. exchange gains and losses	24	1	(2)
Tax authority dispute resolutions	68	3	55
Change in valuation allowance	(117)	110	94
Other—net	(2)	(6)	1
Total income tax (expense) benefit	$(190)	$12	$50

Huntsman International

	For the Year ended December 31,
	2008	2007	2006
(Loss) income from continuing operations before income taxes	$(94)	$255	$261

Expected tax benefit (expense) at U.S. statutory rate of 35%	33	(89)	(91)

Change resulting from:
State tax (expense) benefit net of federal benefit	(7)	3	3
Effects of non-U.S. operations and tax rate differential	2	(18)	(8)
U.K. exchange gains and losses	24	1	(2)
Tax authority dispute resolutions	68	3	55
Change in valuation allowance	(115)	63	73
Other—net	(3)	(4)	1
Total income tax benefit (expense)	$2	$(41)	$31

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

20. INCOME TAXES (continued)

The components of income (loss) from continuing operations before income taxes were as follows (dollars in millions):

Huntsman Corporation

	For the Year ended December 31,
	2008	2007	2006
U.S.	$805	$33	$201
Non-U.S.	(136)	(2)	59
Total	$669	$31	$260

Huntsman International

	For the Year ended December 31,
	2008	2007	2006
U.S.	$42	$257	$203
Non-U.S.	(136)	(2)	58
Total	$(94)	$255	$261

Components of deferred income tax assets and liabilities were as follows (dollars in millions):

Huntsman Corporation

	December 31,
	2008	2007
Deferred income tax assets:
Net operating loss and AMT credit carryforwards	$739	$789
Pension and other employee compensation	278	150
Property, plant and equipment	110	136
Intangible assets	81	82
Foreign tax credits	67	69
Other, net	106	185
Total	1,381	1,411

Deferred income tax liabilities:
Property, plant and equipment	(474)	(517)
Pension and other employee compensation	(1)	(34)
Other, net	(85)	(98)
Total	(560)	(649)

Net deferred tax asset before valuation allowance	821	762
Valuation allowance	(669)	(496)
Net deferred tax asset (liability)	$152	$266

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)

20. INCOME TAXES (continued)

	December 31,
	2008	2007
Current tax asset	$21	$73
Current tax liability	(36)	(3)
Non-current tax asset	284	350
Non-current tax liability	(117)	(154)
Total	$152	$266

Huntsman International

	December 31,
	2008	2007
Deferred income tax assets:
Net operating loss and AMT credit carryforwards	$819	$718
Pension and other employee compensation	278	150
Property, plant and equipment	110	136
Intangible assets	80	80
Foreign tax credits	71	69
Other, net	103	184
Total	1,461	1,337

Deferred income tax liabilities:
Property, plant and equipment	(455)	(495)
Pension and other employee compensation	(1)	(34)
Other, net	(15)	(51)
Total	(471)	(580)

Net deferred tax asset before valuation allowance	990	757
Valuation allowance	(681)	(510)
Net deferred tax asset (liability)	$309	$247

Current tax asset	$21	$74
Current tax liability	(35)	(3)
Non-current tax asset	392	300
Non-current tax liability	(69)	(124)
Total	$309	$247

As of December 31, 2008, we have fully utilized all of our U.S. federal regular tax net operating loss carryforwards (“NOLs”). We have NOLs of $2,565 million in various non-U.S. jurisdictions. While the majority of the non-U.S. NOLs have no expiration date, $210 million have a limited life and $8 million are scheduled to expire in 2009. We had $10 million of NOLs expire unused in 2008 that had been previously subject to a full valuation allowance.

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

20. INCOME TAXES (Continued)

Included in the $2,565 million of non-U.S. NOLs is $1,169 million attributable to Huntsman Advanced Materials, LLC’s Luxembourg entities. As of December 31, 2008, there was a valuation allowance against these net tax-effected NOLs of $281 million. Due to the uncertainty surrounding the realization of the benefits of these losses that may result from future dissolution or restructuring of the Luxembourg entities, including potential ruling requests from Luxembourg authorities, we have reduced the related deferred tax asset with a valuation allowance.

We are subject to the “ownership change” rules of Section 382 of the Internal Revenue Code. Under these rules, our use of the NOLs could be limited in tax periods following the date of an ownership change. Based upon the existence of significant tax “built-in income” items, the ownership change rules had no effect on our ability to utilize the NOLs.

Valuation allowances are reviewed each period on a tax jurisdiction by jurisdiction basis to analyze whether there is sufficient positive or negative evidence to support a change in judgment about the realizability of the related deferred tax assets. During the fourth quarter of 2008, we established valuation allowances of $35 million on certain net deferred tax assets principally, in Switzerland. During 2007, we released valuation allowances of $123 million on certain net deferred tax assets, principally in the United States.

The following is a summary of changes in the valuation allowance (dollars in millions):

Huntsman Corporation

	2008	2007	2006
Valuation allowance as of January 1	$496	$572	$550
Valuation allowance as of December 31	669	496	572
Net change	(173)	76	(22)
Foreign currency movements	(19)	17	7
Deferred tax liabilities recorded in purchase accounting which reduced the need for valuation allowance	—	—	(8)
Recognition of net operating losses based on final settlement with U.S. and U.K. tax authorities, with a corresponding increase to valuation allowances	—	—	53
Increase to deferred tax assets with an offsetting decrease to valuation allowances	76	27	72
Movement of net deferred tax assets related to discontinued operations	—	—	(7)
Reversal of valuation allowances on deferred tax assets related to prior acquisitions, with a corresponding credit to equity	—	(8)	—
Reversal of valuation allowances on deferred tax assets related to prior acquisitions, with a corresponding reduction to goodwill and intangible assets	(1)	(2)	(1)
Change in valuation allowance per rate reconciliation	$(117)	$110	$94

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

20. INCOME TAXES (Continued)

	2008	2007	2006
Components of change in valuation allowance affecting operating tax expense:
Effects of pre-tax income and pre-tax losses in jurisdictions with valuation allowances	$(82)	$(10)	$73
Releases of valuation allowances in various jurisdictions	—	123	29
Establishments of valuation allowances in various jurisdictions	(35)	(3)	(8)
Change in valuation allowance per rate reconciliation	$(117)	$110	$94

Huntsman International

	2008	2007	2006
Valuation allowance as of January 1	$510	$536	$495
Valuation allowance as of December 31	681	510	536
Net change	(171)	26	(41)
Foreign currency movements	(19)	17	7
Deferred tax liabilities recorded in purchase accounting which reduced the need for valuation allowances	—	—	(8)
Recognition of net operating losses based on final settlement with U.S. and U.K. tax authorities, with a corresponding increase to valuation allowances	—	—	53
Increase to deferred tax assets with an offsetting decrease to valuation allowance	76	30	71
Movement of net deferred tax assets related to discontinued operations	—	—	(8)
Reversal of valuation allowances on deferred tax assets related to prior acquisitions, with a corresponding credit to equity	—	(8)	—
Reversal of valuation allowances on deferred tax assets related to prior acquisitions, with a corresponding reduction to goodwill and intangible assets	(1)	(2)	(1)
Change in valuation allowance per rate reconciliation	$(115)	$63	$73

Components of change in valuation allowance affecting operating tax expense:
Effects of pre-tax income and pre-tax losses in jurisdictions with valuation allowances	$(80)	$(8)	$66
Releases of valuation allowances in various jurisdictions	—	74	21
Establishments of valuation allowances in various jurisdictions	(35)	(3)	(14)
Change in valuation allowance per rate reconciliation	$(115)	$63	$73

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

20. INCOME TAXES (Continued)

The following is a reconciliation of our unrecognized tax benefits (dollars in millions):

	2008	2007
Unrecognized tax benefits as of January 1	$141	$124
Gross increases and decreases—tax positions taken during a prior period	(77)	1
Gross increases and decreases—tax positions taken during the current period	11	9
Decreases related to settlement of amounts due to tax authorities	(2)	(1)
Reductions resulting from the lapse of statute of limitations	(4)	(1)
Foreign currency movements	(5)	9
Unrecognized tax benefits as of December 31	$64	$141

As of December 31, 2008 and 2007, the amount of unrecognized tax benefits which, if recognized, would affect the effective tax rate was $44 million and $117 million, respectively.

In accordance with our accounting policy, we continue to recognize interest and penalties accrued related to unrecognized tax benefits in income tax expense. During the year ended December 31, 2008, we recognized approximately $7 million of tax benefit in income tax expense related to interest and $1 million of tax expense related to penalties. We had approximately $5 million and $12 million accrued for the payment of interest and approximately $2 million and $1 million accrued for the payment of penalties as of December 31, 2008 and 2007, respectively.

We conduct business globally and, as a result, we file income tax returns in the U.S. federal, various U.S. state and various non-U.S. jurisdictions. The following table summarizes the tax years that remain subject to examination by major tax jurisdictions:

Tax Jurisdiction	Open Tax Years
Australia	2002 and later
Belgium	2004 and later
China	2002 and later
Germany	2002 and later
Italy	2000 and later
Switzerland	2004 and later
The Netherlands	2005 and later
United Kingdom	2007 and later
United States federal	2005 and later

Certain of our U.S. and non-U.S. income tax returns are currently under various stages of audit by applicable tax authorities and the amounts ultimately agreed upon in resolution of the issues raised may differ materially from the amounts accrued.

We estimate that it is reasonably possible that certain of our unrecognized tax benefits (both U.S. and non-U.S.) could change within 12 months of the reporting date with a resulting decrease in the unrecognized tax benefits within a reasonably possible range of $10 million to $15 million. For the 12-month period from the reporting date, we would expect that a substantial portion of the decrease in our unrecognized tax benefits would result in a corresponding benefit to our income tax expense.

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

20. INCOME TAXES (Continued)

During 2008, we concluded and settled tax examinations in the U.S. (both Federal and various states) and various non-U.S. jurisdictions including, but not limited to, Germany, Italy and the U.K.

For non-U.S. entities that were not treated as branches for U.S. tax purposes, we do not provide for income taxes on the undistributed earnings of these subsidiaries as earnings are reinvested and, in the opinion of management, will continue to be reinvested indefinitely. The undistributed earnings of foreign subsidiaries that are deemed to be permanently invested were $279 million at December 31, 2008. It is not practicable to determine the unrecognized deferred tax liability on those earnings.

21. INCOME (EXPENSES) ASSOCIATED WITH THE MERGER

Total income (expenses) associated with the Merger were as follows (dollars in millions):

	December 31,
	2008	2007
Gain recognized pursuant to the Settlement Agreement	$765	$—
Basell Termination Fee	100	(200)
Investment banking fees	(25)	—
Directors’ fees	(17)	—
Legal fees and other	(43)	(10)
Total	$780	$(210)

Prior to entering into the Merger Agreement, we terminated the Basell Merger Agreement and paid Basell the $200 million Basell Termination Fee required under the terms of the Basell Merger Agreement during the third quarter of 2007. One-half of the Basell Termination Fee, or $100 million, was reimbursed by Hexion. The $100 million funded by Hexion had been deferred and was recorded in accrued liabilities in the December 31, 2007 consolidated balance sheet. This amount was recognized in earnings during the fourth quarter of 2008 in connection with the Settlement Agreement. Fees paid in connection with the Merger consist of the following:

•	in February 2008, we paid $2 million to members of the Transaction Committee of the Board of Directors for their services on that committee;

•	in February 2009, we paid $25 million to Merrill Lynch, Pierce, Fenner and Smith Incorporated for investment banking services;

•

in February 2009, we paid $15 million in consulting fees to Jon M. Huntsman, Chairman of the Board of Directors, in consideration of his negotiation of the Settlement Agreement and his efforts during 2008 related to the Company’s litigation with Apollo, Hexion and the Lenders; and

•	throughout 2008 and 2007, we incurred $43 million and $10 million, respectively, of legal and other fees, consisting primarily of amounts paid to Vinson & Elkins LLP and Shearman & Sterling LLP.

For more information regarding the termination of the Merger and settlement of the related litigation, see “Note 1. General—Termination of Merger Agreement and Settlement of Related Litigation.”

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22. COMMITMENTS AND CONTINGENCIES

PURCHASE COMMITMENTS

We have various purchase commitments extending through 2023 for materials and supplies entered into in the ordinary course of business. The purchase commitments are contracts that require minimum volume purchases. Certain contracts allow for changes in minimum required purchase volumes in the event of a temporary or permanent shutdown of a facility. The contractual purchase prices for substantially all of these contracts require minimum payments, even if no volume is purchased. Historically, we have not made any minimum payments under such take or pay contracts without taking the product.

Total purchase commitments as of December 31, 2008 are as follows (dollars in millions):

Year ending December 31:
2009	$157
2010	110
2011	73
2012	65
2013	48
Thereafter	75
$528

OPERATING LEASES

We lease certain railcars, aircraft, equipment and facilities under long-term lease agreements. The total net expense recorded under operating lease agreements in the accompanying consolidated statements of operations is approximately $48 million, $46 million and $51 million for the years ended December 31, 2008, 2007 and 2006, respectively, of which nil, $9 million and $13 million related to discontinued operations, respectively.

Future minimum lease payments under operating leases as of December 31, 2008 are as follows (dollars in millions):

Year ending December 31:
2009	$47
2010	44
2011	40
2012	32
2013	28
Thereafter	96
$287

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LEGAL MATTERS

Litigation Relating to our Merger with Hexion

For information regarding the termination of the Merger Agreement and settlement of the related litigation, see “Note 1. General—Termination of Merger Agreement and Settlement of Related Litigation” above.

Texas Bank Litigation

For information with respect to the Texas Bank Litigation, see “Note 1. General—Recent Developments—Texas Bank Litigation” above.

Discoloration Claims

Certain claims have been filed against us relating to discoloration of unplasticized polyvinyl chloride products allegedly caused by our titanium dioxide. Substantially all of the titanium dioxide that is the subject of these claims was manufactured prior to our acquisition of the titanium dioxide business from ICI in 1999. Net of amounts we have received from insurers and pursuant to contracts of indemnity, we have paid an aggregate of approximately $16 million in costs and settlement amounts for Discoloration Claims through December 31, 2008.

During the year ended December 31, 2008, we did not settle any Discoloration Claims. During the year ended December 31, 2007, we paid an insignificant amount in partial settlement of a claim. The two Discoloration Claims unresolved as of December 31, 2008 asserted aggregate damages of €36 million (approximately $51 million). An appropriate liability has been accrued for these claims. Based on our understanding of the merits of these claims and our rights under contracts of indemnity and insurance, we do not believe that the net impact on our financial condition, results of operations or liquidity will be material.

While additional Discoloration Claims may be made in the future, we cannot reasonably estimate the amount of loss related to such claims. Although we may incur additional costs as a result of future claims (including settlement costs), based on our history with Discoloration Claims to date, the fact that substantially all of the titanium dioxide that has been the subject of these Discoloration Claims was manufactured and sold more than nine years ago, and the fact that we have rights under contract to indemnity, including from ICI, we do not believe that any unasserted Discoloration Claims will have a material impact on our financial condition, results of operations or liquidity. Based on this conclusion and our inability to reasonably estimate our expected costs with respect to these unasserted claims, we have made no accruals in our financial statements as of December 31, 2008 for costs associated with unasserted Discoloration Claims.

Asbestos Litigation

We have been named as a “premises defendant” in a number of asbestos exposure cases, typically claims by non-employees of exposure to asbestos while at a facility. In the past, these cases typically have involved multiple plaintiffs bringing actions against multiple defendants, and the complaints have not indicated which plaintiffs were making claims against which defendants, where or how the alleged

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injuries occurred or what injuries each plaintiff claimed. These facts, which would be central to any estimate of probable loss, generally have been learned only through discovery.

Where a claimant’s alleged exposure occurred prior to our ownership of the relevant “premises,” the prior owners generally have contractually agreed to retain liability for, and to indemnify us against, asbestos exposure claims. This indemnification is not subject to any time or dollar amount limitations. Upon service of a complaint in one of these cases, we tender it to the prior owner. None of the complaints in these cases state the amount of damages being sought. The prior owner accepts responsibility for the conduct of the defense of the cases and payment of any amounts due to the claimants. In our fourteen-year experience with tendering these cases, we have not made any payment with respect to any tendered asbestos cases. We believe that the prior owners have the intention and ability to continue to honor their indemnity obligations, although we cannot assure you that they will continue to do so or that we will not be liable for these cases if they do not.

The following table presents for the periods indicated certain information about cases for which service has been received that we have tendered to the prior owner, all of which have been accepted.

	Year ended December 31, 2008	Year ended December 31, 2007	Year ended December 31, 2006
Unresolved at beginning of period	1,192	1,367	576
Tendered during period	21	21	998
Resolved during period(1)	73	196	207
Unresolved at end of period	1,140	1,192	1,367

(1)                                Although the indemnifying party informs us when tendered cases have been resolved, it generally does not inform us of the settlement amounts relating to such cases, if any. The indemnifying party has informed us that it typically manages our defense together with the defense of other entities in such cases and resolves claims involving multiple defendants simultaneously, and that it considers the allocation of settlement amounts, if any, among defendants to be confidential and proprietary. Consequently, we are not able to provide the number of cases resolved with payment by the indemnifying party or the amount of such payments.

We have never made any payments with respect to these cases. As of December 31, 2008, we had an accrued liability of $16 million relating to these cases and a corresponding receivable of $16 million relating to our indemnity protection with respect to these cases. We cannot assure you that our liability will not exceed our accruals or that our liability associated with these cases would not be material to our financial condition, results of operations or liquidity; however, we are not able to estimate the amount or range of loss in excess of our accruals. Additional asbestos exposure claims may be made against us in the future, and such claims could be material. However, because we are not able to estimate the amount or range of losses associated with such claims, we have made no accruals with respect to unasserted asbestos exposure claims as of December 31, 2008.

Certain cases in which we are a “premises defendant” are not subject to indemnification by prior owners or operators. The following table presents for the periods indicated certain information about these cases. Cases include all cases for which service has been received by us, other than a number of

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cases that were erroneously filed against us due to a clerical error. The cases filed in error have been dismissed.

	Year ended December 31, 2008	Year ended December 31, 2007	Year ended December 31, 2006
Unresolved at beginning of period	39	42	34
Filed during period	8	52	19
Resolved during period	4	55	11
Unresolved at end of period	43	39	42

We paid gross settlement costs for asbestos exposure cases that are not subject to indemnification of nil, $3 million and nil during the years ended December 31, 2008, 2007 and 2006, respectively. We cannot assure you that our liability will not exceed our accruals or that our liability associated with these cases would not be material to our financial condition, results of operations or liquidity; however, we are not able to estimate the amount or range of loss in excess of our accruals. Additional asbestos exposure claims may be made against us in the future, and such claims could be material. However, because we are not able to estimate the amount or range of losses associated with such claims, we have made no accruals with respect to unasserted asbestos exposure claims as of December 31, 2008.

Antitrust Matters

We have been named as a defendant in civil antitrust suits alleging that between 1999 and 2004 we conspired with Bayer, BASF, Dow, and Lyondell to fix the prices of MDI, TDI, polyether polyols, and related systems (“polyether polyol products”) sold in the United States in violation of the federal Sherman Act. These cases are consolidated as the “Polyether Polyols” cases in multidistrict litigation known as In re Urethane Antitrust Litigation, MDL No. 1616, Civil No. 2:04-md-01616-JWL-DJW, pending in the United States District Court, District of Kansas. The Kansas court has ruled that plaintiffs may prosecute the Polyether Polyols cases on behalf of a class of all direct purchasers of polyether polyol products in the United States. Bayer has entered into a settlement with the plaintiffs’ class and has been dismissed as a defendant. Merits discovery is underway, and trial has been set for May 3, 2011.

We and the other Polyether Polyol defendants (excluding Bayer) have also been named as defendants in two civil antitrust suits brought by certain direct purchasers of polyether polyol products that opted out of the class certified in MDL No. 1616. These cases have been brought by 12 groups of affiliated companies, 73 plaintiffs in all, who allege that between 1994 and 2006 the Polyether Polyol defendants conspired to fix the prices of polyether polyol products sold in the United States and abroad in violation of the Sherman Act, similar laws of several U.S. states, and the laws of the European Union and certain of its member states. We and the other defendants have moved to dismiss the opt-out complaints.

We, along with the other Polyether Polyols defendants and Rhodia, have also been named as a defendant in civil antitrust suits alleging a conspiracy to fix the prices of polyether polyol products sold in Canada in violation of Canadian competition law. These cases, filed in the Superior Court of Justice, Ontario, Canada on May 5, 2006 and in Superior Court, Quebec, Canada on May 17, 2006, purport to

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be brought on behalf of various classes of Canadian direct purchasers of polyether polyol products. There has been little activity in these cases since they were filed.

Along with Flexsys, Crompton (now Chemtura), Uniroyal, Rhein Chemie Rheinau, and the other Polyether Polyol defendants, we also have been named as a defendant in a civil antitrust suit pending in the Superior Court of California, County of San Francisco, filed on February 15, 2005, that alleges that between 1994 and 2004 the defendants conspired to fix the prices of certain rubber and urethane products sold in California in violation of antitrust and unfair competition laws of California. This case purports to be brought on behalf of a class of all California purchasers of products containing rubber and urethanes products. By agreement of the parties this case has been stayed pending the resolution of MDL No. 1616.

Along with Dow, BASF, and Lyondell, we have also been named as a defendant in a third amended complaint proposed for filing in an existing civil antitrust suit pending against Bayer and Chemtura in federal district court in Massachusetts. The proposed amended complaint alleges that beginning around 1990 we and the other defendants conspired to fix the prices of MDI, TDI, polyether polyols, and polyester polyols sold throughout the United States in violation of the federal Sherman Act and the laws of various states. The proposed amended complaint seeks to sue on behalf of all indirect purchasers of such products in the United States. The Massachusetts action has been stayed pending plaintiffs’ settlement of the previously asserted claims against Bayer and Chemtura. We have filed papers opposing the motion for leave to file the proposed amended complaint adding us as a defendant in that action.

The plaintiffs’ pleadings in these various antitrust suits provide few specifics about any alleged illegal conduct on our part, and we are not aware of any illegal conduct by us or any of our employees. For these reasons, we cannot estimate the possibility of loss or range of loss relating to these claims, and therefore we have not accrued a liability for these claims. Nevertheless, we could incur losses due to these claims in the future and those losses could be material.

In addition, on February 16, 2006, the Antitrust Division of the U.S. Department of Justice served us with a grand jury subpoena requesting production of documents relating to our sale of polyether polyol products. The other defendants in the Polyether Polyols cases have confirmed that they were also served with subpoenas in this matter. We cooperated fully with the investigation, and by letter dated December 16, 2007, the U.S. Department of Justice notified us that its investigation of possible antitrust violations by manufacturers of polyether polyol products has been closed.

MTBE Litigation

We have been named as a defendant in 14 lawsuits pending in multidistrict litigation in the U.S. District Court for the Southern District of New York alleging liability related to MTBE contamination in groundwater. Four of these cases were filed on March 23, 2007, one was filed on March 28, 2007, three were filed on April 5, 2007, one was filed on January 11, 2008, two were filed on September 4, 2008, one was filed November 7, 2008, one was filed November 18, 2008, and one was filed on December 19, 2008. Numerous other companies, including refiners, manufacturers and sellers of gasoline, as well as manufacturers of MTBE, have been named as defendants in these and many other cases currently pending in U.S. courts. The plaintiffs in the fourteen cases in which we have been

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named are municipal water districts, a regional water supply authority, and municipal corporations that claim that defendants’ conduct has caused MTBE contamination of their groundwater. The plaintiffs seek injunctive relief, such as monitoring and abatement, compensatory damages, punitive damages and attorney fees. At this time, we have insufficient information to meaningfully assess our potential exposure in these cases and therefore we have not accrued a liability for these claims. We believe that our liability in these cases, if any, would likely be covered, at least in part, by insurance and/or by indemnity agreements with prior owners.

Shareholder Litigation

From July 5 to July 13, 2007, four putative shareholder class action complaints were filed against our Company and our directors alleging breaches of fiduciary duty in connection with our then-proposed sale to Basell and the receipt of a superior proposal from Hexion. Three actions were filed in Delaware: Cohen v. Archibald, et al., No. 3070, in the Court of Chancery for the State of Delaware (filed July 5, 2007); Augenstein v. Archibald, et al., No. 3076, in the Court of Chancery for the State of Delaware (filed July 9, 2007); and Murphy v. Huntsman, et al., No. 3094, in the Court of Chancery for the State of Delaware (filed July 13, 2007). Another action was filed in Texas: Schwoegler v. Huntsman Corporation, et al., Cause No. 07-07-06993-CV, in the 9th Judicial District Court of Montgomery County, Texas (filed July 6, 2007). As subsequently amended, these lawsuits together allege that we and our directors breached fiduciary duties to the stockholders by, among other things, engaging in an unfair sales process, approving an unfair price per share for the Merger with Hexion, and making inadequate disclosures to stockholders, and that Basell, Hexion and MatlinPatterson entities aided and abetted these breaches of fiduciary duty. The lawsuits sought to enjoin the stockholder vote on the Merger.

On September 20, 2007, the parties entered into a Memorandum of Understanding with plaintiffs’ counsel in the Delaware and Texas actions to settle these four lawsuits. As part of the proposed settlement, the defendants deny all allegations of wrongdoing, but we agreed to make certain additional disclosures in the final proxy statement that was mailed to our stockholders on or about September 14, 2007. In connection with the settlement, the parties also reached an agreement with respect to any application that the plaintiffs’ counsel will make for an award of customary attorneys’ fees and expenses to be paid following the completion of the Merger.

The Memorandum of Understanding is now null and void and of no force and effect because the Merger was not consummated. The Texas action has been voluntarily dismissed, but there has been no further developments in the Delaware actions at this time.

A fifth putative shareholder class action was filed against the Company and three of its officers on August 12, 2008 in the United States District Court for the District of Utah alleging, among other things, that the defendants failed to disclose material adverse facts about the Company’s financial well-being, business relationships and prospects during the period from June 26, 2007 to June 18, 2008 in violation of Section 10(b) of the Securities and Exchange Act of 1934 and Rule 10b-5. Prior to any further activity in the case, the action was voluntarily dismissed October 3, 2008.

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22. COMMITMENTS AND CONTINGENCIES (Continued)

Port Arthur Plant Fire Insurance Litigation

On August 31, 2007, an action was brought against our Company and IRIC, our captive insurer, in the United States District Court for the Southern District of Texas, by the Reinsurers under the property insurance policy issued by IRIC to our Company for the period covering the April 29, 2006 fire at our manufacturing facility in Port Arthur, Texas. The action seeks to compel our Company and IRIC to arbitrate with the Reinsurers to resolve disputes related to the claim for losses caused by the fire or, in the alternative, to declare judgment in favor of the Reinsurers. On September 26, 2008, the court denied motions to dismiss filed by our Company and IRIC, ordering the parties to engage in a short period of discovery on the issue of arbitrability. In a second and related action filed by our Company against IRIC in state court in Jefferson County, Texas, IRIC filed a third party petition against the Reinsurers, who then removed that action to the United States District Court for the Eastern District of Texas. Some of the Reinsurers filed answers and motions to compel arbitration, to stay these proceedings, and to change venue to the United States District Court for the Southern District of Texas in order to consolidate the two actions. Our Company filed a motion to remand that action to the state court and opposition to the Reinsurers’ motions in that action. On April 23, 2008, the United States District Court for the Eastern District of Texas transferred the case to the United States District Court for the Southern District of Texas. On September 26, 2008, the court denied our Company’s motion to remand that suit to the state court in which it was filed. Pursuant to a December 29, 2008 agreement among the parties to the actions referenced above: (1) a mediation is scheduled for February 24-25, 2009, (2) if the disputes are not fully resolved in mediation, the parties will submit all coverage and quantum issues to a three-arbitrator panel in August of 2009, with a binding award to be entered by September 30, 2009, (3) the Reinsurers paid an additional $40 million on the claim of the Company on December 29, 2008 and agreed that all monies paid by the participating Reinsurers on the claim to date are nonrefundable, (4) the Company waived its noncontractual claims against the Reinsurers, (5) the first action referenced above will be stayed pending final resolution and entry of judgment, and (6) the second action reference above will be dismissed. Reinsurers responsible for a small percentage of our remaining claim were not parties to the two lawsuits and are not parties to the agreement, thus we may need to pursue them separately for their pro rata shares of the unpaid claim. Our Company has paid its deductible on the claim of $60 million and has been paid $365 million to date by the Reinsurers. As of December 31, 2008, our Company has claimed an additional approximately $235 million as presently due and owing and unpaid under the Policy for losses caused by the fire, and anticipates filing additional claims. For more information, see “Note 24. Casualty Losses and Insurance Recoveries—Port Arthur, Texas Plant Fire.”

Other Proceedings

We are a party to various other proceedings instituted by private plaintiffs, governmental authorities and others arising under provisions of applicable laws, including various environmental, products liability and other laws. Except as otherwise disclosed in this report, we do not believe that the outcome of any of these matters will have a material adverse effect on our financial condition, results of operations or liquidity.

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GUARANTEES

On September 19, 2003, SLIC obtained secured financing for the construction of production facilities. SLIC obtained various committed loans in the aggregate amount of approximately $230 million in U.S. dollar equivalents. As of December 31, 2008, there were $68 million and RMB 840 million (approximately $123 million) in outstanding borrowings under these facilities. The interest rate on these facilities is LIBOR plus 0.48% for U.S. dollar borrowings and 90% of the Peoples Bank of China rate for RMB borrowings. The loans are secured by substantially all the assets of SLIC and will be paid in 16 semiannual installments (of which 13 installments remain), which began on June 30, 2007. We unconditionally guarantee 35% of any amounts due and unpaid by SLIC under the loans described above (except for the VAT facility which is not guaranteed). Our guarantee remains in effect until SLIC has met certain conditions. The conditions outstanding include completion of the building and equipment mortgage registrations, which are progressing as planned, and maintaining a debt service coverage ratio of at least 1:1 at the time such registrations are completed. We have estimated that the fair value of this guarantee is nil as of the closing of the transaction and, accordingly, no amounts have been recorded.

Our unconsolidated Saudi Arabia joint venture with Zamil Group obtained various loan commitments in the aggregate amount of approximately $195 million in U.S. dollar equivalents, of which $45 million was drawn under a short term bridge loan facility as of December 31, 2008. We have provided certain guarantees of approximately $14 million for these commitments, and our guarantees will terminate upon completion of the project and satisfaction of certain other conditions. We have estimated that the fair value of such guarantees was nil as of the closing date of this transaction and, accordingly, no amounts have been recorded.

23. ENVIRONMENTAL, HEALTH AND SAFETY MATTERS

General

We are subject to extensive federal, state, local and foreign laws, regulations, rules and ordinances relating to safety, pollution, protection of the environment and the generation, storage, handling, transportation, treatment, disposal and remediation of hazardous substances and waste materials. In the ordinary course of business, we are subject to frequent environmental inspections and monitoring and occasional investigations by governmental enforcement authorities. In addition, our production facilities require operating permits that are subject to renewal, modification and, in certain circumstances, revocation. Actual or alleged violations of safety laws, environmental laws or permit requirements could result in restrictions or prohibitions on plant operations, substantial civil or criminal sanctions, as well as, under some environmental laws, the assessment of strict liability and/or joint and several liability. Moreover, changes in environmental regulations could inhibit or interrupt our operations, or require us to modify our facilities or operations. Accordingly, environmental or regulatory matters may cause us to incur significant unanticipated losses, costs or liabilities.

EHS Systems

We are committed to achieving and maintaining compliance with all applicable EHS legal requirements, and we have developed policies and management systems that are intended to identify

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the multitude of EHS legal requirements applicable to our operations, enhance compliance with applicable legal requirements, ensure the safety of our employees, contractors, community neighbors and customers and minimize the production and emission of wastes and other pollutants. Although EHS legal requirements are constantly changing and are frequently difficult to comply with, these EHS management systems are designed to assist us in our compliance goals while also fostering efficiency and improvement and minimizing overall risk to us.

EHS Capital Expenditures

We may incur future costs for capital improvements and general compliance under EHS laws, including costs to acquire, maintain and repair pollution control equipment. For the years ended December 31, 2008, 2007 and 2006, our capital expenditures for EHS matters totaled $58 million, $69 million and $53 million, respectively. Since capital expenditures for these matters are subject to evolving regulatory requirements and depend, in part, on the timing, promulgation and enforcement of specific requirements, we cannot provide assurance that our recent expenditures will be indicative of future amounts required under EHS laws.

Remediation Liabilities

We have incurred, and we may in the future incur, liability to investigate and clean up waste or contamination at our current or former facilities or facilities operated by third parties at which we may have disposed of waste or other materials. Similarly, we may incur costs for the cleanup of wastes that were disposed of prior to the purchase of our businesses. Under some circumstances, the scope of our liability may extend to damages to natural resources.

Under the CERCLA and similar state laws, a current or former owner or operator of real property may be liable for remediation costs regardless of whether the release or disposal of hazardous substances was in compliance with law at the time it occurred, and a current owner or operator may be liable regardless of whether it owned or operated the facility at the time of the release. We have been notified by third parties of claims against us for cleanup liabilities at approximately 10 former facilities or third party sites, including, but not limited to, sites listed under CERCLA. Based on current information and past experiences at other CERCLA sites, we do not expect any of these third party claims to result in material liability to us.

In addition, under the RCRA and similar state laws, we may be required to remediate contamination originating from our properties as a condition to our hazardous waste permit. Some of our manufacturing sites have an extended history of industrial chemical manufacturing and use, including on-site waste disposal. We are aware of soil, groundwater or surface contamination from past operations at some of our sites, and we may find contamination at other sites in the future. For example, our Port Neches, Texas, and Geismar, Louisiana, facilities are the subject of ongoing remediation requirements under RCRA authority.

In June of 2006, an agreement was reached between the local regulatory authorities and our advanced materials site in Pamplona, Spain to relocate our manufacturing operations in order to facilitate new urban development desired by the city. Subsequently, as required by the authorities, soil and groundwater sampling was performed and followed by a quantitative risk assessment. Although

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unresolved at this time, some level of remediation of site contamination may be required in the future, but the estimated cost is unknown because the remediation approach and timing has not been determined.

By letter dated March 7, 2006, our Base Chemicals and Polymers facility in West Footscray, Australia, was issued a clean-up notice by the Australian (Victorian) EPA. The agency was concerned about soil and groundwater contamination emanating from the site. Although we fulfilled all initial requirements under the clean-up notice, the agency revoked the original clean-up notice on September 4, 2007 and issued a revised clean-up notice granting an extension due to “the complexity of contamination issues” at the site. The revised clean-up notice reflects the requirement for a more detailed program, with a deadline for the submission of a detailed site remediation action plan by March 31, 2009. We expect to respond to the EPA addressing their revised concerns. We can provide no assurance that the EPA will agree with our proposed plan or will not seek to institute additional requirements for the site. However, we do not believe the costs to us associated with this issue will be material.

In many cases, our potential liability arising from historical contamination is based on operations and other events occurring prior to our ownership of a business or specific facility. In these situations, we frequently obtained an indemnity agreement from the prior owner addressing remediation liabilities arising from pre-closing conditions. We have successfully exercised our rights under these contractual covenants for a number of sites and, where applicable, mitigated our ultimate remediation liability. We cannot assure you, however, that all of such matters will be subject to indemnity, that the prior owner will honor its indemnity or that our existing indemnities will be sufficient to cover our liabilities for such matters.

Based on available information and the indemnification rights we believe are likely to be available, we believe that the costs to investigate and remediate known contamination will not have a material adverse effect on our financial condition, results of operations or cash flows. However, if such indemnities are unavailable or do not fully cover the costs of investigation and remediation or we are required to contribute to such costs, and if such costs are material, then such expenditures may have a material adverse effect on our financial condition, results of operations or cash flows. At the current time, we are unable to estimate the full cost, exclusive of indemnification benefits, to remediate any of the known contamination sites.

Environmental Reserves

We have accrued liabilities relating to anticipated environmental cleanup obligations, site reclamation and closure costs and known penalties. Liabilities are recorded when potential liabilities are either known or considered probable and can be reasonably estimated. Our liability estimates are based upon requirements placed upon the company by regulators, available facts, existing technology and past experience. The environmental liabilities do not include amounts recorded as asset retirement obligations. We had accrued $7 million and $8 million for environmental liabilities as of December 31, 2008 and 2007, respectively. Of these amounts, $4 million and $5 million were classified as accrued liabilities in our consolidated balance sheets as of December 31, 2008 and 2007, respectively, and $3 million and $3 million were classified as other noncurrent liabilities in our consolidated balance sheets as of December 31, 2008 and December 31, 2007, respectively. In certain cases, our remediation

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liabilities may be payable over periods of up to 30 years. We may incur losses for environmental remediation in excess of the amounts accrued; however, we are not able to estimate the amount or range of such potential excess.

Regulatory Developments

Under the EU’s integrated pollution prevention and control directive, EU member governments adopted rules and implemented a cross media (air, water and waste) environmental permitting program for individual facilities. Although the EU countries varied in their respective implementation of the IPPC permit program, we submitted on a timely basis all necessary IPPC permit applications required and received completed permits from the applicable government agencies. Based upon a review of those permits, the costs of compliance with the IPPC permit program are not material to our financial condition, results of operations or cash flows.

In December 2006, the EU parliament and EU council approved a new EU regulatory framework for chemicals called “REACH” (Registration, Evaluation and Authorization of Chemicals). REACH took effect on June 1, 2007, and the program it establishes will be phased in over 11 years. Under the regulation, companies that manufacture or import more than one ton of a chemical substance per year will be required to register such chemical substances and isolated intermediates in a central database. Use authorizations will be granted for a specific chemical if the applicants can show that any risk in using the chemical can be adequately controlled or, where there are no suitable alternatives available, if the applicant can demonstrate that the social and economic benefits of using the chemical outweigh the risks. In addition, specified uses of some hazardous substances may be restricted. Furthermore, all applicants will have to study the availability of alternative chemicals. If an alternative is available, an applicant will have to submit a “substitution” plan to the regulatory agency. The regulatory agency will only authorize persistent bio-accumulative and toxic substances if an alternative chemical is not available. The registration, evaluation and authorization phases of the program will require expenditures and resource commitments in order to, for example, develop information technology tools, generate data, prepare and submit dossiers for substance registration, participate in consortia, obtain legal advice and reformulate products, if necessary. We have established a cross-business European REACH team that is working closely with our businesses to identify and list all substances purchased, manufactured or imported by or for us into the EU. Our pre-registration REACH compliance began on June 1, 2008, utilizing internal resources at nominal expense, and we met all chemical pre-registration requirements by the November 30, 2008 statutory deadline. We are currently proceeding with the registration of the high-volume and high-priority chemicals under the program. Although the total long-term cost for REACH compliance is not estimable at this time, we spent approximately $2 million and $3 million during the years ended December 31, 2008 and 2007, respectively, on REACH compliance.

Greenhouse Gas Regulation

In the EU and other jurisdictions committed to compliance with the Kyoto Protocol to the United Nations Framework Convention on Climate Change, there is an increasing likelihood that our manufacturing sites will be affected in some way over the next few years by regulation or taxation of GHG emissions. In addition, although the U.S. is not a signatory to the Convention, several states, including California, are implementing their own GHG regulatory programs, and a federal program in

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

23. ENVIRONMENTAL, HEALTH AND SAFETY MATTERS (Continued)

the U.S. is likely for the future. Several of our sites are subject to existing GHG legislation, but few have experienced or anticipate significant cost increases as a result, although it is likely that GHG emission restrictions will increase over time. Potential consequences of such restrictions include capital requirements to modify assets used to meet GHG restriction and/or increases in energy costs above the level of general inflation, as well as direct compliance costs. Currently, however, it is not possible to estimate the likely financial impact of potential future regulation on any of our sites.

Chemical Facility Anti-terrorism Rulemaking

The Department of Homeland Security issued the final rule of their “Chemical Facility Anti-Terrorism Standard” in 2007. The initial phase of the rule required all chemical facilities in the U.S. to evaluate their facilities against the DHS Appendix A list of “Chemicals of Interest.” Facilities which have specified chemicals in designated quantities on the Appendix A list were required to submit a “Top Screen” to DHS in 2008. A Top Screen is a questionnaire completed by a facility having Chemicals of Interest in designated threshold quantities. In early 2008, we submitted Top Screens from several of our facilities. After reviewing the Top Screens, DHS determined that some of our sites were “High Risk” facilities. As a result, we were required to perform Security Vulnerability Assessments at the High Risk sites. The SVAs were completed and sent to DHS during the fourth quarter of 2008. We are currently awaiting the final risk ranking from the DHS, based on their assessment of the SVAs. Any of the sites which are still considered High Risk after the DHS assessment will be required to develop site security plans based on a list of DHS risk-based performance standards. We are unable to determine the cost of security enhancements at our High Risk sites until the site security plans are developed. We anticipate this phase of the rule to be completed by mid-2009.

MTBE Developments

We produce MTBE, an oxygenate that is blended with gasoline to reduce vehicle air emissions and to enhance the octane rating of gasoline. Litigation or legislative initiatives restricting the use of MTBE in gasoline may subject us or our products to environmental liability or materially adversely affect our sales and costs. Because MTBE has contaminated some water supplies, its use has become controversial in the U.S. and elsewhere, and its use has been effectively eliminated in the U.S. market. Since 2007, we have marketed MTBE, either directly or through third parties, only to gasoline additive customers located outside the U.S., although there are additional costs associated with such outside-U.S. sales which may result in decreased profitability compared to historical sales in the U.S. We may also elect to use all or a portion of our precursor tertiary butyl alcohol to produce saleable products other than MTBE. If we opt to produce products other than MTBE, necessary modifications to our facilities will require significant capital expenditures and the sale of such other products may produce a lower level of cash flow than that historically produced from the sale of MTBE.

Numerous companies, including refiners, manufacturers and sellers of gasoline, as well as manufacturers of MTBE, have been named as defendants in more than 150 cases in U.S. courts that allege MTBE contamination in groundwater. Many of these cases were settled after the parties engaged in mediation supervised by a court- appointed special settlement master.  Beginning in March 2007 and continuing through December 2008, we have been named as a defendant in fourteen of these lawsuits, all of which are still pending. For more information, see “Note 22. Commitment and Contingencies—Legal Matters—MTBE Litigation.” The plaintiffs in the MTBE groundwater contamination cases

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

23. ENVIRONMENTAL, HEALTH AND SAFETY MATTERS (Continued)

generally seek compensatory damages, punitive damages, injunctive relief, such as monitoring and abatement, and attorney fees. We currently have insufficient information to meaningfully assess our potential exposure in these cases. We believe that some of our liability in these cases, if any, is likely covered by insurance and/or indemnity agreements with prior owners. It is possible that we could be named as a defendant in additional existing or future MTBE contamination cases. We cannot provide assurances that adverse results against us in existing or future MTBE contamination cases will not have a material adverse effect on our business, results of operations and financial position.

24. CASUALTY LOSSES AND INSURANCE RECOVERIES

PORT ARTHUR, TEXAS PLANT FIRE

On April 29, 2006, our Port Arthur, Texas olefins manufacturing plant (which we sold in November 2007) experienced a major fire. With the exception of cyclohexane operations at the site, which were restarted in June 2006, the operations at the site were shutdown until the fourth quarter of 2007. The Port Arthur manufacturing plant is covered by property damage and business interruption insurance. With respect to coverage for this outage, the deductible for property damage is $10 million and business interruption coverage does not apply for the first 60 days, subject to a combined deductible for property damage and business interruption of $60 million.

Through December 31, 2008, we received partial recovery advances on this loss totaling $365 million, including $40 million received in December 2008. We have claimed an additional approximately $235 million as of December 31, 2008 as presently due and owing and unpaid under the insurance policy for losses caused by the fire, and anticipate filing additional claims. On December 29, 2008, we reached a partial settlement with certain of the Reinsurers whereby we received a partial claim reimbursement of $40 million and we and the Reinsurers agreed to dismiss all legal suits arising from this insured loss and to participate in non-binding mediation scheduled to occur in February 2009 and, if the non-binding mediation is not successful, in binding arbitration targeted to occur in the later half of 2009. Also as part of the Partial Fire Insurance Settlement, the Reinsurers that are parties to such agreement agreed that none of their respective portion, or $340 million of the $365 million of partial recovery advances received to date are refundable (those insurers representing the other $25 million portion received to date were not required to enter into this agreement because their coverage limits had been exhausted at much lower levels).

Through December 31, 2008, we had recorded $190 million of repair and maintenance costs and fixed costs incurred during the business interruption period and had recognized in earnings a corresponding amount of the partial recovery amounts. Prior to the Partial Fire Insurance Settlement, we had deferred recognition of the gain associated with partial recovery advances and these amounts were included in accrued liabilities on the accompanying consolidated balance sheets. As a result of the Partial Fire Insurance Settlement, we recognized a gain of $175 million in the fourth quarter of 2008 which represented all previously deferred insurance recovery gain amounts. The following table

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

24. CASUALTY LOSSES AND INSURANCE RECOVERIES (Continued)

describes changes to the deferred insurance recovery gain during the years ended December 31, 2008, 2007 and 2006 (dollars in millions):

	2008	2007	2006
Balance at January 1	$137	$94	$—
Insurance recovery advances	40	175	150
Incurrence of repair and maintenance costs during the period	(2)	(52)	(17)
Incurrence of fixed costs during the business interruption period	—	(80)	(39)
Recognition of deferred gain in connection with the Partial Fire Insurance Settlement	(175)	—	—
Balance as of December 31	$—	$137	$94

Future collections on this insured loss, if any, will represent additional income for us upon final settlement.

2005 U.S. GULF COAST STORMS

On September 22, 2005, we sustained property damage at our Port Neches and Port Arthur, Texas facilities as a result of a hurricane. We maintain customary insurance coverage for property damage and business interruption. With respect to coverage of these losses, the deductible for property damage was $10 million per site, while business interruption coverage does not apply for the first 60 days.

During 2007 and 2006, we received insurance recovery advances of $38 million related to the 2005 Gulf Coast storms. On December 12, 2008, the insurers agreed to pay an additional $3 million of insurance recovery advances related to the 2005 Gulf Coast storms, of which $2 million was received as of December 31, 2008. We and our insurers are working to reach a settlement on the remainder of the insurance claim, and we can provide no assurance with respect to the ultimate resolution of this matter. Any future collections will represent income for us upon final settlement.

25. HUNTSMAN CORPORATION STOCKHOLDERS’ EQUITY

On February 16, 2005, we completed an initial public offering of 55,681,819 shares of our common stock sold by us and 13,579,546 share of our common stock sold by a selling stockholder, in each case at a price to the public of $23 per share, and 5,750,000 shares of our mandatory convertible preferred stock sold by us at a price to the public of $50 per share. On February 16, 2008, the mandatory convertible preferred stock converted into 12,082,475 shares of our common stock. See “Note 2. Summary of Significant Accounting Policies—Net Income (Loss) per Share Attributable to Huntsman Corporation.”

DIVIDENDS ON COMMON STOCK

On March 31, 2008, June 30, 2008, September 30, 2008 and December 31, 2008 we paid dividends of approximately $23 million each, for a total of $93 million, or $0.10 per share each, to common stockholders of record as of March 14, 2008, June 16, 2008, September 15, 2008 and December 15, 2008, respectively. On March 30, 2007, June 29, 2007, September 28, 2007 and December 31, 2007, we paid cash dividends of approximately $22 million each, or $0.10 per share each, for a total of

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

25. HUNTSMAN CORPORATION STOCKHOLDERS’ EQUITY (Continued)

$88 million, to common stockholders of record as of March 15, 2007, June 15, 2007, September 15, 2007 and December 15, 2007, respectively.

DIVIDENDS ON MANDATORY CONVERTIBLE PREFERRED STOCK

In connection with the initial public offering of our 5% mandatory convertible preferred stock on February 16, 2005, we declared all dividends that will be payable on such preferred stock from the issuance through the mandatory conversion date, which was February 16, 2008. Accordingly, we recorded dividends payable of $43 million and a corresponding charge to net loss available to common stockholders during the year ended December 31, 2005. As of December 31, 2007, we had $4 million invested in government securities that were restricted to be used to satisfy our dividend payment obligations through the mandatory conversion date. We paid the final dividend in cash on February 16, 2008.

26. STOCK-BASED COMPENSATION PLAN

Under the Huntsman Stock Incentive Plan (the “Stock Incentive Plan”), a plan approved by stockholders, we may grant non-qualified stock options, incentive stock options, stock appreciation rights, restricted stock, phantom stock, performance awards and other stock-based awards to our employees and directors and to employees and directors of our subsidiaries, provided that incentive stock options may be granted solely to employees. The terms of the grants are fixed at the grant date. As of December 31, 2008, we were authorized to grant up to 21,590,909 shares under the Stock Incentive Plan. Option awards have a maximum contractual term of 10 years and generally must have an exercise price at least equal to the market price of our common stock on the date the option award is granted. Stock-based awards generally vest over a three-year period.

The compensation cost from continuing operations for the Stock Incentive Plan was $20 million, $25 million, and $16 million for the years ended December 31, 2008, 2007 and 2006, respectively. The total income tax benefit recognized in the statement of operations for stock-based compensation arrangements was $6 million, $8 million and nil for the years ended December 31, 2008, 2007 and 2006, respectively.

The fair value of each stock option award is estimated on the date of grant using the Black-Scholes valuation model that uses the assumptions noted in the following table. Because we only became a publicly-held company in February 2005, expected volatilities were based on implied volatilities from the stock of comparable companies and other factors. The expected term of options granted was estimated based on the contractual term of the instruments and employees’ expected exercise and post-vesting employment termination behavior. The risk-free rate for periods within the contractual life of the option was based on the U.S. Treasury yield curve in effect at the time of grant.

	Year ended December 31,
	2008	2007	2006
Dividend yield	NA	1.9%	—
Expected volatility	NA	20.8%	23.1%
Risk-free interest rate	NA	4.7%	4.6%
Expected life of stock options granted during the period	NA	6.6 years	6.6 years

During the year ended December 31, 2008, no stock options were granted.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

26. STOCK-BASED COMPENSATION PLAN (Continued)

STOCK OPTIONS

A summary of stock option activity under the Stock Incentive Plan as of December 31, 2008 and changes during the year then ended is presented below:

Option Awards	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
	(000)		(Years)	($000)
Outstanding at January 1, 2008	6,327	$21.32
Granted	—	—
Exercised	—	—
Forfeited	(192)	20.96
Outstanding at December 31, 2008	6,135	21.33	7.1	$—
Exercisable at December 31, 2008	4,236	21.67	6.8	—

The weighted-average grant-date fair value of stock options granted during the years ended December 31, 2007 and 2006 was $5.15 and $7.27 per option, respectively. As of December 31, 2008, there was $5 million of total unrecognized compensation cost related to nonvested stock option arrangements granted under the Stock Incentive Plan. That cost is expected to be recognized over a weighted-average period of approximately nine months.

The total intrinsic value of stock options exercised during the year ended December 31, 2007 was not significant. During the years ended December 31, 2008 and 2006 there were no stock options exercised.

NONVESTED SHARES

Nonvested shares granted under the Stock Incentive Plan consist of restricted stock, which is accounted for as an equity award, and phantom stock, which is accounted for as a liability award because it can be settled in either stock or cash. A summary of the status of our nonvested shares as of December 31, 2008 and changes during the years then ended is presented below:

	Equity Awards			Liability Awards
	Shares		Weighted Average Grant- Date Fair Value	Shares	Weighted Average Grant- Date Fair Value
	(000)			(000)
Nonvested at January 1, 2008	1,007		$21.12	145	$20.76
Granted	492		24.56	108	24.56
Vested	(537	)(1)	21.59	(58)	21.03
Forfeited	(32)		22.37	(24)	22.57
Nonvested at December 31, 2008	930		22.62	171	22.82

(1)                                  During the year ended December 31, 2008, 10,278 restricted stock units vested. These shares are not reflected as vested shares in this table because, in accordance with the restricted stock unit

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

26. STOCK-BASED COMPENSATION PLAN (Continued)

agreements, shares of common stock are not issued for vested restricted stock units until termination of employment.

As of December 31, 2008, there was $13 million of total unrecognized compensation cost related to nonvested share compensation arrangements granted under the Stock Incentive Plan. That cost is expected to be recognized over a weighted-average period of approximately 18 months. The value of share awards that vested during the years ended December 31, 2008, 2007 and 2006 was $13 million, $9 million and $6 million, respectively.

27. OTHER COMPREHENSIVE (LOSS) INCOME

Other comprehensive income consisted of the following (dollars in millions):

Huntsman Corporation

	December 31,
	2008		2007		2006
	Accumulated income (loss)	Income (loss)	Accumulated income (loss)	Income (loss)	Income (loss)
Foreign currency translation adjustments, net of tax of $16 and $5 as of December 31, 2008 and 2007, respectively	$204	$(176)	$380	$134	$168
Pension and other postretirement benefits adjustments, net of tax of $158 and $18 as of December 31, 2008 and 2007, respectively	(713)	(569)	(144)	184	(23)
Other comprehensive income of unconsolidated affiliates	9	—	9	2	—
Other, net	4	(4)	8	1	4
Total	(496)	(749)	253	321	149
Less amounts attributable to noncontrolling interests	7	3	4	(3)	—
Amounts attributable to Huntsman Corporation	$(489)	$(746)	$257	$318	$149

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

27. OTHER COMPREHENSIVE (LOSS) INCOME (Continued)

Huntsman International

	December 31,
	2008		2007		2006
	Accumulated income (loss)	Income (loss)	Accumulated income (loss)	Income (loss)	Income (loss)
Foreign currency translation adjustments, net of tax of $3 and $(8) as of December 31, 2008 and 2007, respectively	$202	$(176)	$378	$136	$199
Pension and other postretirement benefits adjustments, net of tax of $193 and $54 as of December 31, 2008 and 2007, respectively	(771)	(564)	(207)	198	(18)
Other comprehensive income of unconsolidated affiliates	9	—	9	2	—
Other, net	(1)	(4)	3	1	2
Total	(561)	(744)	183	337	183
Less amounts attributable to noncontrolling interests	7	3	4	(3)	—
Amounts attributable to Huntsman International LLC	$(554)	$(741)	$187	$334	$183

During 2006, $49 million of foreign currency translation adjustments were reclassified to loss on disposal of discontinued operations related to the U.K. Petrochemicals Disposition.

The adoption of SFAS No. 158 and related pension adjustments in 2006 included the effect of the calculation of the additional minimum pension liability prior to the adoption of the SFAS No. 158, which is included in other comprehensive (loss) income, as well as the net effect of the adoption of SFAS No. 158, which is a direct adjustment to accumulated other comprehensive (loss) income.

Items of other comprehensive (loss) income of our Company and our consolidated affiliates have been recorded net of tax, with the exception of the foreign currency translation adjustments related to subsidiaries with earnings permanently reinvested. The tax effect is determined based upon the jurisdiction where the income or loss was recognized and is net of valuation allowances that have been recorded

28. RELATED PARTY TRANSACTIONS

Our accompanying consolidated financial statements include the following transactions with our affiliates not otherwise disclosed (dollars in millions):

	Year ended December 31,
	2008	2007	2006
Sales to:
Unconsolidated affiliates	$98	$171	$109
Inventory purchases from:
Unconsolidated affiliates	299	224	145

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

28. RELATED PARTY TRANSACTIONS (Continued)

We have agreed with the Jon and Karen Huntsman Foundation, a private charitable foundation established by Jon M. and Karen H. Huntsman to further the charitable interests of the Huntsman family, that we will donate our Salt Lake City office building and our option to acquire an adjacent undeveloped parcel of land to the foundation free of debt. We have agreed to complete this donation on the earlier of November 30, 2009 or the date on which we occupy less than 20% of the two main floors of the Salt Lake City office building. Under certain circumstances, after we make this donation we will have the right, but not the obligation, to lease space in the Salt Lake City office building from the foundation.

Through May 2002, we paid the premiums on various life insurance policies for Jon M. Huntsman. These policies have been liquidated, and the cash values have been paid to Mr. Huntsman. Mr. Huntsman is indebted to us in the amount of approximately $2 million, which represents the insurance premiums paid on his behalf through May 2002. This amount is included in other noncurrent assets on the accompanying consolidated balance sheets. We have a consulting agreement with Mr. Huntsman pursuant to which he receives $950,000 per year.

Wayne A. Reaud, a member of our board of directors, is of counsel to the law firm of Reaud, Morgan & Quinn. We pay the firm $200,000 per year for legal services. Mr. Reaud has no interest in the firm or in the proceeds for current work done at the firm. As of counsel, the law firm provides Mr. Reaud with an office and certain secretarial services.

29. OTHER OPERATING EXPENSE (INCOME)

Other operating expense (income) consisted of the following (dollars in millions):

	Year ended December 31,
	2008	2007	2006
Loss (gain) on sale of business/asset, net	$6	$(70)	$(92)
Foreign exchange losses	12	14	1
Bad debts	6	3	6
Legal and contract settlements—net	—	6	—
Insurance recoveries	—	(11)	(35)
Other, net	3	3	6
Total other operating expense (income)	$27	$(55)	$(114)

30. OPERATING SEGMENT INFORMATION

We derive our revenues, earnings and cash flows from the manufacture and sale of a wide variety of differentiated and commodity chemical products. During the first quarter of 2009, we reorganized our operating segments to divide our former Materials and Effects segment into two different segments—our Advanced Materials segment and our Textile Effects segment. All segment information in this report has been restated to reflect this change. We have reported our operations through seven segments: Polyurethanes, Advanced Materials, Textile Effects, Performance Products, Pigments, Polymers and Base Chemicals. We have organized our business and derived our operating segments around differences in product lines.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

30. OPERATING SEGMENT INFORMATION (Continued)

The major products of each reportable operating segment are as follows:

Segment	Products
Polyurethanes	MDI, PO, polyols, PG, TPU, aniline and MTBE

Advanced Materials	epoxy resin compounds and formulations; cross-linking, matting and curing agents; epoxy, acrylic and polyurethane-based adhesives, tooling resin formulations and APAO

Textile Effects	textile chemicals and dyes

Performance Products	amines, surfactants, LAB, maleic anhydride, other performance chemicals, EG, olefins and technology licenses

Pigments	titanium dioxide

Polymers(1)	LDPE and LLDPE, polypropylene and EPS

Base Chemicals(1)	olefins and cyclohexane

Corporate and Other	Styrene

(1)                                  In a series of transactions completed in 2006 and 2007, we sold substantially all of our Polymers and Base Chemicals operations. For more information, see “Note 3. Discontinued Operations.”

Sales between segments are generally recognized at external market prices and are eliminated in consolidation. We use EBITDA to measure the financial performance of our global business units and for reporting the results of our operating segments. This measure includes all operating items relating to the businesses. The EBITDA of operating segments excludes items that principally apply to our company as a whole. The revenues and EBITDA for each of our reportable operating segments are as follows (dollars in millions):

	December 31,
	2008	2007	2006
Net Sales:
Polyurethanes	$4,055	$3,813	$3,457
Advanced Materials	1,492	1,434	1,331
Textile Effects	903	985	461
Performance Products	2,703	2,310	2,037
Pigments	1,072	1,109	1,058
Corporate and Other	159	155	538
Eliminations	(169)	(155)	(151)
Total	$10,215	$9,651	$8,731

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

30. OPERATING SEGMENT INFORMATION (Continued)

	December 31,
	2008	2007	2006
Huntsman Corporation:
Segment EBITDA(1):
Polyurethanes	$382	$592	$583
Advanced Materials	149	158	142
Textile Effects	(33)	41	12
Performance Products	278	202	208
Pigments	17	51	113
Corporate and Other(2)	550	(342)	(62)
Subtotal	1,343	702	996
Polymers(3)	3	(197)	121
Base Chemicals(3)	183	(130)	(86)
Total	1,529	375	1,031
Interest expense, net	(263)	(286)	(351)
Income tax (expense) benefit—continuing operations	(190)	12	50
Income tax (expense) benefit—discontinued operations	(69)	140	(35)
Depreciation and amortization	(398)	(413)	(465)
Net income (loss) attributable to Huntsman Corporation	$609	$(172)	$230

Depreciation and Amortization:
Polyurethanes	$153	$150	$142
Advanced Materials	39	41	47
Textile Effects	8	2	—
Performance Products	69	62	54
Pigments	91	90	78
Polymers	—	22	45
Base Chemicals	—	11	58
Corporate and Other(2)	38	35	41
Total	$398	$413	$465

Capital Expenditures:
Polyurethanes	$109	$120	$82
Advanced Materials	31	34	37
Textile Effects	50	55	15
Performance Products	149	148	89
Pigments	69	104	40
Polymers	—	12	209
Base Chemicals	—	177	61
Corporate and Other(2)	10	15	17
Total	$418	$665	$550

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

30. OPERATING SEGMENT INFORMATION (Continued)

	December 31,
	2008	2007
Total Assets:
Polyurethanes	$4,442	$4,650
Advanced Materials	1,308	1,033
Textile Effects	750	846
Performance Products	2,313	2,216
Pigments	1,474	1,589
Corporate and Other(2)	(2,229)	(2,168)
Total	$8,058	$8,166

	December 31,
	2008	2007	2006
Huntsman International
Segment EBITDA(1):
Polyurethanes	$382	$592	$583
Advanced Materials	149	158	142
Textile Effects	(33)	41	12
Performance Products	278	202	208
Pigments	17	51	113
Corporate and Other	(236)	(150)	(61)
Subotal	557	894	997
Polymers(3)	3	(197)	121
Base Chemicals(3)	183	(130)	(86)
Total	743	567	1,032
Interest expense, net	(264)	(287)	(355)
Income tax benefit (expense)—continuing operations	2	(41)	31
Income tax (expense) benefit—discontinued operations	(69)	140	(35)
Depreciation and amortization	(374)	(391)	(439)
Net income (loss) attributable to Huntsman International LLC	$38	$(12)	$234

Depreciation and Amortization:
Polyurethanes	$153	$150	$142
Advanced Materials	39	41	47
Textile Effects	8	2	—
Performance Products	69	62	54
Pigments	91	90	78
Polymers	—	22	45
Base Chemicals	—	11	58
Corporate and Other(2)	14	13	13
Total	$374	$391	$437

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

30. OPERATING SEGMENT INFORMATION (Continued)

	December 31,
	2008	2007	2006
Capital Expenditures:
Polyurethanes	$109	$120	$82
Advanced Materials	31	34	37
Textile Effects	50	55	15
Performance Products	149	148	89
Pigments	69	104	40
Polymers	—	12	209
Base Chemicals	—	177	61
Corporate and Other(2)	10	15	17
Total	$418	$665	$550

	December 31,
	2008	2007
Total Assets:
Polyurethanes	$4,442	$4,650
Advanced Materials	1,308	1,033
Textile Effects	750	846
Performance Products	2,313	2,216
Pigments	1,474	1,589
Corporate and Other(2)	(2,862)	(2,239)
Total	$7,425	$8,095

(1)                                  Segment EBITDA is defined as net income (loss) attributable to Huntsman Corporation or Huntsman International LLC, as appropriate, before interest, income tax, depreciation and amortization, and certain Corporate and Other items.

(2)                                  Corporate and Other items includes unallocated corporate overhead, loss on sale of accounts receivable, foreign exchange gains or losses, step accounting impacts, our Australian styrenics business, results of our former U.S. butadiene and MTBE business and other non-operating income (expense).

(3)                                  The operating results of our polymers and base chemicals businesses are classified as discontinued operations, and, accordingly, the revenues of these businesses are excluded for all periods presented. The EBITDA of our polymers business is included in the Polymers segment EBITDA

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

30. OPERATING SEGMENT INFORMATION (Continued)

and the EBITDA of our base chemicals business is included in the Base Chemicals segment EBITDA for all periods presented. For more information, see “Note 3. Discontinued Operations.”

	December 31,
	2008	2007	2006
By Geographic Area
Revenues:
United States	$5,019	$4,788	$5,080
Netherlands	2,401	2,173	1,947
Other nations	6,113	6,038	4,262
Eliminations	(3,318)	(3,348)	(2,558)
Total	$10,215	$9,651	$8,731

Long-lived assets(1):
Huntsman Corporation
United States	$1,601	$1,533
Netherlands	390	403
Other nations	1,658	1,827
Total	$3,649	$3,763

Huntsman International
United States	$1,418	$1,327
Netherlands	390	403
Other nations	1,658	1,826
Total	$3,466	$3,556

(1)                                  Long lived assets are made up of property, plant and equipment.

31. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS—HUNTSMAN INTERNATIONAL

The following condensed consolidating financial statements present, in separate columns, financial information for the following: Huntsman International LLC (on a parent only basis), with its investment in subsidiaries recorded under the equity method; the Guarantors on a combined, and where appropriate, consolidated basis; and the non-guarantors on a combined, and where appropriate, consolidated basis. Additional columns present eliminating adjustments and consolidated totals as of December 31, 2008 and 2007 and for the years ended December 31, 2008, 2007 and 2006. There are no contractual restrictions limiting transfers of cash from guarantor subsidiaries to Huntsman International. Each of the Guarantors is 100% owned by Huntsman International and has fully and unconditionally guaranteed Huntsman International’s outstanding notes on a joint and several basis.

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

31. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS—HUNTSMAN INTERNATIONAL (Continued)

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATING BALANCE SHEETS

AS OF DECEMBER 31, 2008

(Dollars in Millions)

	Parent Company	Guarantors	Non-guarantors	Eliminations	Consolidated Huntsman International LLC
ASSETS
Current assets:
Cash and cash equivalents	$—	$3	$84	$—	$87
Restricted cash	—	—	5	—	5
Accounts and notes receivable, net	19	114	772	—	905
Accounts receivable from affiliates	350	1,819	38	(2,192)	15
Inventories, net	103	198	1,207	(8)	1,500
Prepaid expenses	14	29	21	(19)	45
Deferred income taxes	9	—	21	(9)	21
Other current assets	61	2	92	(56)	99
Total current assets	556	2,165	2,240	(2,284)	2,677
Property, plant and equipment, net	477	924	2,062	3	3,466
Investment in affiliates	4,883	1,367	118	(6,101)	267
Intangible assets, net	103	—	54	—	157
Goodwill	—	87	9	(4)	92
Deferred income taxes	168	9	273	(58)	392
Notes receivable from affiliates	319	1,470	9	(1,789)	9
Other noncurrent assets	47	145	172	—	364
Total assets	$6,553	$6,167	$4,937	$(10,233)	$7,424

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$20	$175	$533	$—	$728
Accounts payable to affiliates	1,567	265	375	(2,191)	16
Accrued liabilities	91	155	389	(75)	560
Deferred income tax	—	35	10	(10)	35
Note payable to affiliate	423	—	—	—	423
Current portion of long-term debt	39	—	166	—	205
Total current liabilities	2,140	630	1,473	(2,276)	1,967
Long-term debt	3,303	12	127	—	3,442
Notes payable to affiliates	—	282	1,513	(1,789)	6
Deferred income taxes	2	2	65	—	69
Other noncurrent liabilities	211	175	635	—	1,021
Total liabilities	5,656	1,101	3,813	(4,065)	6,505

Equity
Huntsman International LLC members’ equity:
Members’ equity	2,865	4,685	1,716	(6,401)	2,865
Subsidiary preferred stock	—	1	1	(2)	—
(Accumulated deficit) retained earnings	(1,414)	499	(111)	(388)	(1,414)
Accumulated other comprehensive loss	(554)	(119)	(499)	618	(554)
Total Huntsman International LLC members’ equity	897	5,066	1,107	(6,173)	897
Noncontrolling interests in subsidiaries	—	—	17	5	22
Total equity	897	5,066	1,124	(6,168)	919
Total liabilities and equity	$6,553	$6,167	$4,937	$(10,233)	$7,424

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

31. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS—HUNTSMAN INTERNATIONAL (Continued)

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATING BALANCE SHEETS

AS OF DECEMBER 31, 2007

(Dollars in Millions)

	Parent Company	Guarantors	Non-guarantors	Eliminations	Consolidated Huntsman International LLC
ASSETS
Current assets:
Cash and cash equivalents	$11	$6	$137	$—	$154
Accounts and notes receivable, net	30	212	1,011	—	1,253
Accounts receivable from affiliates	1,528	2,439	532	(4,306)	193
Inventories, net	96	234	1,130	(8)	1,452
Prepaid expenses	6	27	24	(20)	37
Deferred income taxes	9	46	18	1	74
Other current assets	10	1	102	—	113
Total current assets	1,690	2,965	2,954	(4,333)	3,276

Property, plant and equipment, net	471	838	2,245	2	3,556
Investment in affiliates	5,345	1,597	115	(6,829)	228
Intangible assets, net	128	1	48	—	177
Goodwill	—	87	9	(3)	93
Deferred income taxes	85	16	211	(12)	300
Notes receivable from affiliates	518	1,726	9	(2,244)	9
Other noncurrent assets	57	98	301	—	456
Total assets	$8,294	$7,328	$5,892	$(13,419)	$8,095

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$41	$258	$706	$—	$1,005
Accounts payable to affiliates	2,682	708	931	(4,306)	15
Accrued liabilities	101	238	462	(20)	781
Deferred income tax	—	—	3	—	3
Current portion of long-term debt	27	—	42	—	69
Total current liabilities	2,851	1,204	2,144	(4,326)	1,873

Long-term debt	3,343	—	157	—	3,500
Notes payable to affiliates	28	477	1,744	(2,244)	5
Deferred income taxes	2	11	122	(11)	124
Other noncurrent liabilities	181	122	374	—	677
Total liabilities	6,405	1,814	4,541	(6,581)	6,179

Equity
Huntsman International LLC members’ equity:
Members’ equity	2,845	4,673	1,296	(5,969)	2,845
Subsidiary preferred stock	—	2	1	(3)	—
(Accumulated deficit) retained earnings	(1,143)	383	(3)	(380)	(1,143)
Accumulated other comprehensive income	187	456	38	(494)	187
Total Huntsman International LLC members’ equity	1,889	5,514	1,332	(6,846)	1,889
Noncontrolling interests in subsidiaries	—	—	19	8	27
Total equity	1,889	5,514	1,351	(6,838)	1,916
Total liabilities and equity	$8,294	$7,328	$5,892	$(13,419)	$8,095

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

31. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS—HUNTSMAN INTERNATIONAL (Continued)

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2008

(Dollars in Millions)

	Parent Company	Guarantors	Nonguarantors	Eliminations	Consolidated Huntsman International LLC
Revenues:
Trade sales, services and fees	$869	$2,778	$6,470	$—	$10,117
Related party sales	337	442	1,080	(1,761)	98
Total revenues	1,206	3,220	7,550	(1,761)	10,215
Cost of goods sold	1,006	2,869	6,806	(1,747)	8,934

Gross profit	200	351	744	(14)	1,281
Selling, general and administrative	109	132	641	(1)	881
Research and development	53	31	70	—	154
Other operating (income) expense	(15)	55	(13)	—	27
Restructuring, impairment and plant closing costs	—	—	36	—	36

Operating income	53	133	10	(13)	183
Interest (expense) income, net	(231)	106	(139)	—	(264)
Gain (loss) on accounts receivable securitization program	6	(10)	(23)	—	(27)
Equity in income (loss) of investment in affiliates and subsidiaries	106	(45)	14	(61)	14
Other (expense) income	(14)	—	1	13	—
(Loss) income from continuing operations before income taxes	(80)	184	(137)	(61)	(94)
Income tax benefit (expense)	119	(77)	16	(56)	2
Income (loss) from continuing operations	39	107	(121)	(117)	(92)
(Loss) income from discontinued operations, net of tax	(1)	119	(1)	—	117
Extraordinary gain on the acquisition of a business, net of tax	—	—	14	—	14
Net income (loss)	38	226	(108)	(117)	39
Less net income attributable to noncontrolling interests	—	—	(1)	—	(1)
Net income (loss) attributable to Huntsman International LLC	$38	$226	$(109)	$(117)	$38

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

31. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS—HUNTSMAN INTERNATIONAL (Continued)

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2007

(Dollars in Millions)

	Parent Company	Guarantors	Non-guarantors	Eliminations	Consolidated Huntsman International LLC
Revenues:
Trade sales, services and fees	$934	$2,420	$6,126	$—	$9,480
Related party sales	484	450	1,007	(1,770)	171
Total revenues	1,418	2,870	7,133	(1,770)	9,651
Cost of goods sold	1,084	2,528	6,247	(1,764)	8,095

Gross profit	334	342	886	(6)	1,556
Selling, general and administrative	140	120	612	(1)	871
Research and development	45	33	67	—	145
Other operating expense (income)	36	(121)	30	—	(55)
Restructuring, impairment and plant closing (credits) costs	—	(1)	43	—	42

Operating income	113	311	134	(5)	553
Interest expense, net	(64)	(95)	(128)	—	(287)
Gain (loss) on accounts receivable securitization program	9	(9)	(21)	—	(21)
Equity in (loss) income of investment in affiliates and subsidiaries	(79)	51	13	28	13
Other (expense) income	(6)	6	2	(5)	(3)
(Loss) income from continuing operations before income taxes	(27)	264	—	18	255
Income tax benefit (expense)	29	(93)	23	—	(41)
Income from continuing operations	2	171	23	18	214
(Loss) income from discontinued operations, net of tax	(12)	(231)	15	—	(228)
Extraordinary loss on the acquisition of a business, net of tax	(2)	—	(5)	—	(7)
Net (loss) income	(12)	(60)	33	18	(21)
Less net loss attributable to noncontrolling interests	—	—	9	—	9
Net (loss) income attributable to Huntsman International LLC	$(12)	$(60)	$42	$18	$(12)

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

31. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS—HUNTSMAN INTERNATIONAL (Continued)

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2006

(Dollars in Millions)

	Parent Company	Guarantors	Non-guarantors	Eliminations	Consolidated Huntsman International LLC
Revenues:
Trade sales, services and fees	$921	$2,689	$5,012	$—	$8,622
Related party sales	310	350	913	(1,464)	109
Total revenues	1,231	3,039	5,925	(1,464)	8,731
Cost of goods sold	912	2,681	5,154	(1,455)	7,292

Gross Profit	319	358	771	(9)	1,439
Selling, general and administrative	133	120	508	—	761
Research and development	37	30	48	—	115
Other operating expense (income)	58	(160)	(12)	—	(114)
Restructuring, impairment and plant closing costs	—	3	12	—	15

Operating income	91	365	215	(9)	662
Interest expense, net	(138)	(82)	(135)	—	(355)
Gain (loss) on accounts receivable securitization program	13	(10)	(16)	—	(13)
Equity in income (loss) of investment in affiliates and subsidiaries	302	(20)	4	(282)	4
Other (expense) income	(42)	11	—	(6)	(37)
Income from continuing operations before income taxes	226	264	68	(297)	261
Income tax benefit	7	9	15	—	31
Income from continuing operations	233	273	83	(297)	292
Income (loss) from discontinued operations, net of tax	3	68	(182)	—	(111)
Extraordinary (loss) gain on the acquisition of a business, net of tax	(2)	—	58	—	56
Net income (loss)	234	341	(41)	(297)	237
Less net income attributable to noncontrolling interests	—	(40)	(1)	38	(3)
Net income (loss) attributable to Huntsman International LLC	$234	$301	$(42)	$(259)	$234

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

31. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS—HUNTSMAN INTERNATIONAL (Continued)

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31, 2008

(Dollars in Millions)

	Parent Company	Guarantors	Nonguarantors	Eliminations	Consolidated Huntsman International LLC
Net cash (used in) provided by operating activities	$(320)	$649	$(290)	$—	$39

Investing activities:
Capital expenditures	(50)	(154)	(214)	—	(418)
Acquisition of business, net of cash acquired and post-closing adjustments	—	—	(2)	—	(2)
Proceeds from sale of assets, net of adjustments	—	(28)	2	—	(26)
Decrease in receivable from affiliate	406	46	—	(273)	179
Investment in affiliate	(164)	(426)	—	546	(44)
Cash received from affiliate	—	10	—	—	10
Change in restricted cash	—	—	(8)	—	(8)
Other, net	—	(3)	(2)	—	(5)
Net cash provided by (used in) investing activities	192	(555)	(224)	273	(314)

Financing activities:
Net borrowings under revolving loan facilities	8	—	3	—	11
Net borrowings on overdraft facilities and other short-term debt	—	—	8	—	8
Repayments of long-term debt	(1)	—	(10)	—	(11)
Proceeds from long-term debt	1	10	90	—	101
Issuance of note payable to affiliate	423	—	—	—	423
Intercompany (repayments) borrowings	—	(227)	(46)	273	—
Borrowings on notes payable	41	—	7	—	48
Repayments of notes payable	(44)	—	(11)	—	(55)
Contribution from parent, net	—	120	426	(546)	—
Dividends paid	(306)	—	—	—	(306)
Debt issuance costs paid	(5)	—	—	—	(5)
Other, net	—	—	(1)	—	(1)
Net cash provided by (used in) financing activities	117	(97)	466	(273)	213
Effect of exchange rate changes on cash	—	—	(5)	—	(5)
Decrease in cash and cash equivalents	(11)	(3)	(53)	—	(67)
Cash and cash equivalents at beginning of period	11	6	137	—	154
Cash and cash equivalents at end of period	$—	$3	$84	$—	$87

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

31. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS—HUNTSMAN INTERNATIONAL (Continued)

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOW

YEAR ENDED DECEMBER 31, 2007

(Dollars in Millions)

	Parent Company	Guarantors	Non-Guarantors	Eliminations	Consolidated Huntsman International LLC
Net cash (used in) provided by operating activities	$(1,378)	$1,356	$85	$(6)	$57

Investing activities:
Capital expenditures	(42)	(313)	(310)	—	(665)
Acquisition of business, net of cash acquired and post-closing adjustments	(8)	—	21	—	13
Proceeds from sale of businesses/assets	348	486	16	—	850
Decrease (increase) in receivable from affiliate	1,234	(83)	—	(1,329)	(178)
Investment in affiliate	—	(16)	(12)	11	(17)
Cash received from affiliate	19	—	4	(19)	4
Other, net	—	—	1	—	1
Net cash provided by (used in) investing activities	1,551	74	(280)	(1,337)	8

Financing activities:
Net repayments under revolving loan facilities	—	—	(17)	—	(17)
Net borrowings on overdraft facilities and other short-term debt	—	—	15	—	15
Repayments of long-term debt	(413)	—	(9)	—	(422)
Proceeds from long-term debt	249	—	17	—	266
Intercompany (repayments) borrowings	—	(1,412)	83	1,329	—
Borrowings on notes payable	47	—	6	—	53
Repayments of notes payable	(57)	—	—	—	(57)
Debt issuance costs paid	(5)	—	—	—	(5)
Call premiums related to early extinguishment of debt	(1)	—	—	—	(1)
Dividends paid	—	(6)	—	6	—
Other, net	—	(6)	(3)	8	(1)
Net cash (used in) provided by financing activities	(180)	(1,424)	92	1,343	(169)
Effect of exchange rate changes on cash	—	—	12	—	12
(Decrease) increase in cash and cash equivalents	(7)	6	(91)	—	(92)
Cash and cash equivalents at beginning of period	18	—	228	—	246
Cash and cash equivalents at end of period	$11	$6	$137	$—	$154

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

31. CONDENSED CONSOLIDATING FINANCIAL STATEMENTS—HUNTSMAN INTERNATIONAL (Continued)

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOW

YEAR ENDED DECEMBER 31, 2006

(Dollars in Millions)

	Parent Company	Guarantors	Non- Guarantors	Eliminations	Consolidated Huntsman International LLC
Net cash provided by (used in) operating activities	$1,497	$(981)	$376	$(9)	$883

Investing activities:
Capital expenditures	(31)	(113)	(406)	—	(550)
Acquisition of business, net of cash acquired and post-closing adjustments	(10)	—	(167)	—	(177)
Proceeds from sale of business/assets	—	201	694	—	895
(Increase) decrease in receivable from affiliate	(1,191)	425	—	766	—
Investment in affiliate	—	(8)	(14)	8	(14)
Cash received from affiliate	714	2	—	(714)	2
Other, net	—	—	3	—	3
Net cash (used in) provided by investing activities	(518)	507	110	60	159

Financing activities:
Net repayments under revolving loan facilities	—	—	(6)	—	(6)
Net repayments on overdraft facilities and other short-term debt	—	—	(7)	—	(7)
Repayments of long-term debt	(1,755)	(9)	(20)	—	(1,784)
Proceeds from long-term debt	810	—	62	—	872
Intercompany borrowings (repayments)	—	487	(425)	(62)	—
Borrowings on notes payable	67	—	7	—	74
Repayments of notes payable	(50)	(1)	(9)	—	(60)
Debt issuance costs paid	(13)	—	—	—	(13)
Call premiums related to early extinguishment of debt	(30)	—	—	—	(30)
Contribution from noncontrolling interest shareholder	—	—	6	—	6
Dividends paid	—	(11)	—	11	—
Other, net	—	—	4	—	4
Net cash (used in) provided by financing activities	(971)	466	(388)	(51)	(944)
Effect of exchange rate changes on cash	—	—	15	—	15
Increase (decrease) in cash and cash equivalents	8	(8)	113	—	113
Cash and cash equivalents at beginning of period	10	8	115	—	133
Cash and cash equivalents at end of period	$18	$—	$228	$—	$246

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

32. SELECTED UNAUDITED QUARTERLY FINANCIAL DATA

A summary of selected unaudited quarterly financial data for the years ended December 31, 2008 and 2007 is as follows (dollars in millions):

Huntsman Corporation

	Three months ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008
Revenues	$2,540	$2,896	$2,731	$2,048
Gross profit	367	381	351	165
Restructuring, impairment and plant closing costs	4	1	3	28
Income (loss) from continuing operations(a)(b)	12	13	(21)	475
Income (loss) before extraordinary gain	11	18	(20)	587
Net income (loss)	11	27	(19)	591
Net income (loss) attributable to Huntsman Corporation	7	24	(20)	598

Basic income (loss) per share:
Income (loss) from continuing operations attributable to Huntsman Corporation common stockholders(a)(b)	0.04	0.04	(0.10)	2.06
Income (loss) before extraordinary gain attributable to Huntsman Corporation common stockholders	0.03	0.06	(0.10)	2.55
Net income (loss) attributable to Huntsman Corporation common stockholders	0.03	0.10	(0.09)	2.56

Diluted income (loss) per share:
Income (loss) from continuing operations attributable to Huntsman Corporation common stockholders(a)(b)	0.03	0.04	(0.10)	2.04
Income (loss) before extraordinary gain attributable to Huntsman Corporation common stockholders	0.03	0.06	(0.10)	2.52
Net income (loss) attributable to Huntsman Corporation common stockholders	0.03	0.10	(0.09)	2.53

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

32. SELECTED UNAUDITED QUARTERLY FINANCIAL DATA (Continued)

	Three months ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007
Revenues	$2,252	$2,471	$2,424	$2,504
Gross profit	391	388	400	361
Restructuring, impairment and plant closing costs	11	13	10	8
Income (loss) from continuing operations	48	51	(139)	83
Income (loss) before extraordinary loss	45	(74)	(153)	8
Net income (loss)	47	(82)	(153)	7
Net income (loss) attributable to Huntsman Corporation	47	(71)	(150)	2

Basic income (loss) per share:
Income from continuing operations attributable to Huntsman Corporation common stockholders	0.21	0.28	(0.62)	0.35
Income (loss) before extraordinary loss attributable to Huntsman Corporation common stockholders	0.20	(0.28)	(0.68)	0.01
Net income (loss) attributable to Huntsman Corporation common stockholders	0.21	(0.32)	(0.68)	0.01

Diluted income (loss) per share:
Income (loss) from continuing operations attributable to Huntsman Corporation common stockholders	0.20	0.27	(0.62)	0.33
Income (loss) before extraordinary loss attributable to Huntsman Corporation common stockholders	0.19	(0.27)	(0.68)	0.01
Net income (loss) attributable to Huntsman Corporation common stockholders	0.20	(0.30)	(0.68)	0.01

Huntsman International

	Three months ended
	March 31, 2008	June 30, 2008	September 30, 2008	December 31, 2008
Revenues	$2,540	$2,896	$2,731	$2,048
Gross profit	371	386	355	169
Restructuring, impairment and plant closing costs	4	1	3	28
Income (loss) from continuing operations(b)	17	21	8	(138)
Income (loss) before extraordinary gain	16	26	9	(26)
Net income (loss)	16	34	10	(21)
Net income (loss) attributable to Huntsman International LLC	12	31	9	(14)

HUNTSMAN CORPORATION AND SUBSIDIARIES

HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

32. SELECTED UNAUDITED QUARTERLY FINANCIAL DATA (Continued)

	Three months ended
	March 31, 2007	June 30, 2007	September 30, 2007	December 31, 2007
Revenues	$2,252	$2,471	$2,424	$2,504
Gross profit	393	394	405	364
Restructuring, impairment and plant closing costs	11	13	10	8
Income from continuing operations	37	32	59	86
Income (loss) before extraordinary loss	34	(93)	45	—
Net income (loss)	36	(102)	45	—
Net income (loss) attributable to Huntsman International LLC	36	(91)	48	(5)

(a)

Included in our income from continuing operations for the three months ended December 31, 2008, was pretax income of $815 million associated with the Merger. For more information, see “Note 21. Income (Expenses) Associated with the Merger.”

(b)

Included in our and Huntsman International’s income from continuing operations for the three months ended December 31, 2008, was a pretax gain of $175 million resulting from a partial fire insurance settlement. For more information, see “Note 24. Casualty Losses and Insurance Recoveries.”

33. SUBSEQUENT EVENTS

On February 5, 2009, our board of directors declared a $0.10 per share cash dividend, payable on March 31, 2009, to stockholders of record as of March 16, 2009.

On January 22, 2009, our board of directors approved and we announced plans to close our titanium dioxide plant located in Grimsby, U.K. The Grimsby plant is our Pigments segment’s oldest and least efficient manufacturing plant and has annual production capacity of 40,000 tons of titanium dioxide. Pigments production at this plant, which had a net book value of approximately $32 million at December 31, 2008, is expected to cease during the first quarter of 2009. Approximately 200 full-time employees and contractors work at this site.

HUNTSMAN CORPORATION (PARENT ONLY)

Schedule I—Condensed Financial Information of Registrant

HUNTSMAN CORPORATION (Parent Only)

BALANCE SHEETS

(Dollars in Millions)

	December 31,
	2008	2007
ASSETS
Cash and cash equivalents	$570	$—
Note receivable from affiliate	423	—
Investment in government securities (restricted as to use)	—	4
Total current assets	993	4
Investment in and advances to affiliates	903	2,112
Total assets	$1,896	$2,116

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$4	$—
Payable to affiliate	7	184
Dividends payable	—	4
Accrued liabilities	40	100
Total current liabilities	51	288
Long-term debt	235	—
Other long term liabilities	—	2
Total liabilities	286	290

STOCKHOLDERS’ EQUITY
Common stock, $0.01 par value, 1,200,000,000 shares authorized, 234,430,334 and 222,012,474 issued and 233,553,515 and 221,036,190 outstanding in 2008 and 2007, respectively	2	2
Mandatory convertible preferred stock, $0.01 par value, 100,000,000 shares authorized, and 5,750,000 issued and outstanding in 2007	—	288
Additional paid-in capital	3,141	2,831
Unearned stock-based compensation	(13)	(12)
Accumulated deficit	(1,031)	(1,540)
Accumulated other comprehensive (loss) income	(489)	257
Total stockholders’ equity	1,610	1,826
Total liabilities and stockholders’ equity	$1,896	$2,116

This statement should be read in conjunction with the notes to the consolidated financial statements.

HUNTSMAN CORPORATION (Parent Only)

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Dollars in Millions)

	Year ended December 31,
	2008	2007	2006
Selling, general and administrative	$(3)	$(4)	$(5)
Interest income	—	1	1
Equity in (loss) income of subsidiaries	(474)	41	234
Dividend income—affiliate	306	—	—
Income (expenses) associated with the Merger	780	(210)	—
Net income (loss)	$609	$(172)	$230
Net income (loss)	$609	$(172)	$230
Other comprehensive (loss) income from subsidiaries	(746)	318	149
Comprehensive (loss) income	$(137)	$146	$379

This statement should be read in conjunction with the notes to the consolidated financial statements.

HUNTSMAN CORPORATION (Parent Only)

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(Dollars in Millions)

	Shares							Accumulated
	Common Stock	Mandatory convertible preferred stock	Common stock	Mandatory convertible preferred stock	Additional paid-in capital	Unearned stock-based compensation	Accumulated deficit	other comprehensive (loss) income	Total
Balance, January 1, 2006	220,451,484	5,750,000	$2	$288	$2,780	$(12)	$(1,506)	$(31)	$1,521
Net income	—	—	—	—	—	—	230	—	230
Other comprehensive income	—	—	—	—	—	—	—	149	149
Issuance of nonvested stock awards	—	—	—	—	9	(9)	—	—	—
Vesting of stock awards	278,531	—	—	—	—	—	—	—	—
Recognition of stock-based compensation	—	—	—	—	9	8	—	—	17
Cumulative effect of adoption of SFAS No. 158, net of tax	—	—	—	—	—	—	—	(179)	(179)
Repurchase and cancellation of stock awards	(77,586)	—	—	—	—	—	(2)	—	(2)
Balance, December 31, 2006	220,652,429	5,750,000	2	288	2,798	(13)	(1,278)	(61)	1,736
Net loss	—	—	—	—	—	—	(172)	—	(172)
Other comprehensive income	—	—	—	—	—	—	—	318	318
Issuance of nonvested stock awards	—	—	—	—	10	(10)	—	—	—
Vesting of stock awards	393,555	—	—	—	—	—	—	—	—
Stock options exercised	99,332	—	—	—	2	—	—	—	2
Recognition of stock-based compensation	—	—	—	—	13	11	—	—	24
Repurchase and cancellation of stock awards	(109,126)	—	—	—	—	—	(2)	—	(2)
Dividends declared on common stock	—	—	—	—	—	—	(88)	—	(88)
Reversal of valuation allowance on deferred tax assets related to previous equity transactions	—	—	—	—	8	—	—	—	8
Balance, December 31, 2007	221,036,190	5,750,000	2	288	2,831	(12)	(1,540)	257	1,826
Net income	—	—	—	—	—	—	609	—	609
Other comprehensive loss	—	—	—	—	—	—	—	(746)	(746)
Issuance of nonvested stock awards	—	—	—	—	12	(12)	—	—	—
Vesting of stock awards	594,908	—	—	—	1	—	—	—	1
Recognition of stock-based compensation	—	—	—	—	9	11	—	—	20
Repurchase and cancellation of stock awards	(160,058)	—	—	—	—	—	(4)	—	(4)
Preferred stock conversion	12,082,475	(5,750,000)	—	(288)	288	—	—	—	—
Effect of adoption of SFAS No. 158, net of tax	—	—	—	—	—	—	(3)	—	(3)
Dividends declared on common stock	—	—	—	—	—	—	(93)	—	(93)
Balance, December 31, 2008	233,553,515	—	$2	$—	$3,141	$(13)	$(1,031)	$(489)	$1,610

This statement should be read in conjunction with the notes to the consolidated financial statements.

HUNTSMAN CORPORATION (Parent Only)

STATEMENTS OF CASH FLOWS

(Dollars in Millions)

	Year ended December 31,
	2008	2007	2006
Operating Activities:
Net income (loss)	$609	$(172)	$230
Equity in loss (income) of subsidiaries	474	(41)	(234)
Changes in operating assets and liabilities	(49)	104	6
Net cash provided by (used in) operating activities	1,034	(109)	2
Investing Activities:
Loan to affiliate	(423)	—	—
Proceeds from maturity of government securities (restricted as to use)	4	14	14
Net cash (used in) provided by investing activities	(419)	14	14
Financing Activities:
Proceeds from issuance of Convertible Note	235	—	—
Dividends paid to preferred stockholders	(4)	(14)	(14)
Dividends paid to common stockholders	(93)	(88)	—
Repurchase and cancellation of stock awards	(4)	—	—
Stock options exercised	—	2	—
(Decrease) increase payable to affiliates	(179)	178	5
Net cash (used in) provided by financing activities	(45)	78	(9)
Increase (decrease) in cash and cash equivalents	570	(17)	7
Cash and cash equivalents at beginning of period	—	17	10
Cash and cash equivalents at end of period	$570	$—	$17

This statement should be read in conjunction with the notes to the consolidated financial statements.

HUNTSMAN CORPORATION AND SUBSIDIARIES

Schedule II—Valuation and Qualifying Accounts

(Dollars in Millions)

Column A	Column B	Column C		Column D	Column E
		Additions
Description	Balance at Beginning of Period	Charged to cost and expenses	Charged to other accounts	Deductions	Balance at End of Period
Allowance for Doubtful Accounts:
Year ended December 31, 2008	$43	$6	$(2)	$—	$47
Year ended December 31, 2007	$39	$3	$1	$—	$43
Year ended December 31, 2006	$34	$6	$—	$(1)	$39

 HUNTSMAN INTERNATIONAL LLC AND SUBSIDIARIES

Schedule II—Valuation and Qualifying Accounts

(Dollars in Millions)

Column A	Column B	Column C		Column D	Column E
		Additions
Description	Balance at Beginning of Period	Charged to cost and expenses	Charged to other accounts	Deductions	Balance at End of Period
Allowance for Doubtful Accounts:
Year ended December 31, 2008	$43	$6	$(2)	$—	$47
Year ended December 31, 2007	$39	$3	$1	$—	$43
Year ended December 31, 2006	$34	$6	$—	$(1)	$39